                                                                    EXHIBIT 2.0









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                            SHARE EXCHANGE AGREEMENT

                                  by and among

                         QUINTILES TRANSNATIONAL CORP.,

                                INNOVEX  LIMITED

                                      and

                      THE SHAREHOLDERS OF INNOVEX  LIMITED

                          Dated as of October 4, 1996





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

                               TABLE OF CONTENTS


ARTICLE I . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

THE EXCHANGE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.1.    Exchange of Shares and Related Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.2.    Exchange Ratio . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         1.3.    Issuance Into Escrow . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         1.4.    Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         1.5.    Accounting and Tax Treatment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         1.6.    Transaction Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS AND INNOVEX        . . . . . . . . . . . . . . . . . . . . . . . .   5
         2.1.    Ownership of Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         2.2.    Existence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         2.3.    Share Capital  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         2.4.    Power and Authority of Innovex . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         2.5.    Subsidiaries and Investments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         2.6.    Financial Statements; No Material Changes; Budget and Projections  . . . . . . . . . . . . . . . . .   7
         2.7.    Books and Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         2.8.    Title to Properties; Encumbrances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         2.9.    Tangible Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         2.10.   Real Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         2.11.   Leases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         2.12.   Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         2.13.   No Conflicts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         2.14.   Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         2.15.   Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         2.16.   Liabilities; Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         2.17.   Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         2.18.   Intellectual Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         2.19.   Licenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         2.20.   Compliance with Laws, etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         2.21.   Employee Relations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         2.22.   Pension Schemes and Benefit Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         2.23.   Environmental Matters and Regulations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         2.24.   Interests in Clients, Suppliers, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         2.25.   No Changes Since Innovex Balance Sheet Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         2.26.   Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         2.27.   Broker's or Finder's Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         2.28.   Absence of Certain Conditions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         2.29.   FDA Debarment and Disqualification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF QUINTILES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         3.1.    Existence of Quintiles . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         3.2.    Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24





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
         3.3.    Power and Authority of Quintiles . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         3.4.    SEC Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         3.5.    Financial Statements; No Material Changes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         3.6.    Books and Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         3.7.    Title to Properties; Encumbrances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         3.8.    Real Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         3.9.    No Conflicts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         3.10.   Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         3.11.   Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         3.12.   Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         3.13.   Compliance with Laws, etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         3.14.   U.S. ERISA Representations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         3.15.   No Changes Since June 30, 1996 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         3.16.   Broker's or Finder's Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         3.17.   Opinions of Financial Advisors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         3.18.   Absence of Certain Conditions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

ARTICLE IV
CERTAIN PRE-CLOSING AND RELATED COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         4.1.    Conduct of Business of Innovex and Innovex Subsidiaries  . . . . . . . . . . . . . . . . . . . . . .  32
         4.2.    Exclusive Dealing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         4.3.    Access to Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         4.4.    Conduct of Business of Quintiles and Quintiles Subsidiaries  . . . . . . . . . . . . . . . . . . . .  34
         4.5.    Proxy Statement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         4.6.    Pooling Letter . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         4.7.    Redemption of Loan Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         4.8.    Directors' and Officers' Indemnification and Insurance . . . . . . . . . . . . . . . . . . . . . . .  36
         4.9.    Tax Covenant.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         4.10.   Innovex Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         4.11.   Reorganization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         4.12.   Best Efforts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

ARTICLE V
CONDITIONS TO QUINTILES' OBLIGATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         5.1.    Opinion of the Shareholders' and Innovex's Counsel . . . . . . . . . . . . . . . . . . . . . . . . .  38
         5.2.    Truth of Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         5.3.    Performance of Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         5.4.    No Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         5.5.    Opinions of Accountants (Pooling of Interests) . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         5.6.    Opinions of Accountants (Tax Opinion)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         5.7.    Governmental and Other Approvals and Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         5.8.    Escrow Agreement.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         5.9.    Employment Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         5.10.   Termination of Certain Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         5.11.   Comfort Letter . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         5.12.   Registration Rights Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         5.13.   Conversion to Private Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         5.14.   No Material Adverse Change . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40





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
ARTICLE VI
CONDITIONS TO THE SHAREHOLDERS' OBLIGATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         6.1.    Opinion of Quintiles' Counsel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         6.2.    Truth of Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         6.3.    Governmental and Other Approvals and Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         6.4.    Employment Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         6.5.    Registration Rights Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         6.6.    Performance of Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         6.7.    Tax Letter . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         6.8.    No Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         6.9.    Opinions of Accountants (Pooling of Interests) . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         6.10.   No Material Adverse Change . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

ARTICLE VII
CERTAIN COVENANTS AND AGREEMENTS OF THE PARTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         7.1.    Non-Interference; Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         7.2.    Placement and Stock Transfer Restrictions and Related Matters  . . . . . . . . . . . . . . . . . . .  44
         7.3.    Non-Solicitation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         7.4.    Management Issues  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         7.5.    No Acquisition of Quintiles Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         7.6.    Cooperation with Securities Filings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         7.7.    Nasdaq National Market Listing.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53

ARTICLE VIII
SURVIVAL OF REPRESENTATIONS; INDEMNITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         8.1.    Survival of Representations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         8.2.    Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54

ARTICLE IX
MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         9.1.    Definitions of Certain Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         9.2.    Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         9.3.    Remedies Not Exclusive . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         9.4.    Governing Law; Submission to Jurisdiction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         9.5.    Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         9.6.    Captions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         9.7.    Publicity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         9.8.    Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         9.9.    Parties in Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         9.10.   Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         9.11.   Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         9.12.   Construction of Certain Disclosures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         9.13.   Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         9.14.   Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         9.15.   Third Party Beneficiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         9.16.   Termination of Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61





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
EXHIBITS

         A       Shareholder and Exchange Information
         B       Form of Escrow Agreement
         C       Form of Registration Rights Agreement

SCHEDULES

         2.1     Ownership of Stock
         2.3     Outstanding Stock Acquisition Rights
         2.5     Subsidiaries and Investments (Innovex)
         2.6     Material Intercompany Transactions
         2.7     Books and Records (Innovex)
         2.8     Title to Properties; Encumbrances (Innovex)
         2.10    Real Property (Innovex)
         2.11    Leases
         2.12    Contracts
         2.13    No Conflicts (Shareholders and Innovex)
         2.14    Litigation (Shareholders and Innovex)
         2.15    Taxes (Innovex)
         2.16    Liabilities; Indebtedness
         2.17    Insurance (Innovex)
         2.18    Intellectual Property
         2.19    Licenses
         2.20    Compliance with Laws, etc. (Innovex)
         2.21    Employee Relations
         2.22    Pension Schemes and Benefit Plans
         2.23    Environmental Matters and Regulations
         2.24    Interests in Clients, Suppliers, etc.
         2.25    Changes Since Innovex Balance Sheet Date
         2.26    Disclosure
         2.27    Broker's or Finder's Fees (Shareholders and Innovex)

         3.2     Capitalization
         3.7     Title to Properties; Encumbrances (Quintiles)
         3.8     Real Property (Quintiles)
         3.9     No Conflicts (Quintiles)
         3.10    Litigation (Quintiles)
         3.11    Taxes (Quintiles)
         3.12    Insurance (Quintiles)
         3.14    Benefit Plans (Quintiles)
         3.15    Changes Since June 30, 1996 (Quintiles)
         3.16    Broker's or Finder's Fees (Quintiles)

         5.10    Contracts to be Terminated
         7.2(a)  Certain Other Agreements

                            SHARE EXCHANGE AGREEMENT

         THIS SHARE EXCHANGE AGREEMENT (this "Agreement") is made and dated as of October 4, 1996 by and among QUINTILES TRANSNATIONAL CORP., a North Carolina corporation ("Quintiles"), INNOVEX LIMITED, a company organized under the laws of England and Wales with limited liability and having the registered number 3127220 ("Innovex"), and the shareholders of Innovex listed in Exhibit A attached hereto (each a "Shareholder," and collectively the "Shareholders"). Capitalized terms used in this Agreement and not otherwise defined are defined in Section 9.1 below.

                                  WITNESSETH:

         WHEREAS, the parties hereto desire for Quintiles and Innovex to engage in, and the Boards of Directors of Quintiles and Innovex have approved, the exchange of all of Innovex's issued and outstanding ordinary and preferred ordinary share capital for shares of Common Stock of Quintiles (the "Exchange") upon the terms and subject to the conditions set forth herein; and

         WHEREAS, the Shareholders are the owners of all of the issued and outstanding share capital of Innovex;

         NOW, THEREFORE, in consideration of the premises, covenants and agreements set forth in this Agreement and of other good and valuable consideration, the receipt and legal sufficiency of which they hereby acknowledge, and intending to be legally bound hereby, Quintiles, Innovex and the Shareholders hereby agree as follows:


                                   ARTICLE I
                                  THE EXCHANGE

         1.1. Exchange of Shares and Related Transactions. Subject to the terms and conditions set forth in this Agreement, at the Closing (as defined in Section 1.4 below):

                 (a) Exchange of Innovex Shares. Each Shareholder shall sell, assign, transfer and deliver to Quintiles (or to an Affiliate of Quintiles if so directed by Quintiles) the number of Ordinary Shares (if any) and Preferred Ordinary Shares (if any) (each as defined in Section 2.3 below) owned by such Shareholder, as set forth opposite such Shareholder's name on Exhibit A attached hereto (all such Ordinary Shares and Preferred Ordinary Shares of Innovex, collectively, the "Innovex Shares"), free and clear of all Encumbrances. In exchange for the Innovex Shares, Quintiles shall issue and deliver to each Shareholder the number of shares (less any fractional share, which shall be eliminated) of Common Stock of Quintiles determined by multiplying (x) the number of Innovex Shares set forth opposite such Shareholder's name on Exhibit A hereto as such

Shareholder's total Innovex Shares times (y) the Exchange Ratio determined according to Section 1.2 below (all such shares of Common Stock of Quintiles so issued, collectively, the "Quintiles Shares"). Each certificate representing Innovex Shares shall be accompanied by a stock transfer duly executed by the Shareholder transferring the same in favor of Quintiles or its designee. Notwithstanding the foregoing, certificates representing Quintiles Shares to be issued to Regulation S Participants (as defined in Section 7.2(d) below and reflected in Exhibit A) shall be delivered on the schedule and in the manner specified in Section 7.2 below.

                 (b) Substitution of Quintiles Options for Innovex Options. In respect of each outstanding option to purchase Ordinary Shares of Innovex (as set forth in Schedule 2.3 as "Outstanding Stock Acquisition Rights"; each an "Innovex Option"), Quintiles shall cause to be granted to the holder thereof a substitute corresponding option to purchase shares of Common Stock of Quintiles (each a "Quintiles Option") which shall: (A) be granted pursuant to a Quintiles stock option plan with equivalent option terms to the terms of the Innovex Limited 1996 Unapproved Executive Share Option Scheme; (B) have term and vesting provisions equivalent to those in such holder's Innovex Option; (C) be exercisable to purchase the number of shares of Quintiles' Common Stock (less any fractional share, which shall be eliminated) determined by multiplying the number of Ordinary Shares of Innovex then purchasable under such holder's Innovex Option by the Exchange Ratio (as determined in accordance with Section 1.2 below); and (D) be exercisable at an exercise price per share of Quintiles' Common Stock determined by dividing the exercise price per Ordinary Share of Innovex under such holder's Innovex Option by the Exchange Ratio. Innovex acknowledges and agrees that the schemes or plans under which the Innovex Options have been issued provide for the substitution of all Innovex Options for Quintiles Options as contemplated by this Section 1.1(b) and that no agreement or any other action of the holders of the Innovex Options is necessary to effectuate such substitution, and Innovex agrees to take all actions necessary to cause such substitution. Upon such substitution of Innovex Options for Quintiles Options, the Innovex Options shall be deemed cancelled.

                 (c) Purchase of Preference Shares. Each Shareholder shall sell, assign, transfer and deliver to Quintiles the number of Preference Shares (if any) (as defined in Section 2.3 below) owned by such Shareholder, as set forth opposite such Shareholder's name on Exhibit A attached hereto, free and clear of all Encumbrances. In exchange for the Preference Shares, Quintiles shall pay each Shareholder an amount determined by multiplying (x) the number of Preference Shares set forth opposite such Shareholder's name on Exhibit A hereto times (y) L.1.00, plus accrued and unpaid dividends to the Closing Date. Each certificate representing Preference Shares shall be accompanied by a stock transfer duly executed by the Shareholder transferring the same in favor of Quintiles or its designee.

                 (d) Payment of Certain Liabilities. Quintiles shall, or shall cause one of its wholly-owned Subsidiaries to, advance to Innovex, and Innovex shall accept from Quintiles or such

Subsidiary, a sum (the "Cash Payment") sufficient to meet the payments described in clauses (i) and (ii) of this Section 1.1(d), but in any event not to exceed L.30 million assuming a Closing Date on or before December 31, 1996. Contemporaneously with the advance of the Cash Payment, and through application thereof, Innovex shall:

                          (i)     satisfy in full and retire all of Innovex's
issued and outstanding loan stock at the redemption price thereof plus interest to the date of redemption less any applicable discount, in accordance with the terms thereof, such that none shall remain issued or outstanding thereafter; and

                          (ii)    satisfy in full and retire all of Innovex's
and the Innovex Subsidiaries' outstanding liability under, and terminate, Innovex's credit facilities with Lloyds Bank, PLC (including payment of all accrued and unpaid interest and costs associated with the termination of the related interest rate swap).

                 (e) Waiver. On the Closing Date (as defined below), each of the Shareholders shall be deemed to have waived, without further action, all of such Shareholders' pre-emptive or similar rights, if any, with respect to any shares or other securities of Innovex or any Subsidiary.


         1.2.    Exchange Ratio.

                 (a) Determination. The Exchange Ratio shall be the number (rounded to five decimal places) determined by dividing the Total Number of Quintiles Shares by the Innovex Base Capitalization (each as defined below). In the event that between the date of this Agreement and the Closing Quintiles shall change the number of shares of Common Stock of Quintiles that are issued and outstanding as a result of any stock split, stock dividend or similar recapitalization, the Exchange Ratio shall be proportionately adjusted correspondingly.

                 (b) Definitions. For purposes of calculating the Exchange Ratio, the following capitalized terms shall have the respective meanings set forth below:

                          (i)     "Innovex Base Capitalization" shall mean the
sum of the number of ordinary shares and preferred ordinary shares of Innovex issued and outstanding as of the Closing Date and the number of ordinary shares and preferred ordinary shares issuable pursuant to Innovex Options or any other Stock Acquisition Rights outstanding as of the Closing Date.

                         (ii)     "Total Number of Quintiles Shares" shall mean
ten million (10,000,000).

         1.3. Issuance Into Escrow. Notwithstanding any provision in this Agreement to the contrary, upon delivery of the Quintiles Shares to the Shareholders pursuant to Section 1.1(a), two and one-half (2 1/2%) percent of the Total Number of Quintiles Shares (the "Escrow Fund") shall be delivered immediately to the Escrow Agent (as defined in the Escrow Agreement referred to below), which shall be delivered on a pro rata basis by the Shareholders, to be held and distributed by the Escrow Agent pursuant to the terms of this Agreement and the Escrow Agreement substantially in the form attached as Exhibit B hereto (the "Escrow Agreement"). All such Quintiles Shares shall be issued in the name of the Escrow Agent, as escrow agent under the Escrow Agreement.

         1.4. Closing. Consummation of the Exchange and the other transactions contemplated by this Agreement and the other Transaction Documents (as defined in Section 1.6 below) (the "Closing") shall take place at a location or locations in London mutually agreed by Quintiles and Innovex (a) as soon as practicable after the last of the conditions set forth in Articles V and VI hereof shall be fulfilled or waived in accordance with this Agreement, but in no event later than the fifth (5th) business day thereafter, or (b) at such other time and date as Quintiles and Innovex shall designate by written instrument (the "Closing Date").

         1.5. Accounting and Tax Treatment. Quintiles, Innovex and the Shareholders intend and desire for the transactions contemplated by this Agreement to qualify for "pooling of interests" treatment for accounting purposes, as a tax-free rollover pursuant to United Kingdom tax law and as a taxable acquisition of the Innovex Shares by Quintiles for purposes of United States Federal income tax law.

         1.6. Transaction Documents. As used in this Agreement, the term "Transaction Documents" shall mean, collectively, this Agreement, the Escrow Agreement, the Employment Agreements (as defined in Section 5.9 below), the Registration Rights Agreement (as defined in Section 5.12 below) and all agreements, instruments, certificates and other documents executed or delivered in accordance with the terms of this Agreement or any other Transaction Document.

                                   ARTICLE II
         REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS AND INNOVEX

         Each of the Shareholders designated on Exhibit A as "Management Shareholders" and Innovex represent and warrant to Quintiles, jointly and severally (except as to Section 2.1(a), as to which the Shareholders' (including the Management Shareholders) represent and warrant severally and not jointly), and agree as follows:

         2.1.    Ownership of Stock.

                 (a) Each Shareholder is the legal and registered owner of all right, title and interest in and to the number of Innovex Shares and Preference Shares listed opposite such Shareholder's name in Exhibit A hereto (and no more), free and clear of all Encumbrances except as described in
Schedule 2.1. Each Shareholder has the full legal right, power and authority to enter into and deliver this Agreement and the other Transaction Documents to which such Shareholder is a party, perform such Shareholder's obligations hereunder and thereunder and consummate the transactions contemplated hereby and thereby. This Agreement and the other Transaction Documents to which each Shareholder is a party constitute the valid and legally binding obligations of such Shareholder, enforceable against such Shareholder in accordance with their respective terms. Each Shareholder is a resident of the jurisdiction set forth adjacent to such Shareholder's name in Exhibit A.

                 (b) The Innovex Shares and Preference Shares transferred to Quintiles pursuant to the provisions of this Agreement will constitute all of the issued and outstanding share capital of Innovex, free and clear of all Encumbrances, and upon completion of the Exchange and payment of the amount referred to in Section 1.1(c) the Shareholders shall have no remaining rights whatsoever therein or pursuant thereto.

         2.2. Existence. Innovex is a company duly organized and validly existing under the Laws of England and Wales. Innovex has the corporate power and authority to own, lease and operate its property and conduct its business as now being conducted. Innovex is duly qualified to do business in each jurisdiction in which the character or location of the properties owned or leased by Innovex or the nature of the business conducted by Innovex makes such qualification necessary under applicable Laws, except for such failures to be so qualified or licensed that individually or in the aggregate would not have a Material Adverse Effect on Innovex and its Subsidiaries taken as a whole.

         2.3. Share Capital. The authorized share capital of Innovex is L.244,015.29, divided into 11,000,000 cumulative redeemable preference shares of 1.0p each ("Preference Shares"), all of which have been issued and are outstanding, 42,819,065 cumulative participating preferred ordinary shares of 0.1p each ("Preferred Ordinary Shares"), all of which have been issued and are outstanding, and 91,196,225 ordinary shares of 0.1p each ("Ordinary Shares"), of which 72,633,305 have been issued and are outstanding. Innovex's share capital is held and owned by the Shareholders in the amounts set forth in Exhibit A attached hereto. Except as set forth in Exhibit A, no shares of Innovex's share capital are issued or outstanding or owned (as to any interest) by any Person. All such outstanding share capital has been duly authorized and validly issued and is fully paid and nonassessable, and none was issued in violation of any Stock Acquisition Right for securities of Innovex. Except as shown on Schedule 2.3, there are no outstanding Stock Acquisition Rights for securities of Innovex, other than as contemplated by this Agreement.

         2.4. Power and Authority of Innovex. Innovex has all requisite power and authority to enter into and deliver this Agreement and the other Transaction Documents to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Innovex's execution, delivery and performance of this Agreement and the other Transaction Documents and Innovex's consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all corporate, director, shareholder and other action required of Innovex by applicable Law and Innovex's Organizational Documents. This Agreement and the other Transaction Documents to which Innovex is a party constitute the valid and legally binding obligations of Innovex, enforceable against Innovex in accordance with their respective terms.

         2.5.    Subsidiaries and Investments.

                 (a) Innovex does not have any Subsidiaries or any equity or similar interest in any Person except as set forth in Schedule 2.5 attached hereto.

                 (b) Each Innovex Subsidiary has been duly organized and is validly existing under the Laws of the jurisdiction of its organization. Each Innovex Subsidiary has the corporate power and authority to own, lease and operate its property and conduct its business as now being conducted. Each Innovex Subsidiary is duly qualified to do business in each jurisdiction in which the character or location of the properties owned or leased by such Innovex Subsidiary or the nature of the business conducted by such Innovex Subsidiary makes such qualification necessary under applicable Laws, except for such failures to be so qualified or licensed that would not have individually or in the aggregate a Material Adverse Effect on Innovex and its Subsidiaries taken as a whole. All issued and outstanding share capital of the Innovex Subsidiaries has been duly authorized and validly issued and is fully paid and non-assessable, and none was issued in violation of any Stock Acquisition Right for securities of any Innovex Subsidiary. There are no outstanding Stock Acquisition Rights for any securities of any Innovex Subsidiary. Except as set forth on

Schedule 2.5, no share capital of any Innovex Subsidiary is held by any Person other than Innovex or is subject to any Encumbrance.

         2.6.    Financial Statements; No Material Changes; Budget and
                 Projections.

                 (a)      Innovex Financial Statements.

                          (i) Innovex has furnished Quintiles with the combined balance sheets of Innovex and its Subsidiaries as of March 31, 1996 (the "Innovex Balance Sheet", March 31, 1996 being referred to herein as the "Innovex Balance Sheet Date") and March 31, 1995, and the related combined income statements, statements of cash flows, and statements of changes in shareholders' equity for the years then ended, all audited by KPMG (collectively, the "Innovex Audited Financial Statements") and designated as delivered pursuant to this
         Section.   Innovex also has furnished Quintiles with the unaudited
         combined balance sheets of Innovex and its Subsidiaries as of June 30, 1996 and the related unaudited combined income statements, statements of cash flows, and statements of changes in shareholders' equity for the three months then ended (collectively, the "Innovex Interim Financial Statements", all designated as delivered pursuant to this Section). Further, Innovex will provide to Quintiles, within 25 days after the end of each calendar month prior to the Closing Date (but in no event later than two (2) business days prior to the Closing Date, if the Closing Date falls on the 25th or any later day of a month), unaudited management accounts for Innovex and its Subsidiaries for such calendar month (collectively, the "Innovex Management Accounts," and together with the Innovex Audited Financial Statements and the Interim Innovex Financial Statements, the "Innovex Financial
         Statements").   All of the Innovex Financial Statements, including the
         notes thereto, have been and will be prepared in accordance with all applicable accounting standards and legal requirements in the United Kingdom, including without limitation United Kingdom Generally Accepted Accounting Principles, consistently followed throughout the periods indicated, except that the Innovex Interim Financial Statements and the Innovex Management Accounts are or will be subject to normal, recurring adjustments (which will not be material individually or in the aggregate), lack footnotes and other presentation items and are presented in a summary format. The Innovex Balance Sheet, all such other balance sheets, and all comparable information included in the Innovex Management Accounts fairly present, or will fairly present, the financial condition of Innovex and its Subsidiaries on a combined basis at the respective dates thereof; and the related income statements, statements of cash flows and statements of changes in shareholders' equity (if applicable), and comparable information included in the Innovex Management Accounts fairly present, or will fairly present, the results of the operations of Innovex and its Subsidiaries on a combined basis and the changes in their financial position for the periods indicated. Except as set forth on Schedule 2.6 attached hereto, there are no material intercompany transactions between or among Innovex and any Innovex Subsidiaries and no transactions between Innovex or any Innovex Subsidiary and any Affiliate thereof not reflected in the Innovex Financial Statements.

                 (ii) Innovex also has furnished Quintiles with the combined balance sheets of the "Innovex Companies" (as defined therein) as at March 31, 1996 and March 31, 1995, and the related combined income statements, statements of cash flows, statements of total recognized gains and losses, and statements of changes in shareholders' equity for the years then ended and the year ended March 31, 1994, (collectively, the "Innovex Annual F-1 Financial Statements") and designated as delivered pursuant to this Section. Innovex also has furnished Quintiles with the unaudited condensed consolidated balance sheets of the Innovex Companies as of June 30, 1996 and the related unaudited condensed consolidated income statements, statements of cash flows, and statements of total recognized gains and losses for the three months ended June 30, 1995 and June 30, 1996 and designated as delivered pursuant to this Section (the "Innovex Interim F-1 Financial Statements," and together with the Innovex Annual F-1 Financial Statements, the "Innovex F-1 Financial Statements"). All of the Innovex F-1 Financial Statements, including the notes thereto (except as otherwise expressly stated therein as to preparation in accordance with United States Generally Accepted Accounting Principles), have been prepared in accordance with United Kingdom General Accepted Accounting Principles, consistently followed throughout the periods indicated, and the portions thereof which purport to reflect application of United States Generally Accepted Accounting Principles have been prepared in accordance therewith, consistently followed throughout the periods indicated, except that the Innovex Interim F-1 Financial Statements are subject to normal, recurring adjustments (which will not be material individually or in the aggregate), lack footnotes and other presentation items and are presented in a summary format and except as set forth in Schedule 2.6.

                 (b) Since March 31, 1996, there has been no event, fact, condition, circumstance or other development which has had or could be reasonably expected to have individually or in the aggregate a Material Adverse Effect on Innovex and its Subsidiaries, taken as a whole, whether as a result of any legislative or regulatory change, revocation of any license or right to do business, Casualty, termination or impairment of any material Contract or business relationship or otherwise; provided, however, Innovex's April 1996 reorganization described in the Innovex F-1 referred to below shall be excluded from this Section 2.6(b).

                 (c) Innovex has furnished Quintiles with true and complete copies of Innovex's financial budget for its fiscal year ending March 31, 1997 and financial projections for the year ended December 31, 1997, together with a description of the assumptions reflected in such budget and
projections, all designated as delivered pursuant  to this Section.   Such
financial
budget and financial projections have been prepared on the basis of accounting policies that are consistent with the Innovex Audited Financial Statements, and such financial budget and financial projections (and the underlying assumptions), taken as a whole, are reasonable.

                 (d) Innovex's backlog (calculated based on fee payments anticipated to be received under letters of intent and legally binding written agreements for the provision of contract research and sales and marketing services to third parties) ("Backlog") as of September 30, 1996 was at least L.140,000,000, of which at least L.70,000,000 is attributable to the twelve-month period ended December 31, 1997. Innovex has delivered to Quintiles a true and correct report describing such Backlog, certified as such by Innovex's principal financial officer and designated as delivered pursuant to this Section.

         2.7.    Books and Records.

                 (a) The Memorandum and Articles of Association or equivalent Organizational Documents of Innovex and the Innovex Subsidiaries, and the statutory and other corporate books and records, as previously made available to Quintiles and its representatives, contain accurate records of all meetings of and properly record all material corporate action taken by the shareholders and Boards of Directors (including committees thereof) of Innovex and each Innovex Subsidiary and show all share capital transactions concerning Innovex or such Subsidiary, as the case may be.

                 (b) The register of members and other statutory books or equivalent corporate records of Innovex and each Innovex Subsidiary have been properly kept and contain an accurate and complete record of the matters
required to be recorded thereon.   Except as set forth in Schedule 2.7 attached
hereto, since September 1, 1996, no alteration has been made to the Memorandum and Articles of Association or equivalent Organizational Documents of Innovex or any Innovex Subsidiary, and no resolution of any kind of the shareholders of Innovex or any Innovex Subsidiary has been passed (other than resolutions related to routine business).

                 (c) Except as set forth in Schedule 2.7 attached hereto, all returns, particulars, resolutions and documents required by the Companies Acts or any other applicable Law to be filed with the Registrar of Companies, or any other authority, in respect of Innovex and each Innovex Subsidiary have been duly filed and were complete and correct; and due compliance has been made with all the provisions of such Laws in connection with the formation of Innovex and each Innovex Subsidiary, the allotment or issue of shares, debentures and other securities, the payment of dividends and the conduct of its business. All charges in favor of Innovex and each Innovex Subsidiary have (if appropriate) been registered in accordance with the provisions of applicable Law.

         2.8.    Title to Properties; Encumbrances.  Except as set forth in
Schedule 2.8 attached hereto and except for (i) properties and assets reflected in the Innovex Balance Sheet and (ii) properties and assets acquired since the Innovex Balance Sheet Date which have been sold or otherwise disposed of in the ordinary course of business, Innovex and each Innovex Subsidiary has good, valid and marketable title to (a) all of its respective properties and assets (real and personal, tangible and intangible), including without limitation all of the properties and assets reflected in the Innovex Balance Sheet, except as indicated in the notes thereto, and (b) all of the properties and assets purchased or otherwise acquired by Innovex or such Innovex Subsidiary since the Innovex Balance Sheet Date; in each case subject to no Encumbrances except for
(i) liens reflected in the Innovex Financial Statements, (ii) liens consisting of zoning or planning restrictions, easements, permits and other restrictions or limitations on the use of real property or irregularities in title thereto which do not detract from the value of, or impair the use of such property by Innovex or such Innovex Subsidiary in the operation of its business, (iii) liens for current taxes, assessments or governmental charges or levies on property not yet due and delinquent and (iv) liens described in Schedule 2.8 (liens of the types described in clauses (i), (ii), (iii) and (iv) above are hereinafter sometimes referred to as "Permitted Liens").

         2.9. Tangible Assets. Innovex's and its Subsidiaries' tangible assets, taken as a whole, are in a state of good maintenance and repair and are adequate and suitable for the purposes for which they are currently being used.

         2.10. Real Property. Innovex has provided to Quintiles an accurate and complete list (designated as delivered pursuant to this Section) of all real property owned by Innovex and each Innovex Subsidiary (as so indicated) (the "Innovex Owned Real Property"). Except as set forth in Schedule 2.10 or as would otherwise not, individually or in the aggregate, have a Material Adverse Effect on Innovex and its Subsidiaries taken as a whole, Innovex or an Innovex Subsidiary (as the case may be) has good and marketable title to each parcel of Innovex Owned Real Property, free and clear of any Encumbrances.

         2.11. Leases. Innovex has provided to Quintiles an accurate and complete list (designated as delivered pursuant to this Section) of each material lease pursuant to which Innovex or any Innovex Subsidiary leases (as lessee or lessor) any material property. Each lease set forth in Schedule 2.11 (or required to be set forth in Schedule 2.11) is in full force and effect; all rents and additional rents due to date on each such lease have been paid; in each case, the lessee is not in default thereunder, and no written waiver, indulgence or postponement of the lessee's obligations thereunder has been granted by the lessor; and there exists no event of default or event, occurrence, condition or act (including the transactions contemplated by this Agreement) which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a default under such lease, except in each case as would not individually or in the aggregate have a Material Adverse Effect on Innovex and its Subsidiaries taken as a whole.

Neither Innovex nor any Innovex Subsidiary has violated any of the material terms or conditions under any lease set forth in Schedule 2.11 (or required to be set forth in Schedule 2.11) in any material respect. The property leased by Innovex and the Innovex Subsidiaries is in a state of good maintenance and repair and is adequate and suitable for the purposes for which it is presently being used.

         2.12. Contracts. Except as set forth in Schedule 2.12 attached hereto, neither Innovex nor any Innovex Subsidiary is a party to or is bound by
(a) any Contract relating to the performance by Innovex or such Innovex Subsidiary of services for or on behalf of any Person under which the revenues to Innovex are anticipated to exceed L.2,000,000 in any fiscal year, (b) any Contract relating to the engagement as an independent contractor or employment of any Person by Innovex or any Innovex Subsidiary under which expenditures by Innovex are reasonably anticipated to exceed L.100,000 in any fiscal year, or any bonus, deferred compensation, pension, profit sharing, stock option, employee stock purchase, retirement or other employee benefit scheme or plan,
(c) any material Contract which contains restrictions with respect to the payment of dividends or any other distribution in respect of Innovex's or any Innovex Subsidiary's share capital, (d) any Contract relating to capital expenditures under which expenditures by Innovex are reasonably anticipated to exceed L.500,000 in any fiscal year, (e) any loan or advance to, or investment in, any Person (other than Innovex or any of its Subsidiaries) in a principal amount that exceeds L.100,000 or any material Contract relating to the making of any such loan, advance or investment, (f) any guarantee or other contingent liability in respect of any indebtedness or obligation of any Person (other than Innovex or any of its Subsidiaries) in a principal amount that exceeds L.100,000 (other than the endorsement of negotiable instruments for collection in the ordinary course of business), (g) any management service, consulting or any other similar Contract with a Person other than Innovex or any of its Subsidiaries under which expenditures by Innovex are reasonably anticipated to exceed L.100,000 in any fiscal year, (h) any Contract limiting the freedom of Innovex or any Innovex Subsidiary to engage in any line of business in which Innovex or any of its Subsidiaries or (to Innovex's knowledge) Quintiles or BRI International, Inc. or any of their respective Subsidiaries currently engages or reasonably anticipates engaging in any geographic area, or to compete with any Person, (i) any agency Contract or Contract for the distribution or marketing of Innovex services under which expenditures by Innovex are reasonably anticipated to exceed L.100,000 in any fiscal year, (j) any Contract that contravenes any anti-trust, anti-monopoly or anti-cartel Laws, or (k) any Contract between Innovex or any Innovex Subsidiary and any Person entered into other than in the ordinary course of business pursuant to which Innovex or such Innovex Subsidiary agrees to hold harmless or indemnify such Person against or contribute to such Person in respect of any liability, cost or expense of or relating to Innovex or such Innovex Subsidiary or relating to the transactions contemplated by this Agreement or any other Transaction Document. Each Contract set forth in Schedule 2.12 (or required to be set forth in Schedule 2.12) is in full force and effect, and there exists no, and neither any Shareholder, Innovex nor any Innovex Subsidiary has received any notice or other communication asserting the actual or alleged existence of any, default or event of default or event, occurrence, condition or act (including the consummation of the transactions contemplated by this Agreement) which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a material default or material event of default thereunder. Neither any Shareholder, Innovex nor any Innovex Subsidiary has violated any of the terms or conditions of any material Contract set forth in Schedule 2.12 (or required to be set forth in Schedule 2.12, or which would at any time within the past two years have been required to be set forth in a schedule listing the types of Contracts required to be set forth in Schedule 2.12) in any material respect. To the knowledge of Innovex, neither Innovex nor any Innovex Subsidiary has experienced, nor do they anticipate any dispute with any supplier, vendor, contractor, customer or client with which Innovex or such Innovex Subsidiary has conducted business during the one year period ending on the date of this Agreement, nor has any such party notified Innovex or any Innovex Subsidiary of any desire or intention to reduce the volume under, terminate or otherwise alter materially any material Contract with Innovex or any Innovex Subsidiary, in each case except as set forth in Schedule 2.12 or as would not individually or in the aggregate have a Material Adverse Effect on Innovex and its Subsidiaries taken as a whole.

         2.13. No Conflicts. The execution and delivery of this Agreement and each other applicable Transaction Document by Innovex and the Shareholders do not, and the performance of this Agreement and each other applicable Transaction Document by Innovex and the Shareholders will not, (i) conflict with or violate any provision of the Organizational Documents of Innovex or any Innovex Subsidiary, (ii) assuming that all consents, approvals, authorizations and other actions described in Schedule 2.13 attached hereto have been obtained and all filings and obligations described in Schedule 2.13 attached hereto have been made, conflict with or violate any Law applicable to Innovex or any Innovex Subsidiary or by which any property or asset of Innovex or any Innovex Subsidiary is bound or affected, or (iii), except as set forth in Schedule 2.13, result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Innovex or any Innovex Subsidiary pursuant to, any Contract except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults, or other occurrences which would not, individually or in the aggregate, have a Material Adverse Effect on Innovex and its Subsidiaries taken as a whole.

         2.14. Litigation. Except as set forth in Schedule 2.14 attached hereto, there is no action, suit, proceeding at law or in equity, arbitration or administrative or other proceeding or investigation by or before any governmental or other instrumentality or agency pending or, to Innovex's knowledge, threatened against or affecting Innovex or any Innovex Subsidiary or any of their respective properties or rights which is reasonably likely to have a Material Adverse Effect on Innovex and its Subsidiaries taken as a whole; and neither Innovex nor any Shareholder knows of any basis for any such action, proceeding or investigation. Neither Innovex nor any Innovex Subsidiary is subject to any judgment, order or decree entered in any lawsuit or proceeding which may have a Material Adverse Effect on Innovex and its Subsidiaries taken as a whole or impair materially the ability of Innovex or any Innovex Subsidiary to acquire any property or conduct business in any area in which it currently conducts or anticipates conducting business.

         2.15.   Taxes.   Except as set forth on Schedule 2.15 or as otherwise
would not have a Material Adverse Effect on Innovex and its Subsidiaries taken as a whole:

                 (a) Innovex and each Innovex Subsidiary has filed or caused to be filed, within the times and manners prescribed by Law, all domestic and foreign tax returns, tax reports and tax computations which are required by applicable Law to be filed by, or with respect to, Innovex or such Innovex Subsidiary (collectively, "Tax Returns"). True copies of all such Tax Returns, which have been requested have been made available to Quintiles. Such Tax Returns reflect accurately all liability (either specifically or by way of general provisions) for Taxes (as defined below) of Innovex and its Subsidiaries for the periods covered thereby that are required to be reflected thereon. All domestic and foreign income, profits, gain, value added, franchise, sales, use, occupancy, excise and other taxes, duties and assessments (including interest and penalties) (collectively, "Taxes") which are or may become payable by or due from Innovex or any Innovex Subsidiary have been fully paid or adequately disclosed and fully provided for in the books and financial statements of Innovex or such Innovex Subsidiary, as applicable (except in the case of deferred taxes). The United Kingdom corporation tax liability of Innovex has been finally determined for all fiscal years to and including the fiscal year ended March 31, 1993, or the period for assessment of the Taxes in respect of such periods has expired. No examination or audit of any tax return of Innovex or any Innovex Subsidiary is currently in progress, and no basis for any assessment is known to exist. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of Innovex or any Innovex Subsidiary. For purposes of this
Section 2.15, "Taxation" shall mean all forms of taxation, duties, imposts and levies whatsoever and whenever imposed and whether of the United Kingdom or elsewhere, including without limitation: (i) income tax, corporation tax, capital gains tax, inheritance tax, transfer tax, stamp duty, stamp duty reserve tax, value added tax, customs and other import duties and national insurance contributions, general rates, water rates or other local rates or property taxes, and any payment whatsoever which Innovex or any Innovex Subsidiary may be or become bound to make to any Person as a result of any enactment relating to Taxation and any other taxes, duties or levies supplementing or replacing any of the above; and (ii) all costs, charges, interest, fines, penalties, and expenses incidental, or relating, to any Taxation.

                 (b) All returns, computations, and payments which are required to have been made by Innovex and each Innovex Subsidiary for any Taxation purpose have been made within the requisite periods and are up to date, correct and on a proper basis, and none of them is the subject of any dispute with the Inland Revenue or other Taxation authorities. All particulars furnished to the Inland Revenue or other Taxation authorities in connection with the application for any consent or clearance on behalf of, or otherwise affecting Innovex or any Innovex Subsidiary, fully and accurately disclosed all facts and circumstances material for the decision of those authorities; any consent or clearance is valid and effective; and any transaction for which the consent or clearance has previously been obtained has been carried into effect (if at all) only in accordance with the terms of the relative application and consent or clearance. Neither Innovex nor any Innovex Subsidiary has taken any action which has had, or will have, the result of altering, prejudicing or in any way disturbing any arrangement or agreement which it has previously negotiated with any Taxation or customs authority. Innovex has not, since the Innovex Balance Sheet Date, paid or become liable to pay any penalty or interest charged by virtue of any Taxation Law. Innovex and each Innovex Subsidiary has properly operated the PAYE system, and any equivalent system in any other jurisdiction, by deducting tax, as required by Law, from all payments made or treated as made to its employees, or former employees or others, and has accounted to the Inland Revenue or other Taxation authority for all tax deducted by it and for all tax chargeable on benefits provided for its employees or former employees or others.

                 (c) Except as set forth on Schedule 2.15, all expenditure which Innovex has incurred on the provision of machinery or plant has qualified (if not deductible as a trading expense of trade carried on by Innovex) for writing down allowances under Capital Allowance Act 1990 ("CAA") Section 24 (writing down allowances and balancing adjustments) or is dealt with under
Section 137 CAA as scientific research allowances.

         2.16.   Liabilities; Indebtedness.

                 (a) There are no liabilities, obligations or indebtedness of or claims against Innovex or any Innovex Subsidiary, whether known or unknown, due or not yet due, asserted or unasserted (whether or not contingent or probable of assertion), arising from, or in connection with, or based upon acts, omissions, or occurrences existing, occurring or taking place on or before the Closing Date, whether or not discovered, known, asserted, expected or contemplated by any party or third party, and Quintiles shall not suffer or be subject to any Losses (as defined in Section 8.2(a) below) arising from the foregoing, whether such Losses occur before or after the Closing Date, except:
(i) those liabilities as set forth in the Innovex Balance Sheet or referred to in the notes thereto, and (ii) other liabilities which, individually or in the aggregate, would not have a Material Adverse Effect on Innovex and its Subsidiaries taken as a whole.

                 (b) Schedule 2.16 is an accurate and complete listing of all material Indebtedness of Innovex and each Innovex Subsidiary (excluding intercompany Indebtedness). Innovex and each Innovex Subsidiary has performed and is in compliance in all material respects with all applicable terms of all such Indebtedness and all instruments and agreements relating thereto, and no default or event of default, or event or condition which with the giving of notice, the lapse of time, the satisfaction of any other condition or any combination of the foregoing, would constitute such a default or event of default, exists with respect to any such Indebtedness. The sum of the indebtedness for borrowed money (excluding for the avoidance of doubt capital lease obligations) of Innovex and the Innovex Subsidiaries, on a combined basis, does not exceed L.25,000,000. Set forth on Schedule 2.16 are the amounts necessary on the date of this Agreement to make all of the payments in respect of each of the loan stock and credit facilities, and the purchase of the Preference Shares, all referred to in Section 1.1.

         2.17.   Insurance.       Innovex carries insurance policies with
independent third party insurers which, with respect to their amounts and types of coverage, are adequate to insure against risks to which Innovex and the Innovex Subsidiaries and their respective property and assets are normally exposed in the operation of their respective businesses, including without limitation professional liability. All such policies which are material to the business of Innovex and its Subsidiaries are in full force and effect and, except as set forth in Schedule 2.17, are free from any right of termination on the part of the applicable insurance carriers. There are no outstanding unpaid premiums except in the ordinary course of business, and neither Innovex nor any Innovex Subsidiary has received any notice of cancellation or non-renewal of any such policy. Except as set forth in Schedule 2.17, neither Innovex nor any Innovex Subsidiary is aware of any risks, situations, occurrences or other matters which have been disclosed, or should have been disclosed, to insurance carriers or brokers in connection with any application for insurance as a result of which an insurance carrier would have a right to cancel the corresponding insurance policy or deny coverage with respect to any such right. There exists no event of default or event, occurrence, condition or act (including the transactions contemplated by this Agreement) which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a default or occasion a material premium increase under any such policy or give rise to, and Innovex has no anticipation of, any termination or cancellation thereof or material premium increase therefor.

         2.18. Intellectual Property. The lawful operation of the businesses of Innovex and the Innovex Subsidiaries as currently conducted and as currently planned to be conducted requires no material rights under Intellectual Property (as hereinafter defined) other than rights under Intellectual Property listed in Schedule 2.18 attached hereto and rights granted to Innovex or any Innovex Subsidiary pursuant to agreements listed in Schedule 2.18. Except as otherwise set forth in Schedule 2.18, Innovex or its Subsidiaries own all right, title and interest in the Intellectual Property listed in Schedule 2.18, including without limitation exclusive rights to use and license the same. Each item of Intellectual Property listed in Schedule 2.18 has been duly registered with, filed in, or issued by a domestic or foreign governmental agency to the extent specified in Schedule 2.18, and each such registration, filing and issuance remains in full force and effect. No claim adverse to the interests of Innovex or any Innovex Subsidiary in the Intellectual Property or agreements listed in Schedule 2.18 has been made in litigation. To Innovex's knowledge, no such claim has been threatened or asserted, and Innovex knows of no basis or alleged basis for any such claim, and, to the knowledge of Innovex, no Person has infringed or otherwise violated Innovex's or any Innovex Subsidiary's right in any of the Intellectual Property or agreements listed in
Schedule 2.18. To the knowledge of Innovex, neither the Intellectual Property listed in Schedule 2.18 nor Innovex's or any Innovex Subsidiary's use thereof infringes or has infringed at any time upon the valid Intellectual Property rights of another, and no litigation is pending wherein Innovex or any Innovex Subsidiary is accused of infringing or otherwise violating the Intellectual Property right of another, or of breaching a contract conveying rights under Intellectual Property. To Innovex's knowledge, no such claim has been asserted or threatened against Innovex or any Innovex Subsidiary. For purposes of this
Section 2.18, "Intellectual Property" means domestic and foreign patents, patent applications, registered and unregistered trademarks and service marks, trademark and service mark applications, trade names and trade dress, registered and unregistered copyrights, computer programs and databases, trade secrets, know how and proprietary information.

         2.19.   Licenses.

                 (a) Schedule 2.19 attached hereto contains an accurate and complete list of all licenses, franchises, permits, rights and other approvals and authorizations (collectively, "Licenses") held by Innovex or any Innovex Subsidiary that are material to the operation of the business of Innovex and its Subsidiaries taken as a whole. Except as set forth in Schedule 2.19, Innovex and its Subsidiaries own or otherwise lawfully use each License necessary or required by applicable Law to conduct their respective businesses as presently conducted, free and clear of all Encumbrances, and all such Licenses are in full force and effect, not subject to any current default or right of cancellation, termination or revocation except in each case as would not individually or in the aggregate have a Material Adverse Effect on Innovex or any Innovex Subsidiary.

                 (b) Each of Innovex's or any Innovex Subsidiary's employees who is practicing as a physician, nurse or pharmacist is identified on Schedule 2.19, and each such employee is duly Licensed and in good standing to practice as a physician, nurse or pharmacist, as the case may be, in each jurisdiction in which such employee renders services for or on behalf of Innovex or any Innovex Subsidiary, except as set forth on Schedule 2.19 or as would not otherwise result in a Material Adverse Effect on Innovex and its Subsidiaries taken as a whole. To Innovex's knowledge, none of the employees listed on Schedule 2.19 is or has been subject to any claim in connection with his or her practice as a physician, nurse or pharmacist, as the case may be, and no fact or occurrence is known to exist which is likely to give rise to the revocation of any such License.

         2.20. Compliance with Laws, etc. Innovex and each Innovex Subsidiary is and at all times has been in compliance with all applicable Laws in all material respects. Except as set forth in Schedule 2.20, there exists no event, occurrence, condition or act which, with the giving of notice, the lapse of time or the happening of any further event or condition would constitute a material violation of any applicable Law by Innovex or any Innovex Subsidiary. None of Innovex, any Innovex Subsidiary, or any of their respective Affiliates, nor any Person acting for or on behalf of any thereof has at any time made or participated in any bribe, kickback or illegal payment. All studies and services performed by Innovex and each of its Subsidiaries comply in all material respects with all applicable Good Clinical Practices and comparable guidelines in other countries where Innovex and the Innovex Subsidiaries carry on business.

         2.21. Employee Relations. There is no labor strike, dispute, slowdown or stoppage actually pending or threatened against or involving Innovex or any Innovex Subsidiary. Except as set forth in Schedule 2.21, neither Innovex nor any Innovex Subsidiary has entered into any recognition agreement or other agreement or arrangement with any trade union or other body representing employees. No recognition agreement is currently being negotiated by Innovex or any Innovex Subsidiary, nor is Innovex or any Innovex Subsidiary aware of any current efforts to organize any trade union or other body representing Innovex's or any Innovex Subsidiary's employees. Neither Innovex nor any Innovex Subsidiary is currently, or during the last three years has been, involved in any material industrial dispute.

         2.22.   Pension Schemes and Benefit Plans.

                 (a)  Non U.S. Except with respect to the schemes described in
Schedule 2.22 attached hereto (the "Schemes"), neither Innovex nor any Innovex Subsidiary has any obligation to pay any pension or make any other payment after retirement, death or disability (whether of a temporary or permanent nature) or otherwise to provide other material benefits of any variety whatsoever to, or in respect of, any person who is now or has been an officer or employee of Innovex or any Innovex Subsidiary or a spouse or dependent of such officer or employee, and no change in the benefits currently being provided under any Scheme has been announced by Innovex or any Innovex Subsidiary or is being considered. Innovex has provided Quintiles true and complete copies of all documents governing or relating to each Scheme which have been requested. Innovex and each of its Subsidiaries, as the case may be, has adopted, administered and conducted each Scheme in accordance with all applicable Laws in all material respects.

                 (b)  Non U.S. Benefits, Discretions and Funding

                          With respect to each Scheme, except as set forth on
Schedule 2.22: (i) within the three years ending on the date of this Agreement no power to augment benefits in respect of members has been exercised and no oral promises as to any additional or new benefits have been made to any employees or members; (ii) within the three years ending on the date of this Agreement no discretion has been exercised to admit an employee as a member of any Scheme who would not otherwise be eligible; (iii) within the three years ending on the date of this Agreement no discretion has been exercised to provide a benefit to or in respect of a member which would not otherwise be provided; (iv) all benefits (other than a refund of contributions with interest where appropriate) payable under the Schemes on the death of a member while in an employment to which the Scheme relates or during a period of sickness or disability of a member are fully insured; the insurance is effected by a policy with an insurance company of good repute; (v) there are no contributions or premium payments to any Scheme in respect of members which are due but unpaid and have remained unpaid for more than one month and none of the participating companies or members is enjoying a contribution holiday; (vi) each Scheme is sufficiently funded on the basis of the assumptions used in the last actuarial valuation or where part or all of the benefits are provided on a book reserve basis those benefits including early retirement obligations (and not limited to backservice obligations) have been fully and adequately provided for in the accounts of the relevant Innovex company; and (vii) except as required by applicable law no welfare scheme provides any material benefits to retired or otherwise terminated employees.

                 (c)      Non U.S. Administration

                          Except as set forth on Schedule 2.22, each Scheme is
approved by the relevant tax authorities and other regulatory authorities.
Each Scheme complies with and has been administered in all material respects in accordance with all applicable laws, regulations and requirements of any competent governmental body or regulatory authority and the founding documents and rules of the Scheme and is one in respect of which all actuarial, consultancy, legal and other fees, charges or expenses in any material amount have been paid.

                 (d)      Claims

                          To the knowledge of Innovex, no claim has been
threatened or made or litigation commenced against the trustees or administrator of any Scheme or against Innovex, any Innovex Subsidiaries or their Affiliates or any other person whom Innovex, any Innovex Subsidiaries or their Affiliates are or may be liable to indemnify or compensate in respect of any matter arising out of or in connection with any Scheme or member.

                 (e)      ERISA

                          (i) All benefit plans, contracts or arrangements
covering current or former employees of Innovex and its Subsidiaries in the United States (the "Innovex Employees"), including, but not limited to, "employee benefit plans" within the meaning of Section 3(3) of the

Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and plans of deferred compensation (the "Innovex Benefit Plans"), are listed in
Schedule 2.22 attached hereto. True and complete copies of all Innovex Benefit Plans, including, but not limited to, any trust instruments and insurance contracts forming a part of any Innovex Benefit Plans, and all amendments thereto have been made available to Quintiles.

                          (ii)  All Innovex Benefit Plans, other than
"multiemployer plans" within the meaning of Section 3(37) or 4001(a)(3) of ERISA, covering the Innovex Employees in the United States (the "Innovex Plans"), to the extent subject to ERISA, are in substantial compliance with ERISA and the Code. There is no material pending or threatened litigation relating to the Innovex Plans.

                          (iii)   Neither any Innovex Benefit Plan which is an
"employee pension benefit plan" within the meaning of Section 3(2) of ERISA, nor any single-employer plan of a Person which is considered one employer with Innovex under Section 4001 of ERISA or Section 414 of the Code (each, an "ERISA Affiliate"), has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA, and neither Innovex nor any ERISA Affiliate has an outstanding funding waiver.

                          (iv)  Neither Innovex nor any of its Subsidiaries has
any material obligations for retiree health and life benefits under any Innovex Benefit Plan, except as set forth on Schedule 2.22.

         2.23.   Environmental Matters and Regulations.

                 (a) For purposes of this Section 2.23, the following terms shall have the following meanings: (i) "Facilities" shall mean any and all buildings, structures and properties of any sort owned, leased, operated or occupied by Innovex or any Innovex Subsidiary at any time; (ii) "Hazardous Materials" shall mean any substance, waste, or material characterized, defined or listed as "hazardous" or "toxic" under Environmental Laws (as defined below), including, without limitation, solid or liquid raw materials, wastes, petroleum and petroleum products, and nuclear material; (iii) "Claim" shall mean any and all claims, demands, causes of actions, suits, proceedings, administrative proceedings, losses, judgments, decrees, debts, damages, liabilities, fines, penalties, court costs, attorneys' and consultants' fees and any other expenses incurred, assessed or sustained by or against Innovex or any Innovex Subsidiary; and (iv) "Environmental Laws" shall mean any and all Laws relating to the environment or hazardous or toxic materials or substances, the protection of human health and the environment, pollution control, or the release of any materials or substances into the environment, whether existing or hereafter enacted or issued which govern behavior, activities or conditions with respect to the Facilities prior to the Closing Date.

                 (b) Compliance with Environmental Laws. Except as disclosed in Schedule 2.23 attached hereto, neither Innovex nor any Innovex Subsidiary has violated or been alleged to have violated any Environmental Law, nor has Innovex or any Innovex Subsidiary been subject to any administrative or judicial proceeding pursuant to any Environmental Law at any time in the past five years. Except as disclosed in Schedule 2.23, there are no facts or circumstances which are reasonably likely to lead to a successful Claim against Innovex or any Innovex Subsidiary relating to environmental matters, including without limitation any Claim arising from past or present environmental practices asserted under any Environmental Laws, which might have a Material Adverse Effect on Innovex and its Subsidiaries, taken as a whole.

                 (c) Asbestos, Urea Formaldehyde, and Underground Storage Tanks. To the knowledge of Innovex and the Shareholders, (i) there is not and has never been constructed, placed, deposited, stored, disposed of nor located on or at any Facility any asbestos or asbestos-containing materials or any insulating materials containing urea formaldehyde in any form, and (ii) no underground treatment or storage tanks (excluding non-industrial waste septic tanks) or sumps are or have ever been located on or at the Facilities, except as listed in Schedule 2.23.

         2.24.   Interests in Clients, Suppliers, etc.  Except as described in
Schedule 2.24 attached hereto, neither Innovex, nor any Innovex Subsidiary, nor any officer or director of Innovex or any Innovex Subsidiary owns, operates or controls any corporation, firm, association or business organization which is a client, supplier, customer, lessor, lessee, or competitor or potential competitor of Innovex or any Innovex Subsidiary.

         2.25. No Changes Since Innovex Balance Sheet Date. Except as set forth on Schedule 2.25 or as would not otherwise have a Material Adverse Effect on Innovex and its Subsidiaries taken as a whole, since the Innovex Balance Sheet Date, neither Innovex nor any Innovex Subsidiary has (a) incurred any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) except in the ordinary course of business, (b) permitted any of its assets to be subjected to any Encumbrance (other than Permitted Liens), (c) sold, transferred or otherwise disposed of any assets except in the ordinary course of business, (d) made any capital expenditure or commitment therefor except in the ordinary course of business in an amount less than L.500,000, (e) declared or paid any dividend or made any distribution on any of its share capital, or redeemed, purchased or otherwise acquired any of its share capital or any Stock Acquisition Right for any such shares, (f) made any bonus or profit sharing distribution or payment except those that which have already accrued or are required by Law or by any existing plan or agreement, and payments or arrangements made in the ordinary course of business consistent with past practices, (g) increased its Indebtedness for borrowed money, except current borrowings from banks in the ordinary course of business in an amount less than L.500,000, or made any loan to any Person (other than to Innovex or one of its Subsidiaries), (h) written off as uncollectible any notes or accounts receivable except write-offs in the ordinary course of business charged to applicable reserves, none of which individually or in the aggregate exceeds L.250,000, (i) granted any increase in the rate of wages, salaries, bonuses or other remuneration of any executive employee, except to the extent required by Law or by any existing plan or agreement and other than general increases in compensation of employees consistent with past practices, (j) made any change in any accounting policies or (k) agreed or committed, whether or not in writing, to do any of the foregoing.

         2.26. Disclosure. Except as set forth on Schedule 2.26 attached hereto, none of this Agreement, the other Transaction Documents, the Innovex Financial Statements, any schedule, exhibit or certificate attached hereto or thereto or delivered in accordance with the terms hereof or thereof, contains any untrue statement of a material fact and Innovex's Registration Statement on Form F-1 furnished to the staff of the SEC on August 1, 1996, as amended, including the exhibits thereto, (the "Innovex F-1") (as if the F-1 were dated the date hereof and the Closing Date (except for changes occurring in the ordinary course of business)), does not contain any untrue statement of a material fact or omit any statement of a material fact necessary in order to make the statements contained therein not misleading (subject to the letter dated August 29, 1996 from the staff of the SEC which has been delivered to Quintiles). There is no fact known to any Management Shareholder which has had or could be reasonably expected to have a Material Adverse Effect on Innovex or any Subsidiary which has not been set forth in this Agreement, the other Transaction Documents, the Innovex Financial Statements, any schedule, exhibit or certificate attached hereto or thereto or delivered in accordance with the terms hereof or thereof or the Innovex F-1.

         2.27.   Broker's or Finder's Fees.  Except as set forth in Schedule
2.27 attached hereto, no agent, broker, person or firm acting on behalf of any Shareholder or Innovex is, or will be, entitled to any commission or broker's or finder's fees from any Shareholder or Innovex or from any Affiliate of any Shareholder or Innovex in connection with any of the transactions contemplated by this Agreement.

         2.28. Absence of Certain Conditions. To the knowledge of Innovex and the Management Shareholders, there exists no event, occurrence, condition or act which, with the giving of notice or the lapse of time, would constitute a breach of or cause any of the representations and warranties in this Article II to become untrue.

         2.29.   FDA Debarment and Disqualification.    Neither Innovex nor any
Innovex Subsidiary, nor any of their respective employees, or to Innovex's knowledge, subcontractors, is under investigation by any regulatory authority in any jurisdiction for debarment or similar action or has been debarred pursuant to any applicable Law which individually or in the aggregate would result in a Material Adverse Effect on Innovex and its Subsidiaries taken as a whole.

The subject matter covered by any section, subsection or provision of this
Article II shall not be exclusive as to such subject matter to the extent covered by another section, subsection or provision of this Article II, and the specificity of any representation or warranty or other provision or part thereof shall not affect or limit the generality of any other representation or warranty or other provision or part thereof.


                                  ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF QUINTILES

         Quintiles represents and warrants to the Shareholders and agrees as follows:

         3.1. Existence of Quintiles. Quintiles is a corporation duly organized and validly existing under the Laws of the State of North Carolina. Quintiles has the corporate power and authority to own, lease and operate its property and conduct its business as now being conducted. Quintiles is duly qualified to do business in each jurisdiction in which the character or location of the properties owned or leased by Quintiles or the nature of the business conducted by Quintiles makes such qualification necessary under applicable Laws, except for such failures to be so qualified or licensed that would not have, individually or in the aggregate, a Material Adverse Effect on Quintiles and its Subsidiaries taken as a whole.

         3.2. Capitalization. The authorized capital stock of Quintiles consists of 50,000,000 shares of common stock, par value $0.01 per share ("Common Stock"), and 25,000,000 shares of preferred stock, par value $0.01 per share ("Preferred Stock"). At the close of business on September 30, 1996, 21,828,299 shares of Common Stock and no shares of Preferred Stock were issued and outstanding. All such outstanding capital stock has been, and the Quintiles Shares will be, when issued as provided in this Agreement, duly authorized and validly issued and fully paid and nonassessable, and none was (or in the case of the Quintiles Shares will be) issued in violation of any Stock Acquisition Right for securities of Quintiles. Except as set forth on
Schedule 3.2, there are no outstanding Stock Acquisition Rights for securities of Quintiles as of the date of this Agreement, other than as contemplated by this Agreement. As of the Closing and after giving effect to the issuance of the Quintiles Shares, and except as set forth in Schedule 3.2, Quintiles shall have issued and outstanding capital stock consisting of not in excess of 33,000,000 shares of Common Stock (subject to additional issuances in respect of the matters listed in Schedule 3.2) and no shares of Preferred Stock; no other capital stock shall be issued or outstanding; and no Stock Acquisition Rights for securities of Quintiles shall be outstanding.

         3.3. Power and Authority of Quintiles. Quintiles has all requisite power and authority to enter into and deliver this Agreement and the other Transaction Documents to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Quintiles' execution, delivery and performance of this Agreement and the other Transaction Documents and Quintiles' consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all corporate, director, shareholder and other action required of Quintiles by applicable Law and Quintiles' Organizational Documents (other than the approval of the issuance of the Quintiles Shares by the holders of not less than a majority of Quintiles' Common Stock voted in accordance with Nasdaq Stock Market rules). This Agreement and the other Transaction Documents to which Quintiles is a party constitute the valid and legally binding obligations of Quintiles, enforceable against Quintiles in accordance with their respective terms.

         3.4. SEC Documents. Quintiles has filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1993 (the "Quintiles SEC Documents"). As of their respective dates, each of the Quintiles SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Quintiles SEC Document, and none of the Quintiles SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Quintiles SEC Document has been revised or superseded by a later filed Quintiles SEC Document, none of the Quintiles SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         3.5.    Financial Statements; No Material Changes.

                 (a) Quintiles has furnished Innovex with the consolidated balance sheets of Quintiles and its Subsidiaries as of December 31, 1995 (the "Quintiles Balance Sheet") and December 31, 1994, and the related statements of income, statements of cash flows, and statements of shareholders' equity for the years then ended, all audited by Ernst & Young LLP (collectively, the "Quintiles Audited Financial Statements") and designated as delivered pursuant to this Section. Quintiles also has furnished Innovex with the unaudited consolidated balance sheets of Quintiles and its Subsidiaries as of June 30, 1996 and the related unaudited consolidated statements of income, statements of cash flows, and statements of shareholders' equity for the six months then ended, and will furnish Innovex with the unaudited consolidated balance sheets of Quintiles and its Subsidiaries as of September 30, 1996 and the related unaudited consolidated statements of income, statements of cash flows, and statements of shareholders' equity for the nine months then ended (collectively, the "Quintiles Interim Financial Statements"). Further, Quintiles will provide to Innovex, within 25 days after the end of each calendar month prior to the Closing Date (but in no event later than two (2) business days prior to the Closing Date, if the

Closing Date falls on the 25th or any later day of a month), unaudited management accounts for Quintiles and its Subsidiaries for such calendar month (collectively, the "Quintiles Management Accounts," and together with the Quintiles Audited Financial Statements and the Quintiles Interim Financial Statements, the "Quintiles Financial Statements"). All of the Quintiles Financial Statements, including the notes thereto, have been and will be prepared in accordance with United States Generally Accepted Accounting Principles, consistently followed throughout the periods indicated, except that the Quintiles Interim Financial Statements and the Quintiles Management Accounts are subject to normal, recurring adjustments (which will not be material individually or in the aggregate) and lack footnotes and other presentation items and are presented in a summary format. The Quintiles Balance Sheet, all such other balance sheets, and all comparable information included in the Quintiles Management Accounts fairly present, or will fairly present, the financial condition of Quintiles and its Subsidiaries on a combined basis at the respective dates thereof; and the related statements of income, statements of cash flows and statements of shareholders' equity (if applicable), and comparable information included in the Quintiles Management Accounts fairly present, or will fairly present, the results of the operations of Quintiles and its Subsidiaries on a consolidated basis and the changes in their financial position for the periods indicated. There are no material intercompany transactions between or among Quintiles and any Quintiles Subsidiaries not reflected in the Quintiles Financial Statements.

                 (b) Since June 30, 1996, there has been no event, fact, condition, circumstance or other development which has had or could be reasonably expected to have a Material Adverse Effect on Quintiles and its Subsidiaries, taken as a whole, whether as a result of any legislative or regulatory change, revocation of any license or right to do business, Casualty, termination or impairment of any material Contract or business relationship or otherwise.

                 (c) Except as set forth in Quintiles SEC Documents filed and publicly available prior to the date of this Agreement, neither Quintiles nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which, individually or in the aggregate, would have a Material Adverse Effect on Quintiles and its Subsidiaries taken as a whole.

         3.6. Books and Records. The Organizational Documents of Quintiles and its Subsidiaries and their statutory and other corporate books and records, as previously made available to Innovex and its representatives, contain accurate records of and properly record all material corporate action taken by the shareholders and Boards of Directors (including committees thereof) of Quintiles and each of its Subsidiaries.

         3.7.    Title to Properties; Encumbrances.  Except as set forth in
Schedule 3.7 attached hereto and except for (i) properties and assets reflected in the Quintiles Balance Sheet and (ii) properties and assets acquired since December 31, 1995 which have been sold or otherwise disposed of in the ordinary course of business, Quintiles and each Quintiles Subsidiary has good, valid and marketable title to (a) all of its respective properties and assets (real and personal, tangible and intangible), including without limitation all of the properties and assets reflected in the Quintiles Balance Sheet, except as indicated in the notes thereto, and (b) all of the properties and assets purchased or otherwise acquired by Quintiles or such Quintiles Subsidiary since such date; in each case subject to no Encumbrance except for (i) liens reflected in the Quintiles SEC Documents, (ii) liens consisting of zoning or planning restrictions, easements, permits and other restrictions or limitations on the use of real property or irregularities in title thereto which do not detract from the value of, or impair the use of such property by Quintiles or such Quintiles Subsidiary in the operation of its business, (iii) liens for current taxes, assessments or governmental charges or levies on property not yet due and delinquent and (iv) liens described in
Schedule 3.7.

         3.8. Real Property. Quintiles has provided to Innovex a true and complete list (designated as delivered pursuant to this Section of this Agreement) of all real property owned by Quintiles and each Quintiles Subsidiary (as so indicated) (the "Quintiles Owned Real Property"). Except as set forth in Schedule 3.8 or as would otherwise not, individually or in the aggregate, have a Material Adverse Effect on Quintiles and its Subsidiaries taken as a whole, Quintiles or a Quintiles Subsidiary (as the case may be) has good and marketable title to each parcel of Quintiles Owned Real Property, free and clear of any Encumbrances.

         3.9. No Conflicts. The execution and delivery of this Agreement and each other applicable Transaction Document by Quintiles does not, and the performance of this Agreement and the other applicable Transaction Documents by Quintiles will not, (i) conflict with or violate any provision of the Organizational Documents of Quintiles or any Quintiles Subsidiary, (ii) assuming that all consents, approvals, authorizations and other actions described in Schedule 3.9 attached hereto have been obtained and all filings and obligations described in Schedule 3.9 have been made, conflict with or violate any Law applicable to Quintiles or any Quintiles Subsidiary or by which any property or asset of Quintiles or any Quintiles Subsidiary is bound or affected or (iii) except as set forth in Schedule 3.9, result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Quintiles or any Quintiles Subsidiary pursuant to, any Contract, except, with respect to clauses (ii) and
(iii), for any such conflicts, violations, breaches, defaults, or other occurrences which would not, individually or in the aggregate, have a Material Adverse Effect on Quintiles and its Subsidiaries taken as a whole.

         3.10. Litigation. Except as set forth in Schedule 3.10 attached hereto or as disclosed in any Quintiles SEC Document filed with the SEC after January 1, 1996, there is no action, suit, proceeding at law or in equity, arbitration or administrative or other proceeding or investigation by or before any governmental or other instrumentality or agency pending or, to Quintiles' knowledge, threatened against or affecting Quintiles or any Quintiles Subsidiary or any of their respective properties or rights which is reasonably likely to have a Material Adverse Effect on Quintiles and its Subsidiaries, taken as a whole; and Quintiles does not know of any basis for any such action, proceeding or investigation. Quintiles is not subject to any judgment, order or decree entered in any lawsuit or proceeding which may have a Material Adverse Effect on Quintiles and its Subsidiaries taken as a whole, or impair materially the ability of Quintiles or any Quintiles Subsidiary to acquire any property or conduct business in any area in which it currently conducts or anticipates conducting business.

         3.11.   Taxes.

                 (a) Except as set forth in Schedule 3.11 or as otherwise would not have a Material Adverse Effect on Quintiles and its Subsidiaries taken as a whole, (i) all Tax Returns that are required to be filed by or with respect to Quintiles and/or its Subsidiaries have been filed, (ii) all Taxes shown as due on the Tax Returns referred to in clause (i) have been paid in full or adequate provision has been made therefor, (iii) Quintiles has made available to Innovex correct and complete copies of all Tax Returns and any examination reports or statements of deficiency assessed against Quintiles or any Subsidiary since January 1, 1993 which have been requested, (iv) all deficiencies asserted or assessments made as a result of any such examinations have been paid in full or adequate provision has been made therefor, (v) no issues that have been raised by the relevant taxing authority in connection with the examination of any of the Tax Returns referred to in clause (i) are currently pending, and (vi) no waivers of statutes of limitation have been given by or requested with respect to any Taxes of Quintiles.

                 (b) For the purposes of this Section 3.11, the following terms shall have the meanings ascribed thereto:

                 "Tax Returns" shall mean all reports and returns required to be filed on or before the Closing Date with respect to the Taxes of Quintiles or any of its Subsidiaries including, without limitation, any consolidated income tax returns of any consolidated group in which Quintiles is included.

                 "Taxes" shall mean all Federal, state, local or foreign income, gross receipts, windfall profits, severance, property (real or personal), production, sales, use, value added, license, excise, franchise, employment, occupation, pension plan, withholding or similar taxes imposed on the income, properties or operations of Quintiles or any of its Subsidiaries, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

         3.12. Insurance. Quintiles carries insurance policies with independent third party insurers which, with respect to their amounts and types of coverage, are adequate to insure against risks to which Quintiles and the Quintiles Subsidiaries and their respective property and assets are normally exposed in the operation of their respective businesses, including without limitation professional liability. All such policies which are material to the business of Quintiles and its Subsidiaries are in full force and effect and are free from any right of termination on the part of the applicable insurance carriers. There are no outstanding unpaid premiums except in the ordinary course of business, and neither Quintiles nor any Quintiles Subsidiary has received any notice of cancellation or non-renewal of any such policy. Except as set forth in Schedule 3.12, neither Quintiles nor any of its Subsidiaries is aware of any risks, situations, occurrences or other matters which have been disclosed, or should have been disclosed, to insurance carriers or brokers in connection with any applications for insurance as a result of which an insurance carrier would have a right to cancel the corresponding insurance policy. There exists no event of default or event, occurrence, condition or act (including the transactions contemplated by this Agreement) which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a default or occasion a material premium increase under any such policy or give rise to, and Quintiles has no anticipation of, any termination or cancellation thereof or material premium increase therefor.

         3.13. Compliance with Laws, etc. Quintiles and each Quintiles Subsidiary is and at all times has been in compliance with all applicable Laws in all material respects. There exists no event, occurrence, condition or act which, with the giving of notice, the lapse of time or the happening of any further event or condition would constitute a material violation of any applicable Law by Quintiles or any Quintiles Subsidiary. None of Quintiles, any Quintiles Subsidiary or any of their respective Affiliates, nor any Person acting for or on behalf of any thereof has at any time made or participated in
any bribe, kickback or illegal payment.   All studies and services performed by
Quintiles and its Subsidiaries comply in all material respects with all applicable Good Clinical Practices and comparable guidelines in other countries where Quintiles and the Quintiles Subsidiaries carry on business.

         3.14.   U.S. ERISA Representations.

                 (a) All benefit plans, contracts or arrangements covering current or former employees of Quintiles and its Subsidiaries (the "Quintiles Employees"), including, but not limited to, "employee benefit plans" within the meaning of Section 3(3) of ERISA, and plans of deferred compensation (the "Quintiles Benefit Plans"), are listed in Schedule 3.14 attached hereto. True and complete copies of all Benefit Plans, including, but not limited to, any trust instruments and insurance contracts forming a part of any Quintiles Benefit Plans, and all amendments thereto have been made available to Innovex.

                 (b) All Quintiles Benefit Plans, other than "multiemployer plans" within the meaning of Section 3(37) or 4001(a)(3) of ERISA, covering the Quintiles Employees (the "Quintiles Plans"), to the extent subject to ERISA, are in substantial compliance with ERISA and the Code. There is no material pending or threatened litigation relating to the Quintiles Plans.

                 (c) Neither any Quintiles Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA, nor any single-employer plan of an ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA, and neither Quintiles nor any ERISA Affiliate has an outstanding funding waiver.

                 (d) Neither Quintiles nor any of its Subsidiaries has any material obligations for retiree health and life benefits under any Quintiles Benefit Plan, except as set forth on Schedule 3.14.

         3.15.   No Changes Since June 30, 1996.  Except as set forth on
Schedule 3.15, as disclosed in any Quintiles SEC Document (as defined in Section 3.4 above), or as would not otherwise have a Material Adverse Effect on Quintiles and its Subsidiaries taken as a whole, since June 30, 1996, neither Quintiles nor any Quintiles Subsidiary has (a) incurred any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) except in the ordinary course of business, (b) permitted any of its assets to be subjected to any Encumbrance (other than (i) liens reflected in the Quintiles Financial Statements, (ii) liens for current taxes, assessments or governmental charges or levies on property not yet due and delinquent and (iii) liens consisting of zoning or planning restrictions, easements, permits and other restrictions or limitations on the use of real property or irregularities in title thereto which do not detract from the value of, or impair the use of such property by Quintiles or its Subsidiaries in the operation of their respective businesses), (c) sold, transferred or otherwise disposed of any assets except in the ordinary course of business, (d) made any capital expenditure or commitment therefor except in the ordinary course of business in an amount less than $2,000,000, (e) declared or paid any dividend or made any distribution on any of its share capital, or redeemed, purchased or otherwise acquired any of its capital stock or any Stock Acquisition Right for any such shares, (f) made any bonus or profit sharing distribution or payment except those that which have already accrued or are required by Law or by any existing plan or agreement, and payments or arrangements made in the ordinary course of business consistent with past practices, (g) increased its Indebtedness for borrowed money, except current borrowings from banks in the ordinary course of business in an amount less than $2,000,000, or made any loan to any Person (other than to one of its Subsidiaries), (h) written off as uncollectible any notes or accounts receivable except write-offs in the ordinary course of business charged to applicable reserves, none of which individually or in the aggregate exceeds $2,000,000, (i) granted any increase in the rate of wages, salaries, bonuses or other remuneration of any executive employee, except to the extent required by Law or by any existing plan or agreement and other than general increases in compensation of employees consistent with past practices, (j) made any change in any accounting policies or (k) agreed or committed, whether or not in writing, to do any of the foregoing.

         3.16.   Broker's or Finder's Fees.  Except as set forth on Schedule
3.16 attached hereto, no agent, broker, person or firm acting on behalf of Quintiles is, or will be, entitled to any commission or broker's or finder's fees from Quintiles or from any Affiliate of Quintiles in connection with any of the transactions contemplated by this Agreement.

         3.17. Opinions of Financial Advisors. Each of Goldman Sachs & Co. and Smith Barney Inc. has delivered to the Board of Directors of Quintiles its opinion to the effect that, as of the date of this Agreement and on the terms and subject to the conditions and qualifications specified therein, the Exchange Ratio is fair, from a financial point of view, to Quintiles.

         3.18. Absence of Certain Conditions. To the knowledge of Quintiles, there exists no event, occurrence, condition or act which, with the giving of notice or the lapse of time, would constitute a breach of or cause any of the representations and warranties in this Article III to become untrue.

The subject matter covered by any section, subsection or provision of this
Article III shall not be exclusive as to such subject matter to the extent covered by another section, subsection or provision of this Article III, and the specificity of any representation or warranty or other provision or part thereof shall not affect or limit the generality of any other representation or warranty or other provision or part thereof.


                                   ARTICLE IV
                   CERTAIN PRE-CLOSING AND RELATED COVENANTS

         4.1. Conduct of Business of Innovex and Innovex Subsidiaries. During the period from the date of this Agreement to the Closing (or the earlier termination of this Agreement pursuant to Section 9.16 below), Innovex shall, and shall cause each Innovex Subsidiary to conduct its operations only according to its ordinary and usual course of business and to the extent consistent therewith, use all reasonable efforts to preserve intact its corporate organization, keep available the services of its officers and key employees, maintain its existing relationships with suppliers, vendors, contractors, customers and others having business relationships with Innovex or any Innovex Subsidiary, and perform in all material respects all of Innovex's and the Innovex Subsidiaries' obligations under all Contracts to which Innovex or any Innovex Subsidiary is a party or by which it or any of its assets or properties are bound, except in each case to the extent that failure to do so would not have a Material Adverse Effect on Innovex and its Subsidiaries, taken as a whole. Notwithstanding the immediately preceding sentence, prior to the Closing (or the earlier termination of this Agreement pursuant to Section 9.16 below), except as may be first approved in writing by Quintiles or as is otherwise permitted or required by this Agreement, the Management Shareholders, Innovex and each Innovex Subsidiary shall cause (a) Innovex's and each Innovex Subsidiary's Organizational Documents to be maintained in their forms on the date of this Agreement, (b) the compensation payable or to become payable by Innovex and each Innovex Subsidiary to each officer, employee or agent of Innovex or such Innovex Subsidiary to be maintained at their levels on the date of this Agreement except to the extent required by Law or by any existing plan or agreement and other than general increases in the compensation of employees in the ordinary course of business consistent with past practices, (c) Innovex and each Innovex Subsidiary to refrain from making any bonus, pension, retirement or insurance payment or arrangement to or with any such persons except those that may have already been accrued or may be required by law or by any existing plan or agreement, other than payments or arrangements made in the ordinary course of business consistent with past practices, (d) Innovex and each Innovex Subsidiary to refrain from entering into any Contract except Contracts in the ordinary course of business having a value of less than L.500,000 (including any Contract for the provision of services to customers) and Contracts for capital expenditures in an individual or aggregate amount not to exceed L.500,000 and consult with Quintiles before entering into a Contract involving expenditure by Innovex of more than L.500,000, (e) Innovex and each Innovex Subsidiary to refrain from issuing or selling, or issuing any rights to purchase or subscribe for, or subdividing or otherwise changing in any respect shares of Innovex's or any Innovex Subsidiary's share capital or any Share Acquisition Rights and (f) Innovex and each Innovex Subsidiary to refrain from taking any of the actions referred to in Section 2.25 hereof. The Shareholders and Innovex agree not to take or omit to take any action which would cause the representations and warranties contained in Article II hereof to be or become untrue or incorrect. During the period from the date of this Agreement to the Closing Date, the Management Shareholders shall confer, and shall cause Innovex and the Innovex Subsidiaries to confer, on a regular and frequent basis, with one or more designated representatives of Quintiles to report operational matters and to report the general status of ongoing operations.

         4.2. Exclusive Dealing. During the period from the date of this Agreement to the Closing (or the earlier termination of this Agreement pursuant to Section 9.16 below) and except as otherwise authorized by Quintiles in writing, the Shareholders shall, and the Management Shareholders shall cause Innovex and the Innovex Subsidiaries to, and Innovex and the Innovex Subsidiaries shall, refrain from taking any action directly or indirectly to
(a) encourage, initiate or engage in discussions or negotiations with, or provide any information to, any Person other than Quintiles concerning any proposal for the sale or purchase of any portion of the share capital (including in a public offering) or twenty percent (20%) or more of the assets of, or merger or other business combination, or similar transaction involving Innovex or any Innovex Subsidiary and refrain from otherwise pursuing or endorsing any such transaction, or (b) undertake or cause to occur any offering or sale of Innovex's or any of Innovex's Affiliates' securities to the public (any such offering or sale being referred to herein as a "Public Offering"); provided that this Section 4.2 shall not restrict Innovex from consulting with its legal and financial advisors and its independent accountants regarding the feasibility of a Public Offering in the event that this Agreement is terminated. The Shareholders and Innovex shall notify Quintiles promptly if any proposals concerning any merger, consolidation, sale of assets, tender offer, sale of shares or similar transaction involving Innovex, any Innovex Subsidiary or any significant assets of Innovex or any Innovex Subsidiary (any such proposal being referred to herein as an "Acquisition Proposal"), or if any request for confidential information regarding Innovex or any Innovex Subsidiary is received, and shall provide to Quintiles such information regarding any such Acquisition Proposal or request as Quintiles shall reasonably request.

         4.3. Access to Information. Except as required pursuant to any confidentiality agreement or similar agreement or arrangement to which Innovex or Quintiles or any of their respective Subsidiaries is a party or pursuant to applicable law or the regulations or requirements of any stock exchange or other regulatory organization with whose rules Innovex or Quintiles are required to comply, from the date of this Agreement to the Closing, Innovex and Quintiles shall (and shall cause their respective Subsidiaries to): (i) provide to the other (and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives, collectively, "Representatives") access at reasonable times upon prior notice to the officers, employees, agents, properties, offices and other facilities of the other and its Subsidiaries and to the books and records thereof and (ii) furnish promptly such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of the other party and its Subsidiaries as the other party or its Representatives may reasonably request. No investigation conducted pursuant to this Section 4.3 shall affect or be deemed to modify any representation or warranty made in this Agreement. Subject to compliance with applicable law, from the date hereof until the Closing, each of Innovex and Quintiles shall confer on a regular and frequent basis with one or more representatives of the other to report on the general status of ongoing operations and shall, upon reasonable notice, provide the other with such financial and operating data and other information with respect to its business and properties as the other party shall from time to time reasonably request. In the event of termination of this Agreement without consummation of the transactions contemplated hereby, each party shall keep confidential any material information obtained from the others concerning their respective properties, operations and business (unless readily ascertainable from public or published information or trade sources) until the same ceases to be material (or becomes so ascertainable) and, upon request, shall return all copies of any schedules, statements, documents or other written information obtained in connection therewith.

         4.4. Conduct of Business of Quintiles and Quintiles Subsidiaries. During the period from the date of this Agreement to the Closing Date, Quintiles shall conduct its operations only according to its ordinary and usual course of business. Notwithstanding the immediately preceding sentence, prior to the Closing (or the earlier termination of this Agreement pursuant to Section 9.16 below), (a) except as may be first approved in writing by Innovex or as is otherwise permitted or required by this Agreement, and except in connection with the acquisition by Quintiles of BRI International Inc. and related transactions, Quintiles shall not (i) merge, consolidate with or consummate any other business combination with any person other than as permitted by the following clause (ii), (ii) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business entity, in a transaction or series of related transactions for a purchase price in excess of $100 million in the aggregate, or (iii) issue or sell, or issue any rights to purchase or subscribe for, or subdivide or otherwise change in any respect shares of Quintiles' share capital, except to the extent required by law or by any existing plan or agreement, other than general increases in the compensation of employees in the ordinary course of business consistent with past practices and except for the issuance to directors, officers or employees of Quintiles of options to purchase shares of Common Stock of Quintiles in a manner and quantity consistent with past practices, and (b) unless Quintiles has consulted beforehand with Innovex (except as is otherwise permitted or required by this Agreement), Quintiles shall cause (i) the Quintiles Organizational Documents to be maintained in their forms on the date of this Agreement and (ii) Quintiles and each Quintiles Subsidiary to refrain from entering into any Contracts for capital expenditures in an individual or aggregate amount not to exceed L.1,000,000. Quintiles agrees not to take or omit to take any action which would cause the representations and warranties contained in Article III hereof to be or become untrue or incorrect.

         4.5.    Proxy Statement.

                  (a) As soon as practicable after the date of this Agreement, Quintiles shall prepare for filing with the SEC and thereafter for circulation to Quintiles' shareholders a proxy statement relating to the transactions contemplated by this Agreement and the other Transaction Documents, and in particular to the approval by such shareholders of the issuance of the Quintiles Shares, as required by The Nasdaq Stock Market as a condition for continued listing thereon. Quintiles shall cause such proxy statement to comply (except as to information supplied by Innovex or any Shareholder, to which information this covenant does not apply) with the applicable requirements of (i) the Exchange Act, including without limitation, Sections 14(a) and 14(d) thereof and the respective regulations promulgated thereunder and (ii) The Nasdaq Stock Market.

                 (b) The information supplied by Innovex, any Innovex Subsidiary or any Shareholder for inclusion in any Filing (as defined in Section 7.6 below) will not, at the time the filing is made, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading. Innovex shall ensure that each Filing meets and complies in all material respects with all applicable Laws, including all applicable rules under the Securities Act or the Exchange Act, as such Filing relates to Innovex, any Innovex Subsidiary or any Shareholder.

                 (c) Quintiles shall call and hold a stockholders' meeting as promptly as practicable for the purpose of voting upon the issuance of the Quintiles Shares hereunder, and Quintiles shall use its best efforts (through its agents or otherwise) to solicit from its stockholders proxies in favor of the approval of such issuance, and shall take all other action necessary or advisable to secure the affirmative vote of its stockholders required by applicable law to secure such approval. The Proxy Statement shall include the unanimous and unconditional recommendation of the Board of Directors of Quintiles to the stockholders of Quintiles that they approve the issuance of the Quintiles Shares contemplated by this Agreement. In addition, the Proxy Statement will include the opinions of Goldman Sachs & Co. and Smith Barney Inc. referred to in Section 3.17.

         4.6. Pooling Letter. On or prior to the Closing Date, Innovex shall cause to be executed and delivered to Quintiles' accountants a letter or letters, dated the Closing Date, in form and substance reasonably satisfactory to Quintiles and its accountants relating to "pooling of interests" accounting.

         4.7. Redemption of Loan Notes. On or prior to the Closing Date, Innovex shall satisfy in full and retire all of Innovex's issued and outstanding loan notes (as described in Schedule 2.16) in accordance with the terms thereof, such that none shall remain issued or outstanding thereafter.

         4.8.    Directors' and Officers' Indemnification and Insurance.

                 (a) For a period of six years after the Closing, Quintiles shall cause to be maintained in effect the current directors' and officers' liability insurance policies maintained by Innovex (provided that Quintiles may, and in the event of the cancellation or termination of such policies, shall substitute therefor policies reasonably satisfactory to the indemnified parties of at least the same coverage containing terms and conditions which are no less advantageous) with respect to claims arising from facts or events that occurred prior to the Closing; provided, however, that Quintiles shall not be required to maintain such insurance if it becomes unavailable on ordinary commercial terms or if its cost of such insurance would exceed 115% of its current cost (in which case the beneficiaries shall be given the opportunity to pay the difference).

                 (b) This Section 4.8 is intended to be for the benefit of, and shall be enforceable by, the indemnified parties, their heirs and personal representatives, and shall be binding on Quintiles and its successors and assigns.

         4.9. Tax Covenant. As described in Section 1.5, it is the intent of the parties that the Exchange be treated as a taxable transaction for United States Federal income tax purposes. If, prior to the Closing, Quintiles determines that the Exchange may not be so treated, then Innovex and Quintiles shall work together in good faith to modify the transactions contemplated hereby, if feasible, to effectuate such intent. Notwithstanding the foregoing, no such modification shall be made pursuant to this Section 4.9 if such modification would change the material economic terms of the transactions contemplated by this Agreement, result in the Exchange being taxable to a holder of Innovex Shares who is resident in the United Kingdom for United Kingdom tax purposes, or result in the transactions contemplated hereby being treated other than as a "pooling transaction" under United States Generally Accepted Accounting Principles.

         4.10. Innovex Obligations. The Management Shareholders shall cause Innovex to perform fully its obligations under this Agreement.

         4.11. Reorganization. Notwithstanding the provisions of Section 4.1, as soon as practicable after the date of this Agreement, Innovex agrees, and the Management Shareholders agree to cause Innovex, to implement a capital reorganization pursuant to which Innovex shall issue to the Shareholders on a pro rata basis shares of a new class or classes of foreign currency denominated stock (collectively, the "New Shares") which shall carry substantially all of the rights attaching to the Innovex Shares on the date of this Agreement and shall be represented by share warrants to bearer, and the Innovex Shares shall be converted into a single class or classes of deferred shares, each such share carrying a right to an annual dividend equal to 0.001% of the nominal value of the shares and be subject to the right of Innovex to buy the share at its market value, provided that Innovex and the Shareholders shall have received the tax clearance letters referred to in Section 6.7, taking into account the proposed reorganization and provided that, prior to such reorganization, Quintiles shall have agreed to indemnify the Shareholders and Innovex to their reasonable satisfaction against: (i) any tax liabilities they may incur which would not have arisen in the absence of such reorganization; (ii) the costs of effecting a further reorganization to reverse the effects of the first reorganization should Closing not occur; and (iii) any tax liabilities which would not have arisen in the absence of such further reorganization. Upon such reorganization, this Agreement shall be deemed amended to provide for the exchange of all the New Shares, in lieu of the Innovex Shares, on the same terms and conditions as set forth in Article I hereof, and as promptly as practicable thereafter the parties shall enter into a written amendment to this Agreement and take such other actions as may be necessary and appropriate to effectuate the matters contemplated by this Section, to the reasonable satisfaction of Quintiles.

         4.12. Best Efforts. Each of the Shareholders, Innovex and Quintiles shall use their respective best efforts in good faith to satisfy the various conditions to Closing and to consummate the Exchange by November 30, 1996.

                                   ARTICLE V
                      CONDITIONS TO QUINTILES' OBLIGATIONS

         Quintiles' obligations pursuant to this Agreement are conditioned upon satisfaction, on or prior to the Closing Date, of each of the following conditions:

         5.1. Opinion of the Shareholders' and Innovex's Counsel. Innovex shall have furnished Quintiles with opinions, dated the Closing Date, of Sullivan & Cromwell and Clifford Chance, counsel to Innovex and the Shareholders, each in form and substance reasonably satisfactory to Quintiles.

         5.2. Truth of Representations and Warranties. The representations and warranties of the Shareholders and Innovex contained in this Agreement or in any schedule attached hereto that are qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, in each case on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, except for changes expressly contemplated by this Agreement or to the extent that any representation or warranty is expressly made only as of a specified date, in which case such representation or warranty shall be true as of such date, and the Shareholders and Innovex shall have delivered to Quintiles a certificate, dated the Closing Date, to such effect.

         5.3. Performance of Agreements. All of the agreements of the Shareholders and Innovex to be performed on or before the Closing Date pursuant to the terms hereof shall have been duly performed in all material respects, and the Shareholders and Innovex shall have delivered to Quintiles a certificate, dated the Closing Date, to such effect.

         5.4. No Litigation. No action or proceedings shall have been instituted before a court or other government body or by any public authority, and no claim (other than any frivolous claim brought by a Person other than a governmental entity) shall have been asserted, to restrain or prohibit any of the transactions contemplated hereby.

         5.5. Opinions of Accountants (Pooling of Interests). Quintiles shall have received letters, dated the Closing Date, from KPMG, accountants for Innovex, and Ernst & Young LLP, accountants to Quintiles, each in form and substance satisfactory to Quintiles, regarding the appropriateness of pooling of interests accounting treatment for the transactions contemplated by this Agreement.

         5.6. Opinions of Accountants (Tax Opinion). Quintiles shall have received letters, dated the Closing Date, from KPMG, accountants for Innovex, and Ernst & Young LLP, accountants to Quintiles, each in form and substance satisfactory to Quintiles, regarding the treatment of the transactions contemplated by this Agreement as a taxable acquisition of the Innovex Shares by Quintiles for purposes of United States Federal income tax law.

         5.7. Governmental and Other Approvals and Consents. All governmental and other consents and approvals, if any, necessary to permit the consummation by Innovex and the Shareholders of the transactions contemplated by this Agreement and the other Transaction Documents, including without limitation any necessary pursuant to or in connection with any License (as defined in Section 2.19 above) or any material Contract described in Schedule 2.12, 2.13 or 3.9 or to which Innovex, any Innovex Subsidiary or Quintiles otherwise is a party or by which Innovex, any Innovex Subsidiary or Quintiles otherwise is bound, shall have been received, except where the failure to obtain any such consents and approvals would not result in a Material Adverse Effect on Innovex and its Subsidiaries taken as a whole or Quintiles and its Subsidiaries taken as a whole; all anti-trust clearances shall have been obtained as waiting periods expire or otherwise have been obtained or terminated satisfactorily to Quintiles; and the shareholders of Quintiles shall have approved the issuance of the Quintiles Shares hereunder (pursuant to the applicable rules of the Nasdaq Stock Market).

         5.8. Escrow Agreement. The Shareholders and the Escrow Agent (as defined therein) shall have executed and delivered to Quintiles the Escrow Agreement (as defined in Section 1.3 above).

         5.9. Employment Agreements. Each of Barrie S. Haigh and other Innovex employees in senior management positions, as reasonably determined by Quintiles and Innovex (each a "Key Employee"), shall have executed and delivered to Quintiles an employment agreement (i) as to Barrie S. Haigh, in a form substantially equivalent to the existing Service Agreement (which shall be terminated) between Innovex and Mr. Haigh dated March 31, 1993, provided that Mr. Haigh's employment agreement shall provide that Mr. Haigh shall serve as Vice Chairman of Quintiles at compensation and benefits comparable to that afforded by Quintiles to its Level 2 employee and shall contain a non-competition provision restricting Mr. Haigh for a period ending on the later of the date Mr. Haigh reaches age 65 or two years after the end of his employment with Quintiles, and (ii) as to the other Key Employees, in a form (to replace existing agreements) containing provisions mutually satisfactory to Quintiles, Innovex and such Key Employee, including, without limitation, a non-competition provision to the fullest extent allowed by applicable law
(such employment agreements, collectively, the "Employment Agreements").

         5.10. Termination of Certain Contracts. Innovex shall have terminated (or arranged for termination contingent solely upon consummation of the Closing), on terms and conditions satisfactory to Quintiles, each Contract listed on a Schedule 5.10.

         5.11. Comfort Letter. Quintiles shall have received a comfort letter, dated the date of the Proxy Statement and brought down on the date of the Quintiles stockholders' meeting referred to in Section 4.5(c) above and the Closing Date, from KPMG, accountants for Innovex, in each case in form and substance satisfactory to Quintiles, regarding the combined financial statements of Innovex and the Innovex Subsidiaries.

         5.12. Registration Rights Agreement. The Shareholders shall have executed and delivered to Quintiles a Registration Rights Agreement in the form of Exhibit C attached hereto (the "Registration Rights Agreement").

                 5.13. Conversion to Private Company. A certificate of registration of Innovex as a private company shall have been issued by the Register of Companies under Section 55 of the Companies Act of 1985, and a true and complete copy thereof shall have been delivered to Quintiles.

         5.14. No Material Adverse Change. Since the date of this Agreement, no event, fact, change, condition, circumstance or other development shall have occurred that has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Innovex and its Subsidiaries taken as a whole, and Innovex shall have delivered to Quintiles a certificate, dated the Closing Date, to such effect.


                                   ARTICLE VI
                  CONDITIONS TO THE SHAREHOLDERS' OBLIGATIONS

         The Shareholders' obligations pursuant to Section 1.1 of this Agreement are conditioned upon satisfaction, on or prior to the Closing Date, of each of the following conditions, provided, however, that only Innovex or one or more Shareholders holding in excess of thirty (30%) percent of the Innovex share capital shall be entitled to assert any failure of any such condition as a basis not to perform any Shareholder's respective obligations thereunder:

         6.1. Opinion of Quintiles' Counsel. Quintiles shall have furnished the Shareholders with the opinion, dated the Closing Date, of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, LLP, counsel to Quintiles (which may rely as to matters of New York law on the opinion of Cravath, Swaine & Moore), in form and substance reasonably satisfactory to Innovex and the Shareholders.

         6.2. Truth of Representations and Warranties. The representations and warranties of Quintiles contained in this Agreement or in any schedule attached hereto that are qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, in each case on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, except for changes expressly contemplated by this Agreement or to the extent that any representation or warranty is expressly made only as of a specified date, in which case such representation or warranty shall be true as of such date, and Quintiles shall have delivered to the Shareholders a certificate, dated the Closing Date, to such effect.

         6.3. Governmental and Other Approvals and Consents. All governmental and other consents and approvals, if any, necessary to permit the consummation by Quintiles of the transactions contemplated by this Agreement and the other Transaction Documents, including without limitation any necessary pursuant to or in connection with any License (as defined in Section 2.19 above) or any material Contract described in Schedule 3.9 or to which Quintiles or any Quintiles Subsidiary otherwise is a party or by which Quintiles or any Quintiles Subsidiary otherwise is bound, shall have been received, except where the failure to obtain any such consents and approvals would not result in a Material Adverse Effect on Quintiles and its Subsidiaries taken as a whole; all anti-trust clearances shall have been obtained as waiting periods expire or otherwise have been obtained or terminated satisfactorily to Innovex and the Shareholders and the shareholders of Quintiles shall have approved the issuance of the Quintiles Shares hereunder (pursuant to the applicable rules of the Nasdaq Stock Market).

         6.4. Employment Agreements. Quintiles shall have executed and delivered to the other party thereto each of the Employment Agreements.

         6.5. Registration Rights Agreement. Quintiles shall have executed and delivered to the Shareholders the Registration Rights Agreement in the form attached hereto as Exhibit C.

         6.6. Performance of Agreements. All of the agreements of Quintiles to be performed on or before the Closing Date pursuant to the terms hereof shall have been duly performed in all material respects and Quintiles shall have delivered to the Shareholders a certificate, dated the Closing Date, to such effect.

         6.7. Tax Letter. The Shareholders shall have received a letter, dated prior to the Closing Date, from HM Inland Revenue, in form and substance satisfactory to the Shareholders, giving clearance for the transactions contemplated by this Agreement and the other Transaction Documents pursuant to
Section 138, Taxation of Chargeable Gains Act of 1992 and Section 707 of the Income and Corporation Taxes Act, 1988.

         6.8. No Litigation. No action or proceedings shall have been instituted before a court or other government body or by any public authority, and no claim (other than any frivolous claim brought by a Person other than a governmental entity) shall have been asserted, to restrain or prohibit any of the transactions contemplated hereby.

         6.9. Opinions of Accountants (Pooling of Interests). Innovex shall have received letters, dated the Closing Date, from KPMG, accountants for Innovex, and Ernst & Young LLP, accountants to Quintiles, each in form and substance satisfactory to Innovex, regarding the appropriateness of pooling of interests accounting treatment for the transactions contemplated by this Agreement.

         6.10. No Material Adverse Change. Since the date of this Agreement, no event, fact, change, condition, circumstance or development shall have occurred that has had, or could reasonably be expected to have individually or in the aggregate a Material Adverse Effect on Quintiles and its Subsidiaries taken as a whole, and Quintiles shall have delivered to Innovex a certificate, dated the Closing Date, to such effect.


                                  ARTICLE VII
                CERTAIN COVENANTS AND AGREEMENTS OF THE PARTIES

         7.1. Non-Interference; Confidentiality. Each Shareholder agrees that from the Closing until the third anniversary thereof, such Shareholder shall not:

                 (a) directly or indirectly, solicit, interfere with Innovex's or Quintiles' relationships with, or entice away from Innovex or Quintiles any customer, supplier, or other Person who or which has at any time during the three (3) years immediately preceding the date of this Agreement or at any time during which such Shareholder was an employee of or consultant to Innovex done business with Innovex or Quintiles; provided that nothing herein shall prevent HSBC Private Equity and Lloyds Development Capital or their respective Affiliates from making investments in companies in the ordinary course of its business; or

                 (b) use for any purpose or knowingly divulge, directly or indirectly, to any Person, any material information concerning Innovex's or Quintiles' proprietary records, formulae, computer programming techniques, documentation, software source codes, object codes, documentation, "know-how", processes, methods, research, development or marketing techniques, programs, standard operating procedures and practices, materials or plans, client list or any other of Innovex's or Quintiles' trade secrets, confidential information, price lists or pricing policies, except information which is (i) in the public domain or (ii) becomes public knowledge through no fault of such Shareholder or
(iii) is required to be disclosed by court order or other government process or the disclosure of which is necessary to enable such Shareholder to comply with applicable Law or defend against claims. In the event that such Shareholder shall be required to make disclosure pursuant to the provisions of clause (iii) of the preceding sentence, such Shareholder shall promptly notify Innovex and Quintiles and take, at the expense of Innovex or Quintiles, all reasonably necessary steps requested by Innovex or Quintiles to defend against the enforcement of such court order or other government process, and permit Innovex and Quintiles to participate with counsel of its choice in any proceeding relating to the enforcement thereof.

         It is the desire and intent of the parties to this Agreement that the provisions of this Section 7.1 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If any particular provisions or portion of this
Section 7.1 shall be adjudicated to be invalid or unenforceable, this Section shall be deemed amended to delete therefrom such provision or portion adjudicated to be invalid or unenforceable, such amendment to apply only with respect to the operation of such Section in the particular jurisdiction in which such adjudication is made.

         The parties recognize that the performance of the obligations under this Section 7.1 by each of the Shareholders is special, unique and extraordinary in character, and that in the event of the breach by any such Shareholder of the terms and conditions of this Section 7.1 to be performed, Quintiles shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either in law or in equity, to obtain damages for any breach of this Section 7.1, to enforce the specific performance thereof by such Shareholder or to enjoin such Shareholder from performing services for any such other Person.

         For purposes of this Section 7.1 only, the term "Quintiles" shall include Quintiles and all Affiliates of Quintiles, and the term "Innovex" shall include Innovex and all Affiliates of Innovex.

         7.2.    Placement and Stock Transfer Restrictions and Related Matters.

                 (a)      Pooling of Interests Accounting.

                          (i)     Each party to this Agreement agrees that from
and after the date of this Agreement, such party shall not take any action, or knowingly fail to take any action, which action or failure is reasonably likely to disqualify the transactions contemplated by this Agreement from pooling of interests accounting treatment by Quintiles, and that such party shall take all reasonable actions necessary to cause the transactions contemplated by this Agreement to qualify as a pooling of interests if such characterization shall be jeopardized by action taken by such party. Without limiting with the foregoing, each Shareholder agrees that such Shareholder shall not sell, transfer, pledge, or otherwise dispose of such Shareholder's interests in or reduce such Shareholder's risk relative to any of the Quintiles Shares until Quintiles shall have published financial results covering at least thirty (30) days of combined operations of Quintiles and Innovex after consummation of the transactions contemplated by this Agreement. Each of the Shareholders and Innovex acknowledge and agree with Quintiles that none of the Shareholders or Innovex is a party to any agreement or arrangement among themselves or with third parties regarding the transactions contemplated by this Agreement and the other Transaction Documents or the subject matter hereof and thereof, except as set forth on Schedule 7.2(a).

                          (ii)    Prior to the Closing, Quintiles shall deliver
to Innovex a list of names and addresses of those persons who are or may be, in Quintiles' reasonable judgment, affiliates of Quintiles within the meaning of Rule 145 of the rules and regulations promulgated under the Securities Act or applicable SEC accounting releases with respect to pooling of interests accounting treatment (each such persons, a "Pooling Affiliate"). Quintiles also shall provide Innovex with such information and documents as Innovex shall reasonably request for purposes of reviewing such list. Prior to the Closing, Quintiles shall deliver to Innovex an affiliate letter, in form and substance reasonably satisfactory to Innovex, executed by each of the Pooling Affiliates identified in the foregoing list.

                          (iii)   Prior to the Closing, Innovex shall deliver
to Quintiles a list of names and addresses of those persons who are or may be, in Innovex's reasonable judgment, Pooling Affiliates of Innovex. Innovex also shall provide Quintiles with such information and documents as Quintiles shall reasonably request for purposes of reviewing such list. Prior to the Closing, Innovex shall deliver to Quintiles an affiliate letter, in form and substance reasonably satisfactory to Quintiles, executed by each of the Pooling Affiliates of Innovex identified in the foregoing list.

                 (b) Tax Treatment. From and after the date of this Agreement, each party to this Agreement shall take all reasonable actions necessary to cause the transactions contemplated by this Agreement to qualify as a tax-free rollover pursuant to United Kingdom tax law and as a taxable acquisition of the Innovex Shares by Quintiles for purposes of United States Federal income tax law.

                 (c)      Private Placement Participants

                          (i)  Each certificate representing Quintiles Shares
delivered to any Shareholder identified as a private placement participant on Exhibit A (each such Shareholder, together with any permitted transferee, a "Private Placement Participant") shall include the following legend:

                 THIS SECURITY HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OF THE UNITED STATES OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, SUCH REGISTRATION

REQUIREMENTS. IN THE CASE OF ANY TRANSFER OR OTHER DISPOSITION MADE OTHERWISE THAN PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, THE HOLDER HEREOF SHALL BE REQUIRED TO PROVIDE TO THE ISSUER HEREOF AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH TRANSFER IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH ALL APPLICABLE STATE SECURITIES LAWS, AND AN AGREEMENT BY THE TRANSFEREE TO BE BOUND BY THE TRANSFER RESTRICTIONS SET FORTH IN THE AGREEMENT PURSUANT TO WHICH THIS SECURITY WAS FIRST SOLD BY THE ISSUER.

                          (ii)    Each Private Placement Participant
individually represents, warrants and covenants as follows:

                                  (A)      Such Private Placement Participant
understands that the Quintiles Shares are being issued to such Private Placement Participant in reliance on an exemption from the registration requirements of the Securities Act for an offer and sale of securities that does not involve a public offering and have not been registered under the Securities Act or with any securities regulatory authority of any state of the United States or other jurisdiction and, therefore, that such Quintiles Shares (and all securities issued in exchange therefor or in substitution thereof) cannot be resold in the absence of such registration except pursuant to an exemption from, or in a transaction not subject to, such registration requirements. Such Private Placement Participant agrees that it shall not transfer any Quintiles Shares except in a transaction registered under the Securities Act or unless such Private Placement Participant shall have delivered to Quintiles an opinion of United States counsel, which counsel and opinion shall be reasonably satisfactory to Quintiles, that such transfer is being effected in accordance with an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and a written instrument, in form and substance reasonably satisfactory to Quintiles, from the transferee agreeing to be bound hereby. Such Private Placement Participant is aware that Quintiles is under no obligation to effect any such registration under the Securities Act or otherwise with respect to such Quintiles Shares (or any securities issued in exchange thereof or in substitution thereof) or to file for or comply with any exemption from such registration except as set forth in the Registration Rights Agreement.

                                  (B)      Such Private Placement Participant
is an "accredited investor" (as defined in Regulation D under the Securities
Act), with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of any investment in the Quintiles Shares.

                                  (C)      Such Private Placement Participant
will acquire the Quintiles Shares for its own account and not with a view to any distribution (within the meaning of the Securities Act) thereof or with any present intention of offering or selling any of the Quintiles

Shares in a transaction that would violate the Securities Act or the securities Laws of any state of the United States or any other applicable jurisdiction.

                                  (D)      Such Private Placement Participant
acknowledges that any resale or other transfer, or attempted resale or other transfer, made other than in compliance with the restrictions stated herein shall not be recognized by Quintiles in respect of the Quintiles Shares, and that Quintiles may deliver a corresponding stop-transfer order to its transfer agent (the "Transfer Agent") to that effect.

                                  (E)      Such Private Placement Participant
has not engaged, and during the Restricted Period (as defined below) will not engage, in any "directed selling efforts" (as defined below) with respect to the Quintiles Shares.

                          (iii)   Quintiles shall, upon the written request of
a Private Placement Participant to remove the legend set forth in subsection
(c)(i), together with delivery to Quintiles of an opinion of counsel to such Private Placement Participant, which counsel and opinion shall be reasonably satisfactory to counsel to Quintiles, stating that such Quintiles Shares are no longer "restricted securities" within the meaning of Rule 144 under the Securities Act and that such legend is no longer required on the certificate or certificates evidencing such Quintiles Shares under the applicable requirements of the Securities Act or applicable state securities or "blue sky" Laws, direct its transfer agent to issue a certificate representing such Quintiles Shares without such legend upon surrender to the Transfer Agent of the certificate with such legend.

                 (d)  Regulation S Participants

                          (i)     Each certificate representing Quintiles
Shares delivered to any Shareholder identified as a Regulation S participant on Exhibit A (each such Shareholder, together with any permitted transferee, a "Regulation S Participant") shall include the following legend:

                 THIS SECURITY HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OF THE UNITED STATES OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF PRIOR TO THE EXPIRATION OF A RESTRICTED PERIOD (DEFINED AS 40 DAYS AFTER THE CLOSING DATE OF THE SHARE EXCHANGE AGREEMENT AMONG THE ISSUER, INNOVEX LIMITED AND OTHERS ("THE SHARE EXCHANGE AGREEMENT")) EXCEPT IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND OF ANY OTHER JURISDICTION. IN ADDITION, NO SUCH DISPOSITION

MAY BE MADE UNLESS PRIOR TO SUCH TRANSFER THE HOLDER AND PROPOSED TRANSFEREE DELIVER TO THE ISSUER CERTAIN CERTIFICATIONS AND OPINIONS OF COUNSEL AND THE PROPOSED TRANSFEREE MAKES CERTAIN REPRESENTATIONS AND WARRANTIES AND AGREES TO CERTAIN COVENANTS, ALL AS SET FORTH IN THE SHARE EXCHANGE AGREEMENT.

                 UPON THE EXPIRATION OF THE RESTRICTED PERIOD (AS DEFINED ABOVE), THIS SECURITY SHALL NO LONGER BE SUBJECT TO THE RESTRICTIONS PROVIDED IN THIS LEGEND, IF AT THE TIME OF SUCH EXPIRATION THIS SECURITY WOULD NOT BE RESTRICTED UNDER THE SECURITIES LAWS OF THE UNITED STATES OR ANY STATE OF THE UNITED STATES.

                          (ii)     Each Regulation S Participant and each
purchaser of Quintiles Shares in subsequent resales prior to the end of the Restricted Period referred to below, individually represents, warrants and covenants (or shall be deemed to have represented, warranted and covenanted, if not a party to this Agreement) as follows:

                                  (A)      Such Regulation S Participant
understands that the Quintiles Shares are being issued to such Regulation S Participant in reliance on Regulation S promulgated pursuant to the Securities Act ("Regulation S") and have not been registered under the Securities Act or with any securities regulatory authority of any state of the United States or other jurisdiction and, therefore, that such Quintiles Shares (and all securities issued in exchange therefor or in substitution thereof) cannot be resold in the absence of such registration except pursuant to an exemption from, or in a transaction not subject to, such registration requirements. Such Regulation S Participant is aware that Quintiles is under no obligation to effect any such registration under the Securities Act or otherwise with respect to such Quintiles Shares (or any securities issued in exchange therefor or in substitution thereof), or to file for or comply with any exemption from such registration except as set forth in the Registration Rights Agreement.

                                  (B)      Such Regulation S Participant is,
and any person for whose account it is acquiring the Quintiles Shares is, outside the United States (as defined under Regulation S), and with respect to the initial Regulation S Participants, this Agreement was executed, and the investment decision to enter into this Agreement was made, outside the United States.

                                  (C)      Such Regulation S Participant is not
in the business of buying and selling securities or, if it is in such business, it did not acquire the Quintiles Shares from Quintiles or an affiliate thereof in the initial distribution of Quintiles Shares.

                                  (D)      Such Regulation S Participant will
not offer, sell or deliver any of the Quintiles Shares until 40 Days after the Closing Date (the "Restricted Period") except in an

"offshore transaction" (as defined in Regulation S) in accordance with Rule 904 of Regulation S and in accordance with this Agreement.

                                  (E)      Such Regulation S Participant has
not and will not, until the expiration of the Restricted Period, directly or indirectly, execute or effect any short sale, option or equity swap transactions in or relating to the Quintiles Shares or any other derivative securities transactions the purpose or effect of which is to transfer to a third party all or any part of the risk of loss associated with the Quintiles Shares to be acquired by the Regulation S Participant.

                                  (F)      Such Regulation S Participant
acknowledges that any resale or other transfer, or attempted resale or other transfer, which Quintiles determines in good faith was made other than in compliance with the restrictions stated herein shall not be recognized by Quintiles in respect of such Quintiles Shares, and that Quintiles may deliver a corresponding stop-transfer order to the Transfer Agent to that effect.

                                  (G)      The certificates representing the
Quintiles Shares to be delivered to the Regulation S Participants will be delivered to Goldman Sachs International, as each Regulation S Participant's representative, to be held in custody for delivery to each Regulation S Participant within 5 business days after the "Delivery Date", which will be the first business day after the expiration of the Restricted Period. If a Regulation S Participant intends to transfer any of the Quintiles Shares or an interest or participation therein prior to the Delivery Date, the Regulation S Participant shall deliver to Quintiles (i) a written certificate that neither record nor beneficial ownership of the shares evidenced thereby has been offered or sold in the United States, or to or for the account or benefit of a "U.S. person" (as defined in Regulation S), (ii) a written certification of the proposed transferee in form and substance reasonably satisfactory to Quintiles that such transferee is not a "U.S. person" or acquiring such Quintiles Shares for the account or benefit of a "U.S. person", and that such transferee is knowledgeable of and agrees to be bound by the restrictions on transfer and derivative activities set forth herein during the Restricted Period and (iii) a written opinion of counsel to the transferee, which counsel and opinion shall be reasonably satisfactory to Quintiles, to the effect that the offer, sale and transfer of the Quintiles Shares are not subject to registration under the Securities Act, upon delivery of which Quintiles shall instruct Goldman Sachs International to deliver such Regulation S Participant's certificate(s) thereto. Any Regulation S Participant may obtain a certificate for the Quintiles Shares without the legend set forth in subsection (d)(i) hereof from the Transfer Agent after the Delivery Date upon surrender to the Transfer Agent of the certificate representing the relevant Quintiles Shares.

                                  (H)      Such Regulation S Participant has
not engaged in, and during the Restricted Period will not engage in, any "directed selling efforts" (as defined in Regulation S) with respect to the Quintiles Shares.

                 (e) Innovex Representations, Warranties and Covenants with Respect to Placement of Quintiles Shares.

                          (i)     Neither Innovex nor any of its Affiliates,
nor any Person acting on its or their behalf has made or will make, directly or indirectly, offers or sales of any security, or has solicited or will solicit offers to buy any security, under circumstances that would require the registration under the Securities Act of the issuance of the Quintiles Shares hereunder.

                          (ii)    Neither Innovex, nor any of its Affiliates,
nor any Person acting on its or their behalf has engaged in or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the issuance of the Quintiles Shares hereunder.

                          (iii)   Innovex has not engaged, and during the
Restricted Period will not engage, in any "directed selling efforts" (as defined in Regulation S under the Securities Act) with respect to the Quintiles Shares.

         7.3. Non-Solicitation. Each of Quintiles (for itself and its Subsidiaries) and Innovex (for itself and its Subsidiaries) agrees that between the date of this Agreement and the earlier to occur of the Closing and the date on which this Agreement is terminated pursuant to its terms, it shall not solicit, induce or recruit any of the other's employees to leave their respective employment.

         7.4.    Management Issues.

                 (a) Board of Directors. As soon as practicable after the Closing, Quintiles shall cause Barrie S. Haigh and Paul Knott to be designated as directors of Quintiles and cause Barrie S. Haigh to be designated as Vice-Chairman of Quintiles' board of directors, such designations to be effective as of the first meeting of Quintiles' board of directors subsequent to the Closing. Innovex may also nominate up to one additional person for election as a non-executive member of Quintiles' board of directors, such nomination to be presented to the first meeting of Quintiles' shareholders subsequent to the Closing. Paul Knott also shall become an employee of Quintiles and report to the Chief Financial Officer of Quintiles.

                 (b) Executive Management Committee. As soon as practicable after the Closing, Quintiles shall reconstitute the membership of its Executive Management Committee to include executive officers at the Quintiles Corporate level (including the Chairman, Vice-Chairman, COO, CFO and
EVP) and two executives from each of the three divisions described below in
Section 7.4(c)(i). David White and David Stack will be appointed to the Executive Management Committee commencing the first meeting after the Closing to represent the Innovex Division. Barrie S. Haigh will serve on the Executive Management Committee in his capacity as Vice

Chairman, representing Quintiles' overall business development interests. Quintiles' Chief Operating Officer shall chair the Executive Management Committee.

                 (c)      Preservation of Innovex Identity.

                          (i)     Divisional Status.  Innovex (together with
its Subsidiaries) shall continue its separate corporate existence, operating under the name "Innovex, a division of Quintiles Transnational Corp." (the "Innovex Division"). It is understood and acknowledged by the parties that two further divisions of Quintiles will also be formed subsequent to the Closing, comprising the Quintiles division (focusing on clinical research) and the Lewin division (concentrating on managed care).

                          (ii)    Strategic Focus.  The Innovex Division will
have the strategic focus of supplying outsourcing services to the pharmaceutical industry during the product peri-launch period (the two years before and the two years subsequent to the receipt of regulatory approval for customers' pharmaceutical products). It is understood and acknowledged by the parties hereto that the strategic focus of the Innovex Division encompasses, among other things, (A) Phase IIIb and Phase IV clinical testing, as well as large simple trials of pharmaceutical products, (B) disease management services and related added-value marketing services, (C) sales services and (D) marketing and distribution services. It is understood, however, that clinical and disease management functions may be coordinated or combined with the other divisions as appropriate.

                          (iii)   Divisional Management.  Each of the Innovex
Division, the Quintiles division and the Lewin division will create its own executive management team. The CEO of the Innovex Division shall report to the COO of Quintiles.

                          (iv)    Announcements.  Consistent with the aim of
preserving Innovex's separate identity, any press announcement by Quintiles or Innovex regarding this Agreement, the other Transaction Documents or the transactions contemplated hereby or thereby, will refer to such transactions as a financial pooling and/or a business combination.

                 (d) Steering Committee. Upon the execution and delivery of this Agreement, Quintiles and Innovex will establish a committee (the "Steering Committee") for the purpose of, to the extent permitted by applicable law, advising executive management and further facilitating the efficient combination of the respective businesses of Quintiles and Innovex as promptly as practicable following the Closing. The Steering Committee will initially consist of a number of integration teams comprising, in aggregate, 34 members, 17 of whom will be designated by Quintiles and 17 of whom will be designated by Innovex.

                 (e) Business Development Function. Upon the execution and delivery of this Agreement, Quintiles and Innovex will establish a business development matrix organization (the "Business Development Function") for the purpose of developing increased business subsequent to the Closing through the coordination of all client relationships. The Business Development Function will involve all business development personnel in each division of Quintiles and will report to the Vice Chairman.


                 (f) Employees. Each person who is an officer or employee of Innovex (or any of its Subsidiaries) shall, after the Closing, remain an employee of the Innovex Division, until such person's employment is terminated. Nothing herein shall be deemed or construed to give rise to a right of employment. As of the Closing, Quintiles will offer employee benefit plans and programs to employees who continue in the employ, or become employed by, the Innovex Division that, taken as a whole, are comparable to the employee benefit plans and programs provided to employees of Innovex as of the date hereof (except as otherwise provided herein); provided, however, that the terms and conditions of such employee benefit plans and programs may be varied or eliminated at any time subsequent to the first anniversary of the Closing Date in a manner determined by the Compensation Committee of Quintiles Board of Directors, the members of which shall be comprised of a majority of external directors.

                 (g)      Duration and Effect.  The provisions of this Section
7.4 represent the current intent of Quintiles, and Quintiles will exercise good faith efforts to comply with the provisions of this Section 7.4 for a period of 18 months after the Closing (or any shorter period specified herein.) Notwithstanding anything to the contrary herein, it is understood that Quintiles retains ample discretion to manage its business in the best interests of its shareholders, and that good faith modifications of or variances from these provisions in the exercise of such discretion are appropriate and permitted. Accordingly, except as to employee benefits as set forth in Section 7.4(f) above, the provisions of this Section 7.4 are unenforceable and only an expression of current intent.

         7.5. No Acquisition of Quintiles Shares. Except with Quintiles' prior written consent, neither Innovex, any Shareholder, nor any of their respective Affiliates shall purchase or otherwise acquire, directly or indirectly, any securities of Quintiles during the period from the date of this Agreement until the Closing; provided that, subject to Section 7.2(a)(i) this provision will not prevent any Shareholder that is an institutional trustee or any affiliate of any Shareholder (other than a Management Shareholder) from purchasing and selling securities in the ordinary course of its business not with a view towards controlling Quintiles.

         7.6. Cooperation with Securities Filings. Innovex and the Shareholders will cooperate, and will cause their respective financial, accounting and legal advisors to cooperate, with Quintiles in the preparation and filing of all documents and materials (each a "Filing") required or elected to be disclosed or reported by Quintiles pursuant to applicable securities Laws in connection with the transactions contemplated by this Agreement and the other Transaction Documents or to the extent otherwise relating to or concerning Innovex or any Shareholder, including without limitation Quintiles' definitive proxy statement relating to the Exchange and Quintiles' registration statement on Form S-4 relating to Quintiles' pending transaction with BRI International, Inc. To that end, Innovex and the Shareholders shall furnish to Quintiles, as promptly as is practicable after Quintiles' request therefor, such data and information relating to Innovex, the Innovex Subsidiaries and the Shareholders and such financial statements of Innovex and the Innovex Subsidiaries and opinions, comfort letters and consents of independent certified public accountants relating thereto as, in the opinion of counsel for Quintiles, shall be required by Law to be disclosed or reported by Quintiles or as are otherwise determined by Quintiles to be reasonably necessary or appropriate in connection therewith. Quintiles shall provide a draft of each Filing to Innovex promptly following the preparation thereof. Innovex shall approve all disclosures concerning Innovex, any Innovex Subsidiary or any Shareholder in each Filing (or shall notify Quintiles of any changes requested in such disclosures) promptly following receipt of the corresponding draft from Quintiles. In the event that Innovex shall not have responded as promptly as reasonably practical to the delivery of any draft Filing by Quintiles, Innovex shall be deemed to have approved any disclosures concerning Innovex, any Innovex Subsidiary or any Shareholder in such Filing. If, at any time prior to the Closing, any event should occur relating to Innovex, any Innovex Subsidiary or any Shareholder which should be set forth in an amendment of, or a supplement to, any Filing, Innovex will promptly inform Quintiles.

         7.7. Nasdaq National Market Listing. Quintiles shall use its best efforts to cause Quintiles Shares to be approved for listing on the Nasdaq National Market, subject to official notice of issuance, prior to the Closing Date.


                                  ARTICLE VIII
                     SURVIVAL OF REPRESENTATIONS; INDEMNITY

         8.1. Survival of Representations. The respective representations and warranties of the Shareholders contained in this Agreement or in any schedule attached hereto shall survive the consummation of the Exchange and the other transactions contemplated hereby and shall remain in full force and effect notwithstanding any investigation or examination of, or knowledge with respect to, the subject matter thereof by or on behalf of Quintiles until the earlier of the closing of the Initial Secondary Offering (as defined in the Registration Rights Agreement) or March 31, 1997 (the period ending on such earlier date being referred to herein as the "Representations Period"), except that such representations and warranties shall survive indefinitely in the event of fraud with respect thereto. No claim for indemnification pursuant to
Section 8.2(a) below may be
brought after the expiration of the Representations Period, except for claims made in good faith in writing and setting forth in reasonable detail the claim prior to such expiration or actions (whether instituted before or after such expiration) based on any claims made in good faith in writing and setting forth in reasonable detail the claim prior to such expiration, regardless of whether any action or demand has been commenced against Quintiles (it being understood, without limitation, that any and all Losses arising after the expiration of the Representations Period shall be recoverable upon notice properly given prior to the expiration of the Representations Period in accordance with this Section 8.1). The representations and warranties of Quintiles contained in this Agreement or in any schedule attached hereto shall terminate upon and not survive the consummation of the Exchange, except in the event of fraud by Quintiles with respect thereto, in which case they shall survive indefinitely.

         8.2.    Indemnification.

                 (a) From and after the Closing, Quintiles and its Affiliates (including Innovex and its Subsidiaries) and all of their respective officers, directors, employees (other than the Key Employees), agents and shareholders (other than the Shareholders) (each, an "Indemnitee") shall be defended, indemnified and held harmless pursuant to this Agreement and the Escrow Agreement to the full extent permitted in law or equity, from and against any and all losses, claims, actions, damages, liabilities, costs and expenses (including attorneys' fees and expenses) (collectively, "Losses") relating to or arising from or in connection with (i) any misrepresentation or any non- fulfillment of any representation, warranty, covenant, obligation or agreement by Innovex or any Shareholder contained in or made pursuant to this Agreement or any of the other Transaction Documents or in any other agreement, officer's certificate or other certificate delivered to Quintiles in connection with this Agreement, and (ii) the enforcement by Quintiles of its rights pursuant to this Section 8.2, or any litigation, proceeding or investigation relating to any of the foregoing.

                 (b)      Notwithstanding the foregoing provisions of this
Section 8.2, and except with respect to any misrepresentation or non-fulfillment of the representations and warranties in Section 2.1 above and in the last sentence of Section 2.26 above or any breach of any post-Closing covenant contained in Article VII above, or any Losses resulting from or arising out of fraud or other intentional or knowing misconduct or misrepresentation, as to which (in each case) the party or parties breaching such representation, warranty or covenant or responsible for such fraud, misconduct or misrepresentation shall be jointly and severally liable to Quintiles without limitation, (i) the maximum aggregate recourse by the Indemnitees pursuant to subsection (a) above shall not exceed the aggregate value (calculated with reference to closing prices on the Closing Date) of the
Escrow Fund (the "Indemnity Cap"), (ii)   the Indemnitees shall not be entitled
to indemnification under subsection (a) above for any amount unless and until the aggregate of all amounts for which the Indemnitees otherwise would be entitled to be indemnified exceeds

$750,000 (in the aggregate), after which the Indemnitees shall be indemnified in full for the excess, up to the Indemnity Cap, and (iii) the sole monetary recourse of any Indemnitee in respect or Losses described in subsection (a) above (but not in respect of any other claim) shall be from, out of, and to the extent of the Escrow Fund. For purposes of determining whether the aggregate of all amounts for which the Indemnitees would otherwise be entitled to be indemnified exceeds $750,000, the amount of each indemnifiable claim and the aggregate amount of all indemnifiable claims shall not be limited by the use of the term "material" or its related forms in any representations or warranties, or by the establishment of any dollar threshold in any representation or warranty for inclusion of any event or matter therein. Accordingly, indemnifiable claims may consist of Losses (whether or not arising from a breach of an individual representation, warranty, covenant or indemnity) that individually or in the aggregate do not constitute material amounts or amounts in excess of specified thresholds, provided such amounts in the aggregate exceed $750,000.

                 (c)      Notwithstanding any other provision of this
Agreement:

                          (i)     as of and after the Closing, Innovex shall
have no liability under this Agreement, and no Shareholder shall threaten or bring any claim or action whatsoever against Innovex for contribution to any amounts payable under this Section 8.2 by such Shareholders.

                          (ii)    in the event that the Agreement is terminated
by Quintiles following a breach of a representation by Innovex in this Agreement, Innovex's liability shall be limited to the out-of-pocket expenses incurred by Quintiles. Innovex shall have no liability at all to Quintiles for breach of Section 2.1(a), the last sentence of Section 2.26, or Sections 2.27 or 2.28 (as Sections 2.27 and 2.28 relate to the Shareholders). Furthermore, Innovex shall only have liability if the representations given by Innovex are breached after the date hereof by reason of its own neglect or default.

                          (iii)    the maximum liability of any Shareholder
that is a trustee of a trust the assets of which include Innovex Shares shall be limited to the value of the trust assets held by them directly or indirectly as trustees of the relevant trust; provided that this limitation on the liability of the trustees shall not apply for the benefit of any trustee in the event of a deliberate or reckless breach by that trustee of any of its obligations under this Agreement.

                 (d) Except as expressly set forth elsewhere in this Agreement or to the extent of the application of the nonbreaching Shareholder's interest in the Escrow Fund, no nonbreaching Shareholder will suffer any liability for a breach of this Agreement by any other party.

                                   ARTICLE IX
                                 MISCELLANEOUS

         9.1. Definitions of Certain Terms. As used in this Agreement, the following capitalized terms shall have the respective meanings set forth below:

                 (a) "Affiliate" shall mean, with respect to any Person, any Person which, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such Person.

                 (b) "Casualty" shall mean any fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation or act of God or other public force.

                 (c) "Code" shall mean the United States Internal Revenue Code and all rules and regulations promulgated thereunder from time to time, in each case as amended.

                 (d) "Contract" shall mean any contract, agreement, indenture, instrument or other binding commitment or arrangement of any kind.

                 (e) "Encumbrance" shall mean any lien, encumbrance, security interest, mortgage, pledge, lease, option, easement, servitude, covenant, condition, restriction under any Contract, or other charge, restriction or claim of any kind.

                 (f) "Exchange Act" shall mean the United States Securities Exchange Act of 1934 and all rules and regulations promulgated thereunder from time to time, in each case as amended.

                 (g) "Indebtedness" shall mean any indebtedness for money borrowed, guarantee, or letter of credit or other credit enhancement.

                 (h) "Law" shall mean any supranational, national, federal, state, local or foreign law, rule, regulation, statute, ordinance, order, judgment, decree, permit, franchise, license or other governmental restriction or requirement of any kind.

                 (i) "Material Adverse Effect" shall mean any material adverse effect on the business, financial condition, results of operations, or prospects of the affected party, including without limitation any effect which prevents or impairs materially such party's performance of its obligations under, or the consummation of, this Agreement.

                 (j) "Organizational Document" shall mean any memorandum or articles of association, certificate or articles of incorporation, bylaw, board of directors' or shareholders' resolution, or other corporate document or action comparable to any of the foregoing currently in effect.

                 (k) "Person" shall mean any individual, partnership, joint venture, corporation, trust, limited liability company, unincorporated organization, government (or subdivision thereof) or other entity.

                 (l) "SEC" shall mean the United States Securities and Exchange Commission.

                 (m) "Securities Act" shall mean the United States Securities Act of 1933 and all rules and regulations promulgated thereunder from time to time, in each case as amended.

                 (n) "Stock Acquisition Right" shall mean any option, warrant, right (pre-emptive or otherwise), call, commitment, conversion right, right of exchange, plan or other agreement of any character providing for the purchase, issuance or sale of any securities.

                 (o) "Subsidiary" means any Person in which the affected party owns, directly or indirectly, a majority of the voting share capital or other voting equity interests.

         9.2. Expenses. Each party hereto shall pay all of its own expenses relating to the transactions contemplated by this Agreement, including without limitation the fees and expenses of its respective counsel; provided that upon Closing, Quintiles shall pay the expenses regarding this transaction which otherwise would be paid by the Shareholders.

         9.3.    Remedies Not Exclusive.  Except as specifically provided in
Section 8.2(b) above, nothing in this Agreement shall limit or restrict in any manner any other rights or remedies any party hereto may have against any other party hereto at law, in equity or otherwise, including without limitation any such rights pursuant to any Employment Agreement.

         9.4. Governing Law; Submission to Jurisdiction. The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the Laws of the State of New York, without regard to the conflicts of law provisions thereof. Each of the Shareholders, Innovex and Quintiles irrevocably submits to the exclusive jurisdiction of (a) the Supreme Court of the State of New York, New York County, and (b) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the Shareholders, Innovex and Quintiles further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Section 9.4. Each of the Shareholders, Innovex and Quintiles irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the Supreme Court of the State of New York, New York County, or (ii) the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

         9.5. Further Assurances. In addition to the actions, documents and instruments specifically required by this Agreement or any other Transaction Document to be taken or delivered on or before the Closing Date or from time to time thereafter, each of the parties to this Agreement shall, before and after the Closing Date, without further consideration, take such other actions and execute and deliver such other documents and instruments as another party hereto reasonably may request in order to effect and perfect the transactions contemplated by this Agreement and the other Transaction Documents.

         9.6. Captions. The Article and Section captions used herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         9.7. Publicity. Except as otherwise required by applicable Law or the applicable requirements of any securities exchange or market or regulatory authority, no party and no Affiliate of any party shall issue any press release or make any other public statement relating to, connected with or arising out of this Agreement or the matters contained herein without Quintiles' (in the case of any proposed disclosure by Innovex or any of its Affiliates) or Innovex's (in the case of any proposed disclosure by Quintiles or any of its Affiliates) prior written approval of the contents and the manner of presentation and publication thereof.

         9.8. Notices. Any notice or other communication required or permitted hereunder shall be sufficiently given if delivered in person or sent by confirmed telex or telecopy or by recognized overnight courier, postage prepaid, addressed as follows:

         If to Quintiles, to:

                          Quintiles Transnational Corp.
                          4709 Creekstone Drive, Riverbirch Building, Suite 300 Durham, North Carolina 27703
                          Attention:  Gregory D. Porter, Esq.

                 with a copy to its counsel,

                          Smith, Anderson, Blount, Dorsett, Mitchell &
                            Jernigan, LLP
                          2500 First Union Capitol Center
                          Raleigh, North Carolina 27601
                          Attention:  Gerald F. Roach, Esq.

         If to any Shareholder, to:

              Such Shareholder's address appearing on Exhibit A attached hereto.

         If to Innovex, to:

                          Innovex Limited
                          Innovex House, Marlow Park
                          Marlow, Buckinghamshire SL7 1TB
                          England
                          Attention:  Paul Knott

         with a copy to its counsel

                          Sullivan & Cromwell
                          St. Olave's House
                          9a Ironmonger Lane
                          London EC2V 8EY
                          England
                          Attention:  Scott D. Miller, Esq.


or to such other address or number as shall be furnished in writing by any such party in such manner, and such notice or communication shall be deemed to have been given as of the date so confirmed or deposited.

         9.9. Parties in Interest. This Agreement may not be transferred, assigned, pledged or hypothecated by any party hereto without the other parties' prior written consent, except that Quintiles may transfer or assign this Agreement or any of Quintiles' rights or obligations hereunder to any Affiliate of Quintiles, provided that no such transfer or assignment shall relieve Quintiles of any of its obligations hereunder. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

         9.10. Counterparts. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

         9.11. Entire Agreement. This Agreement, including the other documents referred to herein which form a part hereof and together with the confidentiality agreement referred to below, contains the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter except for that certain Confidential Disclosure Agreement dated June 3, 1996 between Innovex and Quintiles which shall remain in full force and affect and shall not be limited or otherwise affected hereby. All exhibits and schedules referred to in this Agreement are intended to be and hereby are specifically made a part of this Agreement.

         9.12. Construction of Certain Disclosures. No information disclosed in any schedule to this Agreement shall be deemed to be disclosed for purposes of any other section hereof or schedule hereto unless otherwise specifically stated therein. The representations and warranties set forth in Articles II and III above, respectively, are cumulative. The subject matter covered by any section of either such article shall not be exclusive as to such subject matter to the extent covered by another section of such article, and the specificity of any representation or warranty shall not affect or limit the generality of any other representation or warranty made or given by the same party.

         9.13. Amendments. Except as otherwise provided herein, this Agreement may be waived, amended, supplemented or modified only by a written agreement executed by each of the parties hereto.

         9.14. Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

         9.15.   Third Party Beneficiaries.  Except as otherwise provided by
Section 8.2, each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than the parties hereto.

         9.16. Termination of Agreement. The parties hereto shall be entitled to terminate this Agreement as follows, provided that (i) no such termination shall limit or terminate any liability of one party to another for any breach hereof, (ii) the provisions of Sections 7.1 (confidentiality), 8.2 (indemnification), 9.2 (expenses) and 9.7 (publicity) shall survive any such termination, and (iii) in the case of a termination below other than by Quintiles, only Innovex or one or more Shareholders holding in excess of thirty (30%) percent of the Innovex share capital shall be entitled to terminate this Agreement:

                 (a) the parties hereto may terminate this Agreement by mutual written consent at any time;

                 (b) Quintiles may terminate this Agreement by written notice to the Shareholders and Innovex on or prior to the Closing Date if any Shareholder or Innovex shall have breached in any material respect any representation, warranty or covenant contained in this Agreement;

                 (c) Quintiles may terminate this Agreement by written notice to the Shareholders and Innovex on or prior to the Closing Date upon a breach of Section 4.2 above;

                 (d) Quintiles or Innovex may terminate this Agreement by written notice to the parties hereto if the consummation of the transactions contemplated hereby shall not have occurred on or before December 31, 1996; and

                 (e) any party may terminate this Agreement by written notice to the other parties hereto on or prior to the Closing Date if any court or other governmental instrumentality of competent jurisdiction shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement.

                 In the event this Agreement shall be terminated prior to the Closing Date, no party shall be liable to any other party under this Agreement or otherwise except for actual out-of-pocket expenses of a non-breaching party arising in connection with this Agreement; provided, however, that the foregoing limitation shall not apply to any intentional breach of this Agreement or any breach of Section 4.2; provided further that in the event Management Shareholders and Innovex are liable for Quintiles' actual out-of-pocket expenses, each Management Shareholder shall be liable only for such Management Shareholder's pro rata (among Management Shareholders' interests as a group) percentage of such out-of-pocket expenses.

                       [Signatures follow on next page]

         IN WITNESS WHEREOF, Quintiles and Innovex have caused their respective corporate names to be hereunto subscribed by their respective officers thereunto duly authorized, and each of the Shareholders has executed this Agreement, all as of the day and year first above written.

                                  QUINTILES TRANSNATIONAL CORP.


                                  By: /s/ DENNIS GILLINGS
                                     ---------------------------------------
                                     Name:  Dennis Gillings
                                     Title: Chief Executive Officer and
                                           Chairman


                                  INNOVEX LIMITED


                                  By: /s/ BARRIE S. HAIGH
                                     ---------------------------------------
                                     Name:  Barrie S. Haigh
                                     Title: Executive Chairman


                                  SHAREHOLDERS:


                                   /s/ BARRIE S. HAIGH
                                  -------------------------------------------
                                           Barrie S. Haigh


                                   /s/ STELLA D. FREEMAN
                                  -------------------------------------------
                                           Stella D. Freeman


                                  TRUSTEES OF THE BARRIE S. HAIGH
                                  CHILDREN'S SETTLEMENT NO. 1


                                  By: /s/ BARRIE S. HAIGH
                                     ----------------------------------------
                                  Name:  Barrie S. Haigh
                                  Title: Trustee


                                  TRUSTEES OF THE BARRIE S. HAIGH
                                  CHILDREN'S SETTLEMENT NO. 2


                                  By: /s/ BARRIE S. HAIGH
                                     --------------------
                                  Name:  Barrie S. Haigh
                                  Title: Trustee

                                  HSBC PRIVATE EQUITY INVESTMENTS LIMITED


                                  By: /s/ C. MASTERSON
                                     --------------------------------------
                                     Name:  C. Masterson
                                     Title: As Attorney



                                  LLOYDS DEVELOPMENT CAPITAL LIMITED


                                  By: /s/ C. MASTERSON
                                     --------------------------------------
                                     Name:  C. Masterson
                                     Title: As Attorney



                                  MSS NOMINEES LIMITED
                                  (ACCOUNT 758170)


                                  By: /s/ C. MASTERSON
                                     --------------------------------------
                                  Name:  C. Masterson
                                  Title: As Attorney



                                  MSS NOMINEES LIMITED
                                  (ACCOUNT 758979)


                                  By: /s/ C. MASTERSON
                                     --------------------------------------
                                  Name:  C. Masterson
                                  Title: As Attorney


                                  MSS NOMINEES LIMITED
                                  (ACCOUNT 757549)


                                  By: /s/ C. MASTERSON
                                     --------------------------------------
                                  Name:  C. Masterson
                                  Title:    As Attorney

                                  MSS NOMINEES LIMITED
                                  (ACCOUNT 778392)


                                  By: /s/ C. MASTERSON
                                     --------------------------------------
                                     Name:  C. Masterson
                                     Title: As Attorney



                                  GENERAL ACCIDENT EXECUTOR AND
                                  TRUSTEE COMPANY LIMITED (ACCOUNT H715)


                                  By: /s/ C. MASTERSON
                                     --------------------------------------
                                     Name:  C. Masterson
                                     Title: As Attorney


                                  GENERAL ACCIDENT EXECUTOR AND
                                  TRUSTEE COMPANY LIMITED (ACCOUNT H716)


                                  By: /s/ C. MASTERSON
                                     --------------------------------------
                                     Name:  C. Masterson
                                     Title: As Attorney



                                   /s/ PAUL KNOTT
                                  -----------------------------------------
                                             Peter A. Forrester
                                   (by Paul Knott as attorney in fact)



                                   /s/ PAUL KNOTT
                                  -----------------------------------------
                                             Graham Wilson
                                   (by Paul Knott as attorney in fact)



                                   /s/ PAUL KNOTT
                                  -----------------------------------------
                                             David F. White
                                   (by Paul Knott as attorney in fact)



                                   /s/ PAUL KNOTT
                                  -----------------------------------------
                                             David M. Fleet
                                   (by Paul Knott as attorney in fact)

                                   /s/ PAUL KNOTT
                                  -----------------------------------------
                                           David D. Lilley
                                  (by Paul Knott as attorney in fact)




                                   /s/ PAUL KNOTT
                                  -----------------------------------------
                                           Jonathan K. Bolter
                                  (by Paul Knott as attorney in fact)




                                   /s/ PAUL KNOTT
                                  -----------------------------------------
                                           John V. Burke
                                  (by Paul Knott as attorney in fact)




                                   /s/ PAUL KNOTT
                                  -----------------------------------------
                                           David M. Stack
                                  (by Paul Knott as attorney in fact)




                                   /s/ PAUL KNOTT
                                  -----------------------------------------
                                           Nicholas J. McCooke
                                  (by Paul Knott as attorney in fact)




                                   /s/ PAUL KNOTT
                                  -----------------------------------------
                                           William I. Glynn-Williams
                                  (by Paul Knott as attorney in fact)




                                  TRUSTEES OF THE No. 1 TRUST CREATED
                                  BY PAUL KNOTT AND DATED
                                  OCTOBER 4, 1996


                                  By: /s/ PAUL KNOTT
                                     --------------------------------------
                                     Name:  Paul Knott
                                     Title: Trustee

                                  TRUSTEES OF THE No. 2 TRUST CREATED
                                  BY PAUL KNOTT AND DATED
                                  OCTOBER 4, 1996


                                  By: /s/ PAUL KNOTT
                                     --------------------------------------
                                     Name:  Paul Knott
                                     Title: Trustee



                                  TRUSTEES OF THE No. 1 TRUST CREATED
                                  BY NICHOLAS JOHN MCCOOKE AND
                                  DATED OCTOBER 4, 1996


                                  By: /s/ PAUL KNOTT
                                     --------------------------------------
                                     Name:  Paul Knott
                                     Title: Attorney in Fact



                                  TRUSTEES OF THE No. 2 TRUST CREATED
                                  BY NICHOLAS JOHN MCCOOKE AND DATED
                                  OCTOBER 4, 1996


                                  By: /s/ PAUL KNOTT
                                     --------------------------------------
                                     Name:  Paul Knott
                                     Title: Attorney in Fact




                                  TRUSTEES OF THE TRUST CREATED BY
                                  JONATHAN KENNETH BOLTER AND
                                  DATED OCTOBER 4, 1996


                                  By: /s/ PAUL KNOTT
                                     --------------------------------------
                                  Name:  Paul Knott
                                  Title: Attorney in Fact

                                  TRUSTEES OF THE TRUST CREATED BY
                                  GRAHAM WILSON AND DATED
                                  OCTOBER 4, 1996


                                  By: /s/ PAUL KNOTT
                                     --------------------------------------
                                  Name:  Paul Knott
                                  Title: Attorney in Fact



                                  TRUSTEES OF THE TRUST CREATED BY
                                  DAVID WHITE AND DATED
                                  OCTOBER 4, 1996


                                  By: /s/ PAUL KNOTT
                                     --------------------------------------
                                  Name:  Paul Knott
                                  Title: Attorney in Fact



                                  TRUSTEES OF THE TRUST CREATED BY
                                  CHRISTOPHER S. MORLEY AND DATED
                                  OCTOBER 4, 1996


                                  By: /s/ PAUL KNOTT
                                     --------------------------------------
                                  Name:  Paul Knott
                                  Title: Attorney in Fact

                     EXHIBIT A TO SHARE EXCHANGE AGREEMENT

                      SHAREHOLDER AND EXCHANGE INFORMATION


                                   [Omitted]

                     EXHIBIT B TO SHARE EXCHANGE AGREEMENT

                            FORM OF ESCROW AGREEMENT

                            FORM OF ESCROW AGREEMENT


         THIS ESCROW AGREEMENT (this "Agreement") is made and dated as of ___________, 1996 by and among Quintiles Transnational Corp., a North Carolina corporation ("Quintiles"), the shareholders of Innovex Limited, a company organized under the laws of England and Wales with limited liability and having the registered number 3127220 ("Innovex") (such shareholders, the "Shareholders"), and ________________________________, a _______________
banking corporation (the "Escrow Agent").


                                  WITNESSETH:

         WHEREAS, Quintiles, Innovex and the Shareholders have entered into a Share Exchange Agreement dated as of October 4, 1996 (the "Share Exchange Agreement"; capitalized terms used and not defined herein have the meanings assigned to such terms in the Share Exchange Agreement), providing for the exchange of all of Innovex's issued and outstanding ordinary and preferred ordinary share capital for shares of Common Stock of Quintiles (the "Quintiles Shares"), to be allocated among the Shareholders as provided in the Share Exchange Agreement;

         WHEREAS, pursuant to the Share Exchange Agreement, Quintiles, Innovex and the Shareholders have agreed that the rights of indemnification of the Indemnitees (as defined in the Share Exchange Agreement) under Article VIII of the Share Exchange Agreement shall survive the consummation of the transactions contemplated by the Share Exchange Agreement and shall be secured, pursuant to this Agreement, by the portion of Quintiles Shares to be deposited in escrow with the Escrow Agent pursuant to Section 1.3 of the Share Exchange Agreement (such Quintiles Shares, together with any accumulations thereto as provided herein, the "Escrow Shares"); and

         WHEREAS, the Escrow Agent is willing to act in the capacity of escrow agent hereunder subject to, and upon the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the premises, covenants and agreements set forth in this Agreement and of other good and valuable consideration, the receipt and legal sufficiency of which they hereby acknowledge, and intending to be legally bound hereby, and as an inducement for the execution and delivery of the Share Exchange Agreement, Quintiles, the Shareholders and the Escrow Agent hereby agree as follows:

                                   ARTICLE I
                 DESIGNATION OF ESCROW AGENT AND CAPITAL SHARES
                               SUBJECT TO ESCROW

         1.1. Designation of Escrow Agent. Quintiles and the Shareholders hereby mutually designate and appoint ________________________________, a ______________ banking corporation having an office and place of business located at _______, _________________, as Escrow Agent for the purposes set forth herein. The Escrow Agent hereby accepts such appointment and agrees to act in furtherance of the provisions of the Share Exchange Agreement, but only upon the terms and conditions provided in this Agreement.

         1.2.    Capital Stock Subject to Escrow.  In accordance with Section
1.3 of the Share Exchange Agreement, Quintiles shall issue and deliver (or cause to be delivered) to the Escrow Agent at the Closing (as defined in the Share Exchange Agreement) stock certificates (the "Escrow Certificates"), each of which shall be in the name of the Escrow Agent as escrow agent hereunder, representing two and one half percent (2 1/2%) of the Total Number of Quintiles Shares (as defined in the Share Exchange Agreement). The Escrow Agent shall hold and distribute the Escrow Certificates and Escrow Shares in accordance with the terms hereof.

         1.3. Value of Escrow Shares. For all purposes pursuant to this Agreement, including without limitation the distribution of Escrow Shares, the value of each Escrow Share shall be deemed to be equal to the closing price per share of Quintiles' Common Stock on the Nasdaq National Market on the Closing Date.


                                   ARTICLE II
                  TREATMENT OF ACCUMULATIONS TO ESCROW SHARES

         2.1.    Duration of Escrow.  The Escrow Agent shall hold the
Escrow Shares as provided in this Agreement until complete distribution thereof in accordance with the applicable provisions of Article III or Article IV hereof or a combination thereof.

         2.2. Additional Property Subject to Escrow. At any time after the date hereof and prior to the distribution of the Escrow Shares either (i) by delivery to the Shareholders in accordance with Article III hereof or (ii) by delivery to Quintiles in accordance with Article IV hereof, or by a combination of (i) and (ii), if any of the Shareholders shall become entitled to receive or shall receive in connection with the Escrow Shares any (i) non-taxable distribution of securities of Quintiles or of any other entity including, without limitation, any certificate in connection with any increase or reduction of capital, reclassification, recapitalization, merger, business combination, consolidation, sale of assets, stock split-up or spin-off; or (ii) any non-taxable distribution of stock options, warrants or rights, whether as an addition to or in substitution of or exchange for any of the Escrow Shares; or (iii) non-taxable stock dividend or other non-taxable distribution payable in securities or property of any description, all of the shares of capital stock or other property resulting from any such distribution, stock option, warrant, right or stock dividend shall be deemed to be Escrow Shares and shall be subject to the terms hereof to the same extent as the original Escrow Shares. Any cash dividends and any taxable stock dividends paid with respect to the Escrow Shares shall be paid to the Shareholders in accordance with their respective proportionate interests in the Escrow Shares. Each of the Shareholders shall recognize as income on a current basis all of the cash dividends which such Shareholder is entitled to receive and shall, for any non-cash dividend and any other non-taxable distribution, execute stock powers or other appropriate instruments of transfer for all shares, options, warrants or rights as required for transfer hereunder.

         2.3. Retained Voting and Other Rights. The Escrow Agent shall hold the Escrow Shares and any additional property acquired with respect thereto pursuant to Section 2.2 above in safekeeping and dispose thereof only in accordance with the terms of this Agreement. The Escrow Agent shall hold the Escrow Shares in accordance with each Shareholder's proportionate interest in the Escrow Shares (as determined by the Share Exchange Agreement) and shall (to the extent legally permissible) vote the corresponding Escrow Shares in accordance with the written instructions of each Shareholder for whose account such Escrow Shares are held.


                                  ARTICLE III
        DISTRIBUTION OF ESCROW SHARES UPON TERMINATION OF THE AGREEMENT

         3.1. Deadline For Claims and Termination of Agreement. Quintiles shall not be entitled to assert any claim against the Escrow Shares after the expiration of the Representations Period (as defined in Section 8.1 of the Share Exchange Agreement), the last day of which shall be referred to herein as the "Claims Deadline"; provided, however, that any claim made in good faith and in writing on or prior to the Claims Deadline (whether or not formal legal action shall yet have been commenced based upon such claim) shall continue, subject to final resolution as provided herein. This Agreement shall terminate upon complete distribution of the Escrow Shares in accordance with this Agreement.

         3.2.    Distribution of the Escrow Funds Upon Termination of the
Agreement.

                 (a) Within five (5) business days after the Claims Deadline, the Escrow Agent shall deliver to the Shareholders that portion of the Escrow Shares (the "Distribution Proceeds") not previously distributed or otherwise subject to claims pursuant to Article IV, in proportion to the initial deposits of shares made on their behalf by Quintiles. Thereafter, the balance of the Escrow Shares shall continue to be held by the Escrow Agent in accordance with the terms of this Agreement until all claims asserted against the Escrow Shares have been finally resolved in accordance with Article IV below; whereupon, the balance of the Escrow Shares shall be distributed to the Shareholders as provided above in full discharge of the Escrow Agent's obligations under this Agreement.

                 (b) Notwithstanding the foregoing, in the event that under any of the provisions contained herein, the Escrow Agent would be required to deliver fractional interests in Escrow Shares to the Shareholders, Quintiles shall be entitled at its option to purchase from the Escrow Agent such a number of Escrow Shares (or fractional interests therein) as shall be necessary to eliminate such fractional interests, at a purchase price equal to the closing price of Quintiles' Common Stock on the Nasdaq National Market on the Closing Date. In such event, the Escrow Agent shall distribute to the Shareholders who otherwise would have been entitled to fractional interests in shares of Quintiles Stock the cash equivalent of such fractional shares (based on the purchase price as described above).


                                   ARTICLE IV
           DELIVERY OF CAPITAL STOCK AND OTHER PROPERTY OUT OF ESCROW

         4.1. Claims Against Escrow Shares. If, at any time on or prior to the Claims Deadline, Quintiles (on its own behalf or on behalf of any other Indemnitee) shall assert a claim for indemnification pursuant to Article VIII of the Share Exchange Agreement, Quintiles shall submit to the Escrow Agent and to the Shareholders a written claim in good faith signed by an executive officer of Quintiles stating: (i) that an Indemnitee has incurred or reasonably believes it may incur Losses and the reasonable estimate of the amount of any such Losses; (ii) in reasonable detail, the facts alleged as the basis for such claim and the section or sections of the Share Exchange Agreement alleged as the basis or bases for the claim; and (iii) if the Losses have actually been incurred, the number of Escrow Shares to which such Indemnitee is entitled with respect to such Losses, which shall be determined by dividing the amount thereof by the closing price per share of Quintiles' Common Stock on the Nasdaq National Market on the Closing Date. If the claim is for Losses which the Indemnitee reasonably believes it may incur or is otherwise unliquidated, the written claim of Quintiles shall state the reasonable estimate of such Losses, in which event a claim shall be deemed to have been asserted against the Escrow Shares on behalf of Quintiles in the amount of such estimated Losses, but no payment or distribution shall be made by the Escrow Agent out of the Escrow Shares until such Losses have actually been incurred and Quintiles submits written notice to the Escrow Agent and the Shareholders, whether or not the Losses are incurred prior to the Claims Deadline.

         4.2. Resolution of Asserted Claims Against the Escrow Shares. If, within fifteen (15) business days after Quintiles gives notice to the Escrow Agent and the Shareholders of an asserted claim pursuant to Section 4.1 above that an Indemnitee has incurred Losses, any Shareholder shall fail to notify the Escrow Agent and Quintiles, in writing, that such Shareholder disputes in good faith the right of the Indemnitee to indemnity in respect of the asserted claim, then the Escrow Agent, at the expiration of such fifteen (15) business day period, shall make immediate payment to Quintiles, out of the Escrow Shares, of such Shareholder's pro rata amount of the asserted claim by distributing to Quintiles such number of Escrow Shares as have an aggregate value equal to such Shareholder's pro rata amount of the claim.

         4.3. Resolution of Disputed Claims Against Escrow Shares. If, within the fifteen (15) business day period after notice of an asserted claim is given to the Escrow Agent and the Shareholders under Section 4.1 above, any Shareholder shall notify the Escrow Agent and Quintiles, in writing, that such Shareholder disputes or denies in good faith the asserted claim made by Quintiles against the Escrow Shares, then such Shareholder and Quintiles shall use their respective reasonable best efforts to effect a settlement and compromise of such asserted claim. Any liability, loss, damage or expense established by reason of any such settlement and compromise shall be certified in writing to the Escrow Agent by such Shareholder and Quintiles, and the Escrow Agent shall pay to Quintiles out of the Escrow Shares the amount due and owing to Quintiles by reason of such settlement and compromise, if any. If any such settlement and compromise so certified to the Escrow Agent establishes that no amount shall be due and owing to Quintiles under the asserted claim, then the Escrow Agent shall treat the asserted claim as rejected by mutual agreement of the parties, and the asserted claim shall be totally disregarded by the Escrow Agent as if never the subject of assertion against the Escrow Shares.

         4.4. Unresolved Claims Against Escrow Shares. If Quintiles and any such Shareholder are unable to settle and compromise any disputed claim asserted against the Escrow Shares, the Escrow Agent shall not make any payment or distribution out of the Escrow Shares with respect to such unresolved asserted claim unless and until the Escrow Agent shall have received either:

                 (a) a certificate signed on behalf of Quintiles and such Shareholder certifying the amount of the asserted claim in dispute and directing payment thereof; or

                 (b) a certified copy of an award of an arbitrator referred to in Article VII hereof determining the amount of the asserted claim in dispute; or

                 (c) a certified copy of a final, binding and nonappealable judgment of a court of competent jurisdiction determining the amount of the asserted claim in dispute.

Upon receipt of any such certification, the claim shall be treated as a resolved asserted claim pursuant to Section 4.2 above and the Escrow Agent shall pay and distribute Escrow Shares in the manner described in Section 4.2.

                                   ARTICLE V
                  RESPONSIBILITIES AND DUTIES OF ESCROW AGENT

         5.1. Rights, Duties, Liabilities and Immunities of Escrow Agent. Quintiles and the Shareholders hereby agree as follows with respect to the rights, duties, liabilities and immunities of the Escrow Agent:

                 (a) The Escrow Agent shall act as a depository only and shall not be responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness, or validity of the Escrow Shares deposited with it, or any part thereof.

                 (b) The Escrow Agent shall be protected in acting upon any written certificate, notice, request, waiver, consent, receipt or other paper or document furnished to it, not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained which the Escrow Agent in good faith believes to be genuine and what it purports to be.

                 (c) The Escrow Agent shall not be liable for any error of judgment, or for any act done or steps taken or made by it in good faith, or for any mistake of fact or law, or for any things which it may do or refrain from doing in connection herewith, except due to the Escrow Agent's own gross negligence or willful misconduct.

                 (d) The Escrow Agent may consult with and obtain advice from legal counsel in the event of any question as to any of the provisions of this Agreement or its duties hereunder, and the Escrow Agent shall incur no liability and shall be fully protected in acting in good faith in accordance with the opinion and instructions of such counsel. Subject to the provisions of Section 5.3 hereof, the cost of such services shall be added to and shall become a part of the Escrow Agent's compensation hereunder.

                 (e) The Escrow Agent shall have no duties except those expressly set forth herein, and shall not be bound by any notice of a claim or demand with respect thereto, or any waiver, modification, amendment, termination or rescission of this Agreement, unless in a writing received by it, and, if its duties herein are affected, unless it shall have given its prior written consent thereto.

                 (f) The Escrow Agent is not a party to and is not bound by the Share Exchange Agreement, nor is it a party to or bound by or charged with notice of any other agreement (other than this Agreement) to which the Escrow Shares may relate.

                 (g) In the event of any disagreement between any of the parties to this Agreement or between them or any one of them and any other person resulting in adverse claims or demands being made in connection with the subject matter of this Agreement, or in the event the Escrow Agent in good faith shall be in doubt as to what action it should take hereunder, the Escrow Agent shall thereupon have the right (i) to refrain from complying with any claims or demands asserted on it as the Escrow Agent or (ii) to refuse to take any other action hereunder, so long as such disagreement continues or exists, and in either such event, the Escrow Agent shall not be or become liable in any way to any person for the Escrow Agent's failure to act, and the Escrow Agent shall be entitled to continue to refrain from acting until (x) the rights of all parties shall have been fully and finally adjudicated by a court of competent jurisdiction or (y) all differences shall have been adjusted and all doubts resolved by agreement among all of the interested persons, and the Escrow Agent shall have been notified thereof by a writing signed by all such persons. The rights of the Escrow Agent under this subsection (g) are cumulative of all other rights which it may have by law or otherwise.

                 (h) In the event the Escrow Agent becomes involved in litigation in connection with its duties under this Agreement, the Shareholders and Quintiles shall indemnify and save the Escrow Agent harmless from all losses, costs, damages, expenses and attorneys' fees, other than those suffered or incurred by the Escrow Agent as a result of its own gross negligence or willful misconduct. [The Shareholders and Quintiles shall be jointly and severally liable to the Escrow Agent for the obligations under this subsection
(h); provided however that as between Quintiles and the Shareholders, the prevailing party in any such litigation shall be entitled to collect from the non-prevailing party all amounts that the prevailing party has paid to the Escrow Agent pursuant to this subsection (h) in connection therewith. In the event Quintiles is the prevailing party in any such litigation, Quintiles may treat any amount owed by the Shareholders hereunder as an immediate liquidated claim against the Escrow Shares pursuant to Section 4.2 above.]

         5.2. Copies of Certifications, Notices and Other Documentation. Promptly after receipt by the Escrow Agent from any Shareholder or Quintiles of any written certificate, notice, request, waiver, consent, receipt or other document, the Escrow Agent shall furnish a copy of any of such items to the Shareholders or Quintiles, as the case may be. Upon receipt by the Escrow Agent of the Escrow Shares to be held in escrow pursuant to this Agreement, the Escrow Agent shall deliver a written receipt therefor to Quintiles and the Shareholders.

         5.3. Compensation. The Escrow Agent shall receive a fee of $_____ per year (the "Fee") for its services hereunder. The first year's fee shall be payable upon the execution of this Agreement and such fee shall not be subject to proration in the event that the escrow arrangement terminates before the end of a year. Quintiles shall be responsible for payment of the Fee. The Escrow Agent shall also be entitled to reimbursement for all reasonable expenses, disbursements and advances incurred or made by the Escrow Agent in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), exclusive of any such expense, disbursement or advance that may arise from its own gross negligence or willful misconduct. [All such reimbursement of the Escrow Agent's expenses, disbursements and advances under the provisions of this Section 5.3 shall be paid by the Shareholders, who shall be jointly and severally liable therefor. Quintiles shall have the option at any time to pay any compensation and reimbursement due to the Escrow Agent in satisfaction of the Shareholders' obligations hereunder, and upon any such payment, Quintiles may treat the amount of such payment as an immediate liquidated claim against the Escrow Shares pursuant to Section 4.2 above.]

         5.4. Successor Escrow Agent. The Escrow Agent or any successor to it hereafter appointed may at any time resign by giving notice in writing to the Shareholders and Quintiles, and the Escrow Agent shall be discharged from its duties hereunder upon the appointment of a successor Escrow Agent as hereinafter provided, or upon the expiration of thirty (30) days after such notice is given. In the event of any such resignation, a successor Escrow Agent shall be appointed by written consent of a majority in interest of the Shareholders and Quintiles. Any successor Escrow Agent shall deliver to the Shareholders and Quintiles a written instrument accepting the appointment hereunder, and thereupon it shall succeed to all the rights and duties of the Escrow Agent hereunder and shall be entitled to receive all assets then held by the predecessor Escrow Agent hereunder.


                                   ARTICLE VI
                                  ARBITRATION

         6.1. Resolution of Disputed Claims. Any unresolved dispute under this Agreement with respect to any matter that is the subject of an asserted claim against the Escrow Shares shall be submitted to and settled by binding arbitration in accordance with the Commercial Rules, existing at the date thereof, of the American Arbitration Association. The dispute shall be submitted by any Shareholders, subject to Section 7.8 hereof, or Quintiles to one arbitrator agreed to by seventy-five percent (75%) in interest of the Shareholders and Quintiles or, if such Shareholders and Quintiles cannot agree on one arbitrator, by three arbitrators selected in accordance with said Rules, and shall be heard in New York, New York. Each arbitrator must be experienced in the subject matter in dispute. The costs and expenses of the arbitration (including without limitation attorneys' fees) shall be paid by the non-prevailing party in such arbitration.

                                  ARTICLE VII
                                 MISCELLANEOUS

         7.1. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of Shareholders, Quintiles and the Escrow Agent and their respective successors and assigns.

         7.2 Waiver of Consent. No failure or delay on the part of any party hereto in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and not exclusive of any rights or remedies which they would otherwise have. No modification or waiver of any provision of this Agreement, nor consent to any departure by any party therefrom, shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any party in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

         7.3. Captions. The Article and Section captions used herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         7.4. Notices. Any notice or other communication required or permitted hereunder shall be sufficiently given if delivered in person or sent by telex, telecopy or by registered or certified mail or by recognized overnight courier, postage prepaid, addressed as follows:

         If to Quintiles to:

                 Quintiles Transnational Corp.
                 Post Office Box 13979
                 Research Triangle Park, North Carolina 27709-3979
                 Attention:  Gregory D. Porter, Esq.

         with a copy to its counsel,

                 Smith, Anderson, Blount, Dorsett,
                   Mitchell & Jernigan, L.L.P.
                 Post Office Box 2611
                 Raleigh, North Carolina 27602-2611
                 Attention:  Gerald F. Roach, Esq.

         if to the Escrow Agent, to:
                 ________________________________
                 ________________________________
                 ________________________________
                 ________________________________
                 Attention:  ____________________

         If to the Shareholders or any Shareholder, at the address specified on Annex A hereto, with a copy to:

                 Sullivan & Cromwell
                 St. Olave's House
                 9a Ironmonger Lane
                 London EC2V 8EY
                 England
                 Attention:  Scott D. Miller, Esq.

or to such other address or number as shall be furnished in writing by any such party, and such notice or communication shall be deemed to have been given as of the date so delivered, sent by telecopier, telex or mailed.

         7.5. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

         7.6. Governing Law. The interpretation and construction of this Agreement, and all matters relating thereto, shall be governed by the laws of the State of New York, without regard to the choice of law provisions thereof. The non-prevailing party in any dispute arising hereunder shall bear and pay the costs and expenses (including without limitation reasonable attorneys' fees and expenses) incurred by the prevailing party or parties in connection with resolving such dispute.

         7.7. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         7.8. Action by Shareholders. The agreement or compromise of ninety percent (90%) or more in interest of the Shareholders as to any matter hereunder shall bind the remaining Shareholders to such agreement or compromise to the same extent as if such non-agreeing or non-compromising Shareholders had in fact agreed. Quintiles and the Escrow Agent are entitled to act, in reliance on any action taken by ninety percent (90%) or more in interest of the Shareholders as being the duly authorized action of all Shareholders.

         7.9 Amendments. This Agreement may be amended only in writing signed by Quintiles and a majority in interest of the Shareholders. Upon such amendment, the amendment will be binding on all Shareholders and the other parties hereto.

         [7.10
               Liability for Breach. Except as expressly set forth elsewhere in this Agreement or the Share Exchange Agreement and to the extent of the application of the nonbreaching Shareholder's interest in the Escrow Fund (as defined in the Share Exchange Agreement), no nonbreaching Shareholder will suffer any liability for breach of this Agreement by any other party.]

         IN WITNESS WHEREOF, Quintiles and the Escrow Agent have caused their corporate names to be hereunto subscribed by their respective officers thereunto duly authorized, and the Shareholders have executed this Agreement, all as of the day and year first above written.

                                       QUINTILES TRANSNATIONAL CORP.


                                       By:
                                          -----------------------------------
                                            Name:
                                            Title:


                                       ESCROW AGENT:

                                       [____________________________________]



                                       By:
                                          -----------------------------------
                                            Name:
                                            Title:

                                      -------------------------------------
                                                Barrie S. Haigh




                                      -------------------------------------
                                               Stella D. Freeman



                                      TRUSTEES OF THE BARRIE S. HAIGH
                                      CHILDREN'S SETTLEMENT NO. 1


                                      By:
                                         ------------------------------------
                                         Name:
                                         Title:


                                      TRUSTEES OF THE BARRIE S. HAIGH
                                      CHILDREN'S SETTLEMENT NO. 2


                                      By:
                                         ------------------------------------
                                         Name:
                                         Title:



                                      HSBC PRIVATE EQUITY INVESTMENTS LIMITED


                                      By:
                                         -------------------------------------
                                         Name:
                                         Title:



                                      LLOYDS DEVELOPMENT CAPITAL LIMITED


                                      By:
                                         -----------------------------------
                                         Name:
                                         Title:

                                      MSS NOMINEES LIMITED
                                      (ACCOUNT 758170)

                                      SHAREHOLDERS:



                                      By:
                                         -----------------------------------
                                         Name:
                                         Title:


                                      MSS NOMINEES LIMITED
                                      (ACCOUNT 758979)


                                      By:
                                         -----------------------------------
                                          Name:
                                          Title:


                                      MSS NOMINEES LIMITED
                                      (ACCOUNT 757549)


                                      By:
                                         -----------------------------------
                                         Name:
                                         Title:


                                      MSS NOMINEES LIMITED
                                      (ACCOUNT 778392)


                                      By:
                                         -----------------------------------
                                         Name:
                                         Title:


                                      GENERAL ACCIDENT EXECUTOR AND TRUSTEE
                                      COMPANY LIMITED (ACCOUNT H715)


                                      By:
                                         -----------------------------------
                                         Name:
                                         Title:

                                      GENERAL ACCIDENT EXECUTOR AND TRUSTEE
                                      COMPANY LIMITED (ACCOUNT H716)


                                     By:
                                        -----------------------------------
                                          Name:
                                          Title:





                                     ---------------------------------------
                                                Peter A. Forrester



                                     ---------------------------------------
                                                  Graham Wilson



                                     ---------------------------------------
                                                  David F. White



                                     ---------------------------------------
                                                  David M. Fleet



                                     ---------------------------------------
                                                 David D. Lilley



                                     ---------------------------------------
                                                Jonathan K. Bolter



                                     ---------------------------------------
                                                  John V. Burke



                                     ---------------------------------------
                                                  David M. Stack



                                     ---------------------------------------
                                                Nicholas J. McCooke



                                     ---------------------------------------
                                             William I. Glynn-Williams

                                      TRUSTEES OF THE No. 1 TRUST CREATED BY
                                      PAUL KNOTT AND DATED OCTOBER 4, 1996


                                      By:
                                         ----------------------------------
                                           Name:
                                           Title:



                                      TRUSTEES OF THE No. 2 TRUST CREATED BY
                                      PAUL KNOTT AND DATED OCTOBER 4, 1996


                                      By:
                                         ----------------------------------
                                           Name:
                                           Title:



                                      TRUSTEES OF THE No. 1 TRUST CREATED BY
                                      NICHOLAS JOHN MCCOOKE AND DATED
                                      OCTOBER 4, 1996


                                      By:
                                         ----------------------------------
                                           Name:
                                           Title:



                                      TRUSTEES OF THE No. 2 TRUST CREATED BY
                                      NICHOLAS JOHN MCCOOKE AND DATED
                                      OCTOBER 4, 1996


                                      By:
                                         ----------------------------------
                                           Name:
                                           Title:



                                      TRUSTEES OF THE TRUST CREATED BY
                                      JONATHAN KENNETH BOLTER AND DATED
                                      OCTOBER 4, 1996

                                      By:
                                         ----------------------------------
                                           Name:
                                           Title:

                                      TRUSTEES OF THE TRUST CREATED BY
                                      GRAHAM WILSON AND DATED OCTOBER 4, 1996


                                      By:
                                         ----------------------------------
                                           Name:
                                           Title:



                                      TRUSTEES OF THE TRUST CREATED BY
                                      DAVID WHITE AND DATED OCTOBER 4, 1996


                                      By:
                                         ----------------------------------
                                           Name:
                                           Title:



                                      TRUSTEES OF THE TRUST CREATED BY
                                      CHRISTOPHER S. MORLEY AND DATED
                                      OCTOBER 4, 1996


                                      By:
                                         ----------------------------------
                                           Name:
                                           Title:

                     EXHIBIT C TO SHARE EXCHANGE AGREEMENT

                     FORM OF REGISTRATION RIGHTS AGREEMENT

                                                                       EXHIBIT C



                          REGISTRATION RIGHTS AGREEMENT

                                 by and among

                          QUINTILES TRANSNATIONAL CORP.

                                       and

                    THE SHAREHOLDERS LISTED IN ANNEX A HERETO



                    ----------------------------------------

                        Dated as of              , 1996*
                                    -------------
                    ----------------------------------------



----------------
*        To be dated the Closing Date.

                                TABLE OF CONTENTS

                                                                                                                    PAGE
                                                                                                                    ----

Section 1.          Definitions...................................................................                     1

Section 2.          Registration Rights...........................................................                     4
                    2.1      Initial Secondary Offering...........................................                     4
                    2.2      Shelf Registration...................................................                     5
                    2.3      Demand Rights........................................................                     6
                    2.4      "Piggy-Back" Rights..................................................                     8
                    2.5      Allocation of Securities Included in a Public Offering...............                     9
                    2.6      Requirements with Respect to Registration............................                    10

Section 3.          Hold-Back Agreement...........................................................                    13

Section 4.          Registration Expenses.........................................................                    13

Section 5.          Representations, Warranties and Agreements....................................                    15
                    (a)      Company Representations, Warranties and
                             Agreements...........................................................                    15
                    (b)      Holder Representations, Warranties and Agreements....................                    16

Section 6.          Survival of Representations and Agreements....................................                    17

Section 7.          Indemnification...............................................................                    17
                    (a)      Indemnification by Quintiles.........................................                    17
                    (b)      Indemnification by Holder of Registrable Securities..................                    17
                    (c)      Conduct of Indemnification Proceedings...............................                    18
                    (d)      Contribution.........................................................                    19
                    (e)      Remedies Cumulative..................................................                    20
                    (f)      Underwriting Agreement Controls......................................                    20

Section 8.          Underwritten Registration.....................................................                    20

Section 9.          Unregistered Offerings........................................................                    20

Section 10.         Miscellaneous.................................................................                    21
                    (a)      Remedies.............................................................                    21
                    (b)      Amendments and Waivers...............................................                    21
                    (c)      Notices..............................................................                    22
                    (d)      Interpretation.......................................................                    22
                    (e)      Counterparts.........................................................                    23
                    (f)      Entire Agreement; No Third Party Beneficiaries.......................                    23
                    (g)      Governing Law........................................................                    23
                    (h)      Severability.........................................................                    23
                    (i)      Assignment...........................................................                    23
                    (j)      Attorney's Fees......................................................                    23
                    (k)      Use of Terms.........................................................                    23

                          REGISTRATION RIGHTS AGREEMENT


                  This Registration Rights Agreement (this "Agreement") is dated as of ________, 1996,* and is being entered by and among QUINTILES TRANSNATIONAL CORP., a North Carolina corporation ("Quintiles"), and the persons listed in Annex A hereto, each of which are sometimes referred to herein individually as a "Holder" and collectively as the "Holders."


                                    RECITALS

                  WHEREAS, the Boards of Directors of Quintiles and INNOVEX LIMITED, a company organized under the laws of England and Wales with limited liability and having the registered number 3127220 ("Innovex"), have determined that it is in the best interests of their respective companies and shareholders to enter into the Share Exchange Agreement (the "Share Exchange Agreement") dated as of October 4, 1996, among Quintiles, Innovex and the Holders; and

                  WHEREAS, Quintiles, Innovex and the shareholders of Innovex have entered into the Share Exchange Agreement pursuant to which the shareholders of Innovex will exchange their Ordinary Shares, nominal value 0.1p per share, and their Preferred Ordinary Shares, nominal value 0.1p per share, for shares of Common Stock, par value $0.01 per share, of Quintiles (the "Exchange"); and

                  WHEREAS, the parties wish to make certain covenants and agreements concerning, among other things, the registration of the shares of Common Stock of Quintiles under the Securities Act of 1933, as amended; and

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained herein, the parties agree as follows:


SECTION 1.        DEFINITIONS.

                  As used in this Agreement, the following terms shall have the following meanings:

---------------
*        To be dated as of the Closing Date.

                  "Affiliate" shall mean, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with such Person.

                  "Blackout Period" shall have the meaning set forth in Section 2.3(b).

                  "BRI" shall mean BRI International Inc.

                  "Closing" shall mean the closing of the Exchange under the Share Exchange Agreement.

                  "Commission" shall mean the United States Securities and Exchange Commission or any other United States federal agency at the time administering the Securities Act or the Exchange Act.

                  "Common Stock" shall mean the Common Stock, par value $0.01 per share, of Quintiles.

                  "Company" shall have the meaning set forth in the introductory paragraph to this Agreement.

                  "Demand Period" shall have the meaning set forth in Section 2.5(a).

                  "Demand Request" shall have the meaning set forth in Section 2.3(a).

                  "Demanding Holder" shall have the meaning set forth in Section 2.3(a).

                  "Effectiveness Period" shall have the meaning set forth in
Section 2.2(a).

                  "Exchange" shall have the meaning set forth in the second recital of this Agreement.

                  "Exchange Act" shall mean the United States Securities Exchange Act of 1934, as amended, or any United States federal statute then in effect that has replaced such statute, and a reference to a particular section thereof shall be deemed to include a reference to the comparable section, if any, of any such replacement United States federal statute.

                  "Existing Holders" shall mean certain persons who (i) were holders of Common Stock prior to the date of this Agreement or (ii) received or will receive Common Stock in connection with the acquisition by Quintiles of BRI.

                  "Holder" or "Holders" shall have the meaning set forth in the introductory paragraph to this Agreement and shall also include any assignee or transferee of a Registrable

Security (i) (A) that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with the initial Holder or
(B) that is otherwise approved by Quintiles (such approval not to be unreasonably withheld) and (ii) agrees in writing at the time of such assignment or transfer to be bound by the restrictions set forth herein. Otherwise, registration rights are non-transferable except as set forth in Section 11(i) hereof.

                  "Initial Secondary Offering" shall have the meaning set forth in Section 2.1(a).

                  "Initial Shelf Registration" shall have the meaning set forth in Section 2.2(a).

                  "Joining Request" shall have the meaning set forth in Section 2.3(a).

                  "Maximum Number" shall have the meaning set forth in Section 2.3(b).

                  "Notice of Demand Request" shall have the meaning set forth in
Section 2.3(a).

                  "Other Securities" shall have the meaning set forth in the definition of Registrable Securities.

                  "Person" shall mean an individual, trustee, corporation, partnership, joint stock company, trust, unincorporated association, union, business association, firm or other entity.

                  "Pooling Publication Date" shall mean the date on which Quintiles shall have published financial results covering at least 30 days of combined operations of Quintiles and Innovex following the Closing.

                  "Preliminary Prospectus" shall mean any preliminary prospectus that may be included in any Registration Statement.

                  "Priority Period" shall have the meaning set forth in Section 5(a)(v).

                  "Prospectus" shall mean the prospectus included in any Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

                  "Public Offering" shall mean the offer of shares of Common Stock on a broadlydistributed basis, not limited to sophisticated investors, pursuant to a firm-commitment or best-efforts underwriting arrangement.

                  "Registrable Securities" shall mean all shares of Common Stock beneficially owned by a Holder on the date hereof (after giving effect to the Closing) and set forth on Annex A attached hereto. As to any particular Registrable Securities, such shares shall cease to be Registrable Securities (a) when a Registration Statement with respect to the sale of such shares shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such Registration Statement, (b) when such shares shall have been sold under Rule 144 (or any successor provision) under the Securities Act, (c) when such shares shall have ceased to be outstanding, (d) after the Demand Period, when such shares may be transferred without registration under the Securities Act within the limitations of the exemption provided by Rule 144 (only to the extent, and at times, during which the Holders would be able to sell pursuant to such volume limitations a number of shares of Common Stock in any 90-day period that is not less than the limits in Section 2.2(a)), or (e) when a Holder sells or otherwise transfers its Registrable Securities to any person, including another Holder, unless the sale or transfer is to a Holder in compliance with the definition of "Holder"; provided that in the case of clause (d), Quintiles' in-house counsel or regular outside counsel shall have delivered a written opinion addressed to the transfer agent for Quintiles Common Stock to the effect that such shares may be sold without registration pursuant to Rule 144. The Holders shall provide such Rule 144 representation letters in usual and customary form as may reasonably be requested by Quintiles' counsel to provide such opinion. If as a result of any reclassification, stock split, stock dividend, business combination, exchange offer or other transaction or event, any capital stock, evidences of indebtedness, warrants, options, rights or other securities (collectively "Other Securities") are issued or transferred to a Holder in respect of Registrable Securities held by such Holder, references herein to Registrable Securities shall be deemed to include such Other Securities.

                  "Registration Statement" shall mean any registration statement of Quintiles under the Securities Act that covers any of the Registrable Securities, including the prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statements.

                  "Regulations" shall mean the General Rules and Regulation of the Commission under the Securities Act.

                  "Required Holders" shall mean, as of any date of determination, the Holders of 75% in interest of Registrable Securities outstanding as of such date.

                  "Rule 144" shall mean Rule 144 of the Regulations, as such Rule may be amended from time to time, or any similar rule (other than Rule
144A) or regulation hereafter adopted by the Commission providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders of such securities being free of the registration and prospectus delivery requirements of the Securities Act.

                  "Securities Act" shall mean the United States Securities Act of 1933, as amended, or any United States federal statute then in effect which has replaced such statute, and a reference to a particular section thereof shall be deemed to include a reference to the comparable section, if any, of any such replacement statute.

                  "Seller" shall have the meaning set forth in Section 2.3(a).

                  "Share Exchange Agreement" shall have the meaning set forth in the first recital of this Agreement.

                  "Shelf Blackout Period" shall have the meaning set forth in
Section 2.2(d).

                  "Shelf Registration" shall have the meaning set forth in
Section 2.2(b).

                  "Subsequent Shelf Registration" shall have the meaning set forth in Section 2.2(b).

                  "underwritten registration or underwritten offering" shall mean a registration in which securities of Quintiles are sold to an underwriter for reoffering to the public.


SECTION 2.  REGISTRATION RIGHTS.

                  2.1      INITIAL SECONDARY OFFERING.

                  (a) Quintiles shall prepare and file with the Commission a Registration Statement for an offering (the "Initial Secondary Offering") by the Holders of an aggregate of at least 2.7 million shares of its Common Stock and shall use its best efforts to cause such Registration Statement to be declared effective as soon as practicable after the Pooling Publication Date. As part of the Initial Secondary Offering, the Company may issue and sell up to 1 million shares of its authorized but unissued Common Stock, and Existing Holders may sell up to 300,000 shares of Common Stock. If, prior to the completion of the Initial Secondary Offering, any Holder or Holders sell Registrable Securities, the amount of Registrable Securities includible in the Initial Secondary Offering shall be reduced by the amount of such sales and the requirements of the Initial Secondary Offering shall be deemed satisfied if such lesser amount is sold pursuant to the Initial Secondary Offering. The Managing Underwriter for the Initial Secondary Offering will be selected jointly by Quintiles and the Required Holders (the "Initial Managing Underwriter").

                  (b) The number of shares of Common Stock to be offered and sold by the Holders in the Initial Secondary Offering shall be pro rata to their respective shareholdings. In the event that any Holders elect not to include in the Initial Secondary Offering shares of Common Stock which they would otherwise be entitled to include pursuant to the preceding sentence, or Existing Holders or Quintiles elect not to include in the Initial Secondary Offering shares of Common Stock which they would otherwise be entitled to include pursuant to Section 2.1(a) hereof, the number of shares not offered and sold by any such Holders or Existing Holders or Quintiles may be offered and sold by the Holders who so elect pro rata to their respective shareholdings. If the Initial Managing Underwriter for such offering shall advise Quintiles in writing that the number of shares of Common Stock contemplated by Section 2.1(a) exceeds the maximum number which such Initial Managing Underwriter believes in good faith to be appropriate based on market conditions and other factors, including pricing, the identity of Holders and Existing Holders selling shares of Common Stock and the proportion of such shares being sold by Quintiles, Existing Holders and the Holders, respectively, the number of shares of Common Stock shall be reduced among Quintiles, the several Holders and the Existing Holders such that, of the total number of shares of Common Stock offered and sold in the Initial Secondary Offering (without giving effect to the exercise of any overallotment option), 67.5% shall be offered and sold by the Holders, 25.0% shall be offered and sold by Quintiles and 7.5% shall be offered and sold by the Existing Holders.

                  (c) In the event that in connection with the Initial Secondary Offering, an overallotment option is to be granted to the underwriters, shares of Common Stock to be sold pursuant to such option will be sold only by the Holders pro rata to their respective shareholdings. In the event that any Holders elect not to include in the Initial Secondary Offering shares of Common Stock which they would otherwise be entitled to include pursuant to the preceding sentence, the number of shares not offered and sold by any such Holders may be offered and sold by the Holders who so elect pro rata to their respective shareholdings.

                  (d) Quintiles represents to the Holders that it has been advised by the financial advisors advising it on the Exchange that an offering of at least 4 million shares of Common Stock to be sold by Quintiles, Existing Holders and the Holders in the proportions contemplated hereby is feasible based on the assumption that the Exchange is completed and market conditions existing on the date of the Share Exchange Agreement do not deteriorate significantly. If the size of the Initial Secondary Offering may, in the view of the Initial Managing Underwriter, Quintiles and the Holders, be increased to a level in excess of 4 million shares of Common Stock, any shares of Common Stock to be sold in excess of 4 million shall be sold only by the Holders pro rata to their respective shareholdings.

                  (e) Notwithstanding the foregoing, in the event that the Maximum Number (as defined below) of shares of Common Stock to be sold in the Initial Secondary Offering is less than 4 million but in excess of 1.75 million shares, the number of shares to be sold in such a reduced offering by each of Quintiles, the Holders and the Existing Holders, respectively, shall be in such ratio as indicated in Annex B attached hereto.

                  2.2 SHELF REGISTRATION. (a) INITIAL SHELF REGISTRATION. Quintiles shall prepare and file with the Commission no later than 90 days following the settlement of the Initial Secondary Offering, or, if such settlement shall not have occurred on or prior to March 31, 1997, no later than March 31, 1997, one or more Registration Statements under the Regulations covering at least 5 million Registrable Securities for offerings to be made by Holders from time to time in the aggregate amount of no more than 500,000 Registrable Securities in any 90 day period (any or all such Registration Statements being hereinafter referred to as the "Initial Shelf Registration"); provided, however, that the volume of Registrable Securities that may be sold pursuant to the plan of distribution described in any Registration Statement for the Initial Shelf Registration may be increased from time to time by Quintiles after consultation with Goldman, Sachs & Co. upon reasonable prior notice to the Holders. The Initial Shelf and any Subsequent Shelf Registrations shall be non-underwritten. The Initial Shelf Registration shall be on Form S-3 or another appropriate form permitting registration of such Registrable Securities for resale by such Holders in the manner or manners designated by them subject to the provisions hereof. Quintiles shall use its best efforts to cause the Initial Shelf Registration to be declared effective under the Securities Act not later than (i) the 121st calendar day subsequent to the settlement of the Initial Secondary Offering or (ii) if such settlement shall not have occurred on or prior to March 31, 1997, on or as soon as practicable after March 31, 1997 and to keep the Initial Shelf Registration continuously effective under the Securities Act until such time as the earlier of (i) 4 million of the Registrable Securities covered by the Initial Shelf Registration have been sold in the manner set forth and as contemplated in the Initial Shelf Registration,
(ii) a Subsequent Shelf Registration (as defined herein) covering all of the Registrable Securities covered by the Initial Shelf Registration and not previously sold has been declared effective under the Securities Act, (iii) registration of the Registrable Securities is no longer required under the Securities Act and the Holder may sell all remaining Registrable Securities in the open market in amounts that equal or exceed the amount that can be sold under this clause pursuant to the volume and other limitations of Rule 144 or otherwise (giving effect to the 90-day period in both cases), (iv) the covered securities cease to be Registrable Securities or (v) three years have elapsed from the date on which the Initial Shelf Registration was first declared effective (the "Shelf Effectiveness Period").

                  (b) SUBSEQUENT SHELF REGISTRATIONS. If the Initial Shelf Registration or any Subsequent Shelf Registration (as defined below) ceases to be effective for any reason at any time during the Shelf Effectiveness Period (other than because of the sale of all of the securities registered thereunder), Quintiles shall use its best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 30 days of such cessation of effectiveness (i) amend the Shelf Registration in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or (ii) file an additional Registration Statement covering all of the Registrable Securities covered by the Initial Shelf Registration and not previously sold (a "Subsequent Shelf Registration") for an offering to be made by the holders on a delayed or continuous basis under the Regulations. If a Subsequent Shelf Registration is filed, Quintiles shall use its best efforts to cause the Subsequent Shelf Registration to be declared effective as soon as practicable after such filing and to keep such Registration Statement continuously effective for the remaining portion of the Shelf Effectiveness Period. As used herein, the term "Shelf Registration" means the Initial Shelf Registration and any Subsequent Shelf Registration.

                  (c) SUPPLEMENTS AND AMENDMENTS. Quintiles shall supplement and amend the Shelf Registration if required by the Regulations applicable to the registration form used for such Shelf Registration, if required by the Securities Act or the Regulations, or if reasonably requested by the Holders of a majority in interest of the Registrable Securities covered by such Registration Statement.

                  (d) BLACKOUT PERIOD. Notwithstanding the other provisions of this Section 2.2, Quintiles shall have the right to delay the filing of any Shelf Registration otherwise required to be prepared and filed by Quintiles pursuant to this Section 2.2, or to suspend the use of any Shelf Registration, for a period not in excess of 90 days (a "Shelf Blackout Period") if Quintiles determines that the registration and distribution of the Registrable Securities to be covered by such Shelf Registration would materially interfere with any pending financing, acquisition or other transaction involving Quintiles or would require disclosure of information which is in its best interest not to publicly disclose provided, that, the Blackout Period shall earlier terminate upon the completion or abandonment of the relevant financing, acquisition or other transaction or upon public disclosure by Quintiles or public admission by Quintiles of such material nonpublic information or such time as such material nonpublic information shall be publicly disclosed; and provided, further, that Quintiles shall furnish to the Holders a certificate of an executive officer of Quintiles to the effect that an event permitting a Blackout Period has occurred (and no other reason need be given); provided, further, that for each Shelf Blackout Period, the Holders' right to have a minimum number of Registrable Securities sold pursuant to Section 2.2 shall be extended by an equal period beyond the date such right would otherwise have terminated. Quintiles will promptly give the Holders written notice of such determination and an approximation of the period of the anticipated delay; provided, however, that the aggregate number of days included in all Shelf Blackout Periods during any consecutive 12 months shall not exceed 180 days. Each Holder agrees to cease all disposition efforts under such Registration Statement with respect to Registrable Securities held by such Holder immediately upon receipt of notice of the beginning of any Shelf Blackout Period. Quintiles shall provide written notice to the Holders of the end of each Shelf Blackout Period.

                  (e) MANNER OF SALE. The Holders agree that all sales of Registrable Securities covered by a Shelf Registration shall be made through one of the top three market-makers (in terms of NASDAQ-trading volume) in Quintiles Common Stock subject to such market-makers offering best market terms.

                  2.3 DEMAND RIGHTS. (a) Subject to Section 2.3(b) below, at any time, and from time to time, on or after the date on which Holders are first permitted to sell shares following the Initial Secondary Offering any Holder or group of Holders who hold and propose to sell Registrable Securities with an aggregate value of at least $50 million (herein, individually or collectively, as the case may be, a "Demanding Holder"), shall have the right to require Quintiles to file a Registration Statement under the Securities Act for a Public Offering of all or part of such Demanding Holder's Registrable Securities, up to a maximum of 2.7 million shares in the aggregate, reduced by the number of shares of Common Stock previously sold by

Holders in the Initial Secondary Offering or pursuant to any prior Demand Request, by delivering written notice thereof to Quintiles specifying the number of Registrable Securities to be included in such registration and the intended method of distribution thereof (the "Demand Request"). Quintiles shall, within 10 days after receipt, give written notice by facsimile transmission (the "Notice of Demand Request") of such Demand Request to all Holders of any Registrable Securities. Thereupon Quintiles shall prepare and file with the Commission as promptly as practicable following the receipt of the Notice of Demand Request, and in any event within 30 days thereafter, a Registration Statement covering, and shall use its best efforts to effect the registration under the Securities Act of, (i) the Registrable Securities included in the Demand Request, for disposition in accordance with the intended method of disposition stated in the Demand Request and (ii) all other Registrable Securities as to which the Holders thereof that have received a Notice of Demand Request and shall have made a written request (a "Joining Request") to Quintiles for registration thereof within ten days after the transmittal of such Notice of Demand Request, in each case subject to the 2.7 million (or lesser) share maximum referred to in the preceding sentence, all to the extent necessary to permit the sale or other disposition by such Holders (each, a "Seller" and, collectively, the "Sellers") of such Registrable Securities.

                  (b) Quintiles's obligations pursuant to Section 2.3(a) above are subject to the following limitations and conditions: (i) Quintiles shall not be obligated to fulfill the requirements or file the Registration Statement referred to therein (A) during any period of time (not to exceed sixty (60) days in the aggregate with respect to each request) when Quintiles has determined to proceed with a Public Offering (whether for its own account or that of any Holder pursuant to any previously received Demand Request and related Joining Request) and, in the judgment of the managing underwriter thereof, the fulfillment of such requirements or such filing would have an adverse effect on the material terms of such offering, (B) during any period of time (not to exceed ninety (90) days with respect to each request) when Quintiles is in possession of material information that Quintiles (x) has determined, after advice of Quintiles's lead US securities counsel, would be required to be disclosed in an offering registered under the Securities Act and (y) reasonably deems is in Quintiles's best interests not to publicly disclose, or (C) during the 90-day period following the effectiveness of any previous Registration Statement (the periods of time referred to in subclauses (A), (B) and (C) hereof being hereinafter referred to as "Blackout Periods"); provided, that the aggregate period of time during which Quintiles shall be relieved from its obligation to file such a Registration Statement pursuant to this clause (i) shall in no event exceed ninety (90) consecutive days with respect to each request; provided, further, that, in the case of a Blackout Period pursuant to sub-clause (i)(A) above, the Blackout Period shall earlier terminate upon the completion or abandonment of the relevant securities offering; provided, further, that in the case of a Blackout Period pursuant to sub-clause (i)(B) above, the Blackout Period shall earlier terminate upon public disclosure by Quintiles or public admission by Quintiles of such material nonpublic information or such time as such material nonpublic information shall be publicly disclosed without breach of the last sentence of this subsection (b); and provided, further, that in the case of a Blackout Period pursuant to subclauses (i)(A), (B) or (C) above, Quintiles shall furnish to the Security Holders a certificate of an executive officer of Quintiles to the effect that an event permitting a Blackout Period has occurred and is continuing (and no other reason need be given); provided, further, that Quintiles shall not be entitled to exercise its rights under sub-clause (i)(B) more than three (3) times in any twenty-four (24) month period, and under sub-clause (i)(C) more than one (1) time in any nine-month period; and provided, further, that if prior to the expiration of any Blackout Period the Demanding Holders withdraw their Demand Request, such request shall not be considered a Demand Request for purposes of this Section 2.3(b) and such Demand Request and any Joining Request related thereto shall be of no further effect; (ii) Quintiles shall not be required to maintain the effectiveness of a Registration Statement filed pursuant to Section 2.3(a) for a period in excess of thirty (30) days; (iii) the minimum aggregate offering price of any such Public Offering, as estimated in good faith by the managing underwriter thereof immediately prior to the time the Registration Statement with respect to any such Public Offering becomes effective, shall be at least $50 million; (iv) the number of shares of Common Stock to be sold in any such Public Offering shall not exceed the maximum number which the managing underwriter thereof considers in good faith to be appropriate based on market conditions and other relevant factors, including pricing, the identity of the Holders and Existing Holders selling shares of Common Stock and the proportion of shares of Common Stock being sold by Quintiles, by the Holders and by the Existing Holders (the "Maximum Number"); and (v) Quintiles shall not during the Demand Period (as defined below) be obligated to effect more than one Demand Registration in any six-month period.

                  (c) Subject to Section 2.5, Quintiles may elect to include in any Registration Statement filed pursuant to this Section 2.3 any authorized but unissued shares of Common Stock; provided, that such inclusion shall be permitted only to the extent that it is pursuant to and subject to the terms of any underwriting agreement or arrangements entered into by the Demanding Holders whose Registrable Securities are also included therein.

                  (d) A request by a Holder or Holders that Quintiles file a Registration Statement shall not be considered a Demand Request if the Registration Statement relating thereto does not become effective, through no fault of the Holders.

                  2.4. "PIGGY-BACK" RIGHTS. If at any time within three years from the settlement of the Initial Secondary Offering, Quintiles proposes to register any authorized but unissued shares of Common Stock under the Securities Act on a registration statement on Form S-1, Form S-2 or Form S-3 (or an equivalent general registration form then in effect) for purposes of a Public Offering by Quintiles of such shares, Quintiles shall give written notice of such proposal at least twenty (20) days before the anticipated filing date, which notice shall include the intended method of distribution of such shares, to each of the Holders who hold Registrable Securities. Such notice shall specify at a minimum the number of shares of Common Stock proposed to be registered, the proposed filing date of such registration statement, any proposed means of distribution of such shares and the proposed managing underwriter, if any. Subject to Section 2.5, upon the written request of any such Holder, given within ten (10) days after the receipt of any such written notice by facsimile confirmed by mail (which request shall specify the Registrable Securities intended to be disposed of by such Holder), Quintiles will use its best efforts to include in the registration statement with respect to such Public Offering the number of the Registrable Securities referred to in such Holder's request; provided, that, any participation in such Public Offering by such Holders shall be on substantially the same terms as Quintiles's participation therein; and provided, further, that the number of Registrable Securities to be included in any such Public Offering shall not exceed the Maximum Number. Any such Holder shall have the right to withdraw a request to include Registrable Securities in any Public Offering pursuant to this Section
2.4 by giving written notice to Quintiles of its election to withdraw such request at least five (5) days prior to the proposed effective date of such registration statement.

                  2.5. ALLOCATION OF SECURITIES INCLUDED IN A PUBLIC OFFERING. If the managing underwriter for any Public Offering to be effected pursuant to
Section 2.3 or Section 2.4 of this Agreement shall advise Quintiles and the Sellers in writing that the number of shares of Common Stock sought to be included in such Public Offering (including those sought to be offered by Quintiles, those sought to be offered by Sellers and those sought to be offered by Existing Holders) is more than the Maximum Number, the shares of Common Stock to be included in such Public Offering shall be allocated pursuant to the following procedures:

                  (a) until such time as the Holders have sold in the aggregate at least 2.7 million shares of Common Stock (whether through the Initial Secondary Offering or otherwise) (the "Demand Period"), Registrable Securities to be sold pursuant to any Registration Statement (whether as a result of a Demand Request or otherwise, but not including any Shelf Registration Statement) shall be allocated among the Holders and Quintiles and Existing Holders such that, of the total number of shares sold pursuant to such Registration Statement, 67.5% shall be sold by the Holders, 25% shall be sold by the Company and 7.5% shall be sold by Existing Holders; provided that (i) to the extent that Existing Holders or Quintiles elect not to sell pursuant to such Registration Statement shares of Common Stock which they would otherwise be entitled to sell pursuant to the preceding clause, the number of shares not sold by such Existing Holders or Quintiles may be sold by the Holders who so elect pro rata to their respective shareholdings, and (ii) in the event that in connection with any underwritten offering pursuant to any such Registration Statement an overallotment option is granted to the underwriters, shares of Common Stock to be sold pursuant to such option shall be sold by the Holders pro rata to their respective shareholdings;

                  (b) if, following the end of the Demand Period, such registration or Public Offering is pursuant to Section 2.4 of this Agreement, (x) first, securities sought to be included at the request of Quintiles shall be included, and (y) second, if the number of securities to be registered exceeds the Maximum Number, the amount of Registrable Securities proposed to be offered by Holders shall be reduced as agreed among such Holders, to the extent necessary to reduce the total amount of securities to be included in such offering to the Maximum Number; provided that shares to be sold by the Holders are not reduced to less than 20% of all shares to be sold in such Public Offering.

                  2.6. REQUIREMENTS WITH RESPECT TO REGISTRATION. Subject to
Section 4 and to Quintiles's rights with respect to Blackout Periods and Shelf Blackout Periods, if and whenever Quintiles is required by the provisions hereof to use its best efforts to register any Registrable Securities under the Securities Act, Quintiles shall:

                  (a) As promptly as practicable (and in the case of a Demand Request, in no event more than 30 days following such Demand Request) prepare and file with the Commission a Registration Statement with respect to such Registrable Securities and use its best efforts to cause such Registration Statement to become and remain effective; provided, however, that, before filing any Registration Statement or prospectus or any amendments or supplements thereto, Quintiles shall furnish to and afford the Holders of the Registrable Securities covered by such Registration Statement, and the managing underwriters, if any, a reasonable opportunity to review and comment on copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed.

                  (b) As promptly as practicable, prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement current and effective and to comply with the provisions of the Securities Act, and the Regulations, with respect to the sale or disposition of such Registrable Securities (the "Effectiveness Period"). In the event of an underwritten offering, Quintiles shall select the managing underwriter(s), except as provided in Section 2.1(a).

                  (c) Promptly notify each Seller of any Registrable Securities covered by such Registration Statement (A) when the Registration Statement or any related prospectus or any amendment or supplement has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (B) of any request by the Commission for amendments or supplements to the Registration Statement or the related prospectus or for additional information, (C) of any order issued or threatened by the Commission suspending the effectiveness of such Registration Statement, preventing or suspending the use of a prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Securities for sales in any jurisdiction Quintiles shall use its best efforts to prevent the issuance of any such order and, if any such order is issued, shall use its best efforts to obtain the withdrawal of any such order at the earliest possible moment or (D) of the receipt by Quintiles of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceedings for such purpose.

                  (d) Immediately upon becoming aware thereof, notify each Seller and underwriter of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and promptly make available to each Seller and underwriter any such supplement or amendment, unless suspension of the use of such prospectus otherwise is authorized herein or in the event of a Blackout Period or Shelf Blackout Periods, in which case no supplement or amendment need be furnished. The Holders may not make use of any Registration Statement while its use is suspended.

                  (e) Use its best efforts to register or qualify the Registrable Securities covered by such Registration Statement under such securities or blue sky laws of such jurisdictions in the United States as the Sellers participating in the Public Offering or the managing underwriter thereof shall reasonably request, and do any and all other acts and things that may be reasonably necessary to enable each participating Seller or underwriter to consummate the disposition of the Registrable Securities in such jurisdictions; provided, however, that in no event shall Quintiles be required to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified; or to execute or file any general consent to service of process under the laws of any jurisdiction.

                  (f) Make available upon reasonable advance notice for inspection by any Seller of such Registrable Securities, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other professional retained by any such Seller or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of Quintiles (collectively, the "Records") as shall be reasonably necessary to enable them to conduct a "reasonable" investigation for purposes of Section 11(a) of the Securities Act and cause Quintiles's officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such Registration Statement.

                  (g) Use its best efforts to cause all Registrable Securities covered by such Registration Statement to be (A) qualified for trading on the National Association of Securities Dealers Automated Quotation--National Market System ("NASDAQ") and (B) listed or qualified for trading on any other stock exchange or quotation service on which Quintiles's outstanding shares of Common Stock are listed or qualified for trading.

                  (h) Furnish to each Seller and each underwriter of the Registrable Securities covered by such Registration Statement such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each Preliminary Prospectus) and such other documents as such Holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Seller.

                  (i) In connection with an underwritten offering of Registrable Securities, enter into an underwriting agreement in such form as is customary in underwritten offerings made by selling security holders and take all such other actions as are reasonably requested by the managing underwriters for such underwritten offering in order to expedite or facilitate the registration or the disposition of such Registrable Securities, and in such connection, (A) make such representations and warranties to the underwriters and the Sellers with respect to the business of Quintiles and its subsidiaries, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by issuers to underwriters in underwritten offerings made by selling security holders, and confirm the same on the settlement date for the offering; (B) cause opinions of counsel to Quintiles (which counsel and opinions shall be reasonably satisfactory to the managing underwriters), to be delivered to the underwriters and the Sellers covering the matters customarily covered in opinions requested in underwritten offerings by selling security holders; (C) cause "cold comfort" letters and updates thereof (which letters and updates shall be reasonably satisfactory to the managing underwriters) from the independent certified public accountants of Quintiles (and, if necessary, any other independent certified public accountants of any subsidiary of Quintiles or of any business acquired by Quintiles for which financial statements and financial data are, or are required to be, included in the Registration Statement), to be delivered to each of the underwriters and the Sellers of such Registrable Securities included in such underwritten offering (if such accountants are permitted under applicable law and accounting literature to so address "cold comfort" letters), such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings by selling security holders; and (D) if an underwriting agreement is entered into, the same shall contain customary indemnification provisions and procedures from Quintiles in favor of both the Sellers of such Registrable Securities and the underwriters or selling agents. The delivery of certificates, opinions and letters referred to above shall be done at each closing under such underwriting agreement, as and to the extent required thereunder.

                  (j) Comply with all applicable rules and regulations of the Commission and make generally available to security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) not later than 45 days after the end of any 12- month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (A) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a Public Offering and (B) if not sold to underwriters in such an offering, commencing on the first day of the fiscal quarter of Quintiles after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

                  (k) Cooperate with each Seller and the managing underwriter, if any, participating in the disposition of such Registrable Securities in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD").

                  (l) Use its best efforts to take all other steps reasonably necessary to effect the registration, offering and sale of the Registrable Securities covered by a Registration Statement contemplated hereby and enter into any other customary agreements and take such other actions, including participation in "roadshows", as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities.

                  (m) Until there are no Registrable Securities outstanding or, if earlier, March 31, 1999, at the reasonable request of the Holders, hold periodic meetings with representatives of the Holders to report on the market for Quintiles's shares and opportunities for such Holders to effect sales of Registrable Securities.

                  (n) With respect to any Registration Statement under Section 2 hereof, the Company may require each Holder disposing of Registrable Securities covered by such Registration Statement to furnish such information regarding the Holder and such Holder's intended disposition of Registrable Securities as the Company may from time to time reasonably request (with reasonable prior notice) in writing. If any such information with respect to the Holder is not furnished within a reasonable period of time after receipt of such request, the Company may exclude such Holder's Registrable Securities from such Registration Statement.

SECTION 3.   HOLD-BACK AGREEMENT.

                  (a) Each Holder whose Registrable Securities are covered by a Registration Statement filed pursuant hereto agrees, that it will upon the reasonable request (pursuant to a timely written notice) of the managing underwriter or underwriters in an underwritten offering, not to effect any public sale or distribution of any of the securities of Quintiles being registered, or any similar security of Quintiles, or any securities convertible or exchangeable or exercisable for such securities, including sale pursuant to Rule 144 (except in each case as part of such underwritten offering), during the period beginning 30 days prior to, and ending 120 days after, the closing date of each underwritten offering made pursuant to such Registration Statement, to the extent timely notified in writing by Quintiles or by the managing underwriter of such underwritten offering.

                  (b) Each Holder agrees with each other Holder that in connection with any underwritten offering it will not vote shares of Common Stock held by it for any capital increase the effect of which would be that Quintiles could effect any public sale or distribution of any shares of Common Stock of Quintiles, or any similar security of Quintiles, or any securities convertible or exchangeable or exercisable for such securities (except as part of such offering), during the period beginning 30 days prior to and ending 120 days after the closing date of such underwritten offering, to the extent timely notified and requested in writing by Quintiles or by the managing underwriter of such underwritten offering.


SECTION 4.  REGISTRATION EXPENSES.

                  (a) Except as provided in clause (b) below, all fees and expenses incident to the registration and sale of the Registrable Securities shall be borne by Quintiles whether or not a Registration Statement is filed or becomes effective, including, without limitation, (i) all registration and filing fees (including, without limitation, (A) fees with respect to filings required to be made with the NASD in connection with an underwritten offering and (B) fees and expenses of compliance with state securities or Blue Sky laws (including, without limitation, fees and disbursements of counsel for Quintiles or the underwriters, or both, in connection with Blue Sky qualifications of the Registrable Securities)), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company, printing Preliminary Prospectuses, Prospectuses, and printing or preparing any underwriting agreement, agreement among underwriters and related syndicate or selling group agreements, pricing agreements and Blue Sky memoranda), (iii) fees and disbursements of counsel for Quintiles, (iv) fees and disbursements of all independent certified public accountants for Quintiles (including, without limitation, the expenses of any "cold comfort" letters required by or incident to such performance), (v) the fees and expenses of any "qualified independent underwriter" or other independent appraiser participating in an offering pursuant to Section 3 of Rule 2720 of the Conduct Rules of the NASD, (vi) Securities Act liability insurance, if Quintiles so desires such insurance,
(vii) the expenses and costs of any roadshow (including travel, meals, accommodation and other arrangements for any investor presentations or meetings); (viii) the fees, expenses and costs of any public relations, investor relations or other consultants retained by Quintiles in connection with any roadshow (including travel and other arrangements for any investor presentations or meetings); (ix) all out-of-pocket expenses of Quintiles (including, without limitation, expenses incurred by officers and employees of Quintiles performing legal or accounting duties or participating in "roadshow" presentations), and
(x) the fees and expenses incurred in connection with the quotation or listing of shares of Common Stock on any securities exchange or automated securities quotation system ((i) through (x) above collectively, "Registration Expenses").

                  (b) Each Seller shall pay all underwriting discounts and commissions or broker's commissions incurred in connection with the sale or other disposition of Registrable Securities for or on behalf of such Seller's account and any fees and expenses of legal counsel and other advisors separately engaged by them for such Seller.

SECTION 5.  REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

                  (a) Quintiles Representations, Warranties and Agreements. Quintiles represents and warrants to, and agrees with, each Holder that:

                           (i) Quintiles has all requisite corporate power and authority to execute, deliver, and perform this Agreement. This Agreement has been duly authorized, executed, and delivered by Quintiles. No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any United States federal, state, local, or other governmental authority or any court or other tribunal is required by Quintiles for the execution, delivery or performance of this Agreement by Quintiles (except filings under the Securities Act which will be made and any consents under Blue Sky or state securities laws which will be obtained).

                           (ii) Quintiles shall not enter into any transaction involving the issuance or transfer by any other Person of Other Securities to any Holder, or any merger or consolidation in which it is not the surviving Person, or any sale, lease or other transfer of all or substantially all the assets of Quintiles, unless effective provision is made for the assumption by such other Person, jointly and severally with Quintiles if Quintiles shall remain in existence, of all of the obligations of Quintiles hereunder, and in the case of any such issuance or transfer, the registration of such Other Securities on the same basis as the registration of the other Registrable Securities hereunder.

                           (iii) The execution and delivery of this Agreement by Quintiles do not, and the consummation of the transactions contemplated hereby will not, violate, conflict with, or result in a breach of any provision of, or constitute a default (with or without notice or lapse of time or both) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination, cancellation, or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets (any such violation, conflict, breach, default, right of termination, cancellation or acceleration, loss or creation, a "Violation") of Quintiles or any of its subsidiaries pursuant to any provisions of (i) the articles of incorporation, by-laws or similar governing documents of Quintiles or any of its subsidiaries, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any governmental authority applicable to Quintiles or any of its subsidiaries or any of their respective properties or assets or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which Quintiles or any of its subsidiaries is a party or by which it or any of its properties or assets may be bound or affected.

                           (iv) Quintiles covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act, will make available "adequate current public information concerning Quintiles within the meaning of paragraph (c) of Rule 144" and that it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable Holders to sell Registrable Securities without registration under the Securities Act pursuant to the exemptions provided by Rule 144. Upon the request of any Holder, Quintiles will deliver to such Holder a written statement as to whether it has complied with such requirements.

                          (v) Quintiles covenants that it will not conduct any offering of equity (or equity-linked) securities, whether registered under the Securities Act or otherwise, from and after the date of the Closing until the earlier of (A) the closing of the Initial Secondary Offering and (B) March 31, 1997 (the "Priority Period") (excluding, for the avoidance of doubt, the Initial Secondary Offering itself), other than securities issued (i) in connection with Quintiles's acquisition of BRI, (ii) pursuant to any employee benefit plans, employee stock option plans and stock purchase plans of Quintiles as in effect as of the date of this Agreement, and (iii) shares of Common Stock issued upon conversion of the convertible debentures of Quintiles outstanding as of the date of this Agreement.

                 (b) Holder Representations, Warranties and Agreements. Each Holder represents and warrants to, and agrees with, Quintiles, that:

                          (i) Such Holder, if not a natural person, is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization. Such Holder has all requisite power and authority to execute, deliver, and perform this Agreement. This Agreement has been duly authorized by such Holder, if not a natural person, and has been duly executed and delivered by such Holder.

                          (ii) Neither such Holder nor any such Holder's Affiliates will take, directly or indirectly, during the term of this Agreement, any action designed to stabilize (except as may be permitted by applicable law) or manipulate the price of any security of Quintiles.

                          (iii) Such Holder shall promptly furnish to Quintiles upon Quintiles's request any and all information as may be required by, or as may be necessary or advisable to comply with the provisions of, the Securities Act, the Regulations, the Exchange Act, and the rules and regulations of the Commission thereunder in connections with the preparation and filing of any Registration Statement pursuant hereto, or any amendment or supplement thereto, or any Preliminary Prospectus or Prospectus included therein.

SECTION 6.   SURVIVAL OF REPRESENTATIONS AND AGREEMENTS.

             All representations, warranties, covenants and agreements contained in this Agreement shall be deemed to be representations, warranties, covenants and agreements at the effective date of each Registration Statement contemplated by this Agreement, and such representations, warranties, covenants and agreements, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Quintiles, any Holder, or any other Person and shall survive termination of this Agreement.


SECTION 7.   INDEMNIFICATION

             (a) Indemnification by Quintiles. Quintiles shall, without limitation as to time, indemnify and hold harmless, to the fullest extent permitted by law, each holder of Registrable Securities, and any underwriter participating in the distribution, their respective officers, directors and agents and employees of each of them, each Person who controls each such holder or any such underwriter (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling person (individually, an "Indemnified Person") from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of investigating, preparing to defend, defending and appearing as a third-party witness and attorney's fees and disbursements) and expenses, including any amounts paid in respect of any settlements (collectively, "Losses"), joint or several, without duplication, as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or form of prospectus, or in any amendment or supplements thereto or in any Preliminary Prospectus, or arising out of or based upon, in the case of the Registration Statement or any amendments thereto, any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and, in the case of the Prospectus or form of prospectus, or in any amendments or supplements thereto, or in any Preliminary Prospectus, any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading except, in either case,
(i) to the extent, but only to the extent, that such untrue or alleged untrue statement or omission or alleged omission has been made therein in reliance upon and in conformity with information furnished in writing to Quintiles by such Indemnified Person expressly for use therein and (ii) if the person asserting any such Losses who purchased the Registrable Securities which are the subject thereof did not receive a copy of an amended Preliminary Prospectus or the final Prospectus (or the final Prospectus as amended or supplemented) at or prior to the written confirmation of the sale of such Registrable Securities to such person and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact made in such Preliminary Prospectus was corrected in the amended Preliminary Prospectus or the final Prospectus (or the final Prospectus as amended and supplemented).

                  (b) Indemnification by Holder of Registrable Securities. In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder of Registrable Securities shall furnish to Quintiles in writing such information as Quintiles reasonably requests for use in connection with any Registration Statement or Prospectus, and shall severally, without limitation as to time, indemnify and hold harmless, to the fullest extent permitted by law, Quintiles, any underwriter participating in the distribution and their respective directors, officers, agents and employees, each Person who controls Quintiles or any such underwriter (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling person, from and against any and all Losses, as incurred, arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus, or form of prospectus, or in any amendment or supplement thereto or in any Preliminary Prospectus, or arising out of or based upon, in the case of the Registration Statement or any amendments thereto, any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and, in the case of the Prospectus, or form of prospectus, or in any amendments or supplements thereto, or in any Preliminary Prospectus, any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in either case, to the extent, but only to the extent, that such untrue or alleged untrue statement or omission or alleged omission has been made therein in reliance upon and in conformity with information furnished in writing to Quintiles by such Holder expressly for use therein or (ii) the failure of such participating Holder or any underwriter acting for such participating Holder at or prior to the written confirmation of the sale of the Registrable Securities to send or deliver a copy of an amended Preliminary Prospectus or the final Prospectus (or the final Prospectus as amended or supplemented) to the person asserting any such Losses who purchased the Registrable Securities which are the subject thereof and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact made in such Preliminary Prospectus was corrected in the amended Preliminary Prospectus or the final Prospectus (or the final Prospectus as amended and supplemented). In no event shall the liability of any Seller of Registrable Securities hereunder be, or be claimed by Quintiles to be, greater in amount than the dollar amount of the proceeds actually received by such Seller upon the sale of the Registrable Securities giving rise to such indemnification obligation.

                  (c) Conduct of Indemnification Proceedings. Each Indemnified Person shall give prompt notice to the party or parties from which such indemnity is sought (the "indemnifying parties") of the commencement of any action or proceeding (including any governmental investigation) (collectively "Proceedings" and individually a "Proceeding") with respect to which such Indemnified Person seeks indemnification or contribution pursuant hereto; provided, however, that the failure so to notify the indemnifying parties shall not relieve the indemnifying parties from any obligation or liability except to the extent that the indemnifying party was otherwise unaware of such Proceeding and the indemnifying parties shall have been materially prejudiced by such failure. The indemnifying parties shall have the right, exercisable by giving written notice to an indemnified party promptly after the receipt of written notice from such indemnified party of such Proceeding, to assume, at the indemnifying parties' expense, the defense of any such proceeding, with counsel reasonably satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such Proceeding; provided, however, that an indemnified party or parties (if more than one such indemnified party is named in any Proceeding) shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless: (1) the indemnifying party or parties agree to pay such fees and expenses; or (2) the indemnifying parties fail promptly to assume the defense of such Proceeding or fail to employ counsel reasonably satisfactory to such indemnified party or parties; or (3) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party or parties shall have been advised by counsel that there may be a conflict between the positions of the indemnifying party or an affiliate of the indemnifying party and such indemnified party or parties in conducting the defense of such action or proceeding or that there may be legal defenses available to such indemnified party or parties different from or in addition to those available to the indemnifying party or such affiliate, in which case, if such indemnified party or parties notifies the indemnifying parties in writing that it elects to employ separate counsel at the expense of the indemnifying parties, the indemnifying parties shall not have the right to assume the defense thereof and such counsel shall be at the expense of the indemnifying parties, it being understood, however, that the indemnifying parties shall not, in connection with any one such Proceeding or separate but substantially similar or related Proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for such indemnified party or parties. Whether or not such defense is assumed by the indemnifying parties, such indemnifying parties or indemnified party or parties will not be subject to any liability for any settlement made without its or their consent (but such consent will not be unreasonably withheld). No indemnifying party shall be liable for any settlement of any such action or proceeding effected without its written consent, but if settled with its written consent each indemnifying party jointly and severally agrees, subject to the exception and limitations set forth above, to indemnify and hold harmless each indemnified party from and against any loss or liability by reason of such settlement. No indemnification provided for in Section 7(a) or Section 7(b) shall be available to any party who shall fail to give notice as provided in this Section 7(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party otherwise than on account of the provisions of Section 7(a) or Section 7(b).

                  (d) Contribution. If the indemnification provided for in this
Section 7 is unavailable to an indemnified party or is insufficient to hold such indemnified party harmless for any Losses in respect to which this Section 7 would otherwise apply by its terms, except by reasons of Section 7(a)(i) or (ii) hereof or the failure of the indemnified party to give notice as required in Section 7(c) hereof (provided that the indemnifying party was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice), then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall have an obligation to contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. Where the indemnified party is an underwriter participating in the distribution of Registrable Securities, however, each indemnifying party, and, in addition, if the indemnifying party is a Holder, Quintiles, shall have an obligation to contribute to the amount paid or payable by such indemnified part as the result of such Losses in such proportion as is appropriate to reflect not only (i) the relative fault of Quintiles, the Holders and the underwriters in connection with the actions, statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations, but also (ii) the relative benefits received by the Holders on the one hand and the underwriters on the other hand from the distribution of the Registrable Securities. The relative benefit derived by the parties shall be determined by reference to, among other things, the fact that Quintiles entered into this Agreement to induce the Holders to engage in the transaction in which the Registrable Securities were acquired. The relative benefits received by the Holders on the one hand and the underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from any such offering (before deducting expenses) received by the Holders bear to the total underwriting discounts or commissions received by the underwriters. The relative fault of such indemnifying party, on the one hand, and indemnified party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any Proceeding, to the extent such party would have been indemnified for such expenses if the indemnification provided for in Section 7(a) or 7(b) were available to such party.

                  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 7(d), an indemnifying party that is a selling Holder of Registrable Securities shall not be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities sold by such indemnifying party and distributed to the public were offered to the public (net of any underwriting discounts and commissions and expenses) exceeds the amount of any damages that such indemnifying party has otherwise been required to pay or has paid by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

             (e) Remedies Cumulative. The indemnity, contribution and expense reimbursement obligations under this Section 7 shall be in addition to any liability each indemnifying person may otherwise have and shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party.

             (f) Underwriting Agreement Controls. In the event of any conflict between the indemnification and contribution terms as herein set forth and as set forth in any underwriting agreement entered pursuant hereto, the underwriting agreement shall control.


SECTION 8.   UNDERWRITTEN REGISTRATION

             No Holder of Registrable Securities may participate in any underwritten registration hereunder unless such Holder (i) agrees to sell such Holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the Holders of a majority of Registrable Securities included in such offering, and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, custodial or escrow agreements and other documents required under the terms of such underwriting arrangements.


SECTION 9.   UNREGISTERED OFFERINGS

             The parties hereto hereby agree that, in the event that Quintiles or one or more Holders propose to make an underwritten Public Offering of shares of Common Stock (i) that is exempt from, or not subject to, the registration requirements of the Securities Act pursuant to Regulation S (or any successor or similar regulation) thereunder and (ii) with respect to which the Holder or Holders proposing such underwritten offering request the cooperation and participation of Quintiles or the management of Quintiles in performing due diligence and marketing such offering to potential investors, the relevant notice provisions of Section 2.3 or 2.4 will state that the offering is proposed to be made on an unregistered basis pursuant to Regulation S. In that event, the parties agree to proceed with such an offering on an unregistered basis pursuant to Regulation S in good faith as and to the extent provided herein with respect to a registered offering and that the provisions of this Agreement will apply mutatis mutandis to such unregistered offering, including, without limitation, provisions relating to Joining Notices, Quintiles's ability to delay an offering, allocations of securities included in an offering, Quintiles's obligations with respect to an offering (including indemnification provisions and procedures), selection of underwriters, hold-back agreements, expenses associated with an offering and representations and warranties.

SECTION 10.  PRIORITY OF HOLDERS

             Until the end of the Demand Period, the following conditions shall apply (subject to waiver by the Required Holders); Quintiles shall use reasonable efforts to cause Dr. Dennis B. Gillings (i) not to sell or otherwise transfer shares other than (A) to a private transferee which agrees to be bound by these provisions or (B) to the public in an amount and manner specified in Rules 144(e) and (f), respectively, of the Regulations, regardless of the applicability of such rules to a proposed transfer and (ii) if requested by the managing underwriter or underwriters in an underwritten offering, not to effect any public sale or distribution of any securities of Quintiles being registered, or any similar security of Quintiles, or any securities convertible or exchangeable or exercisable for such securities including sales pursuant to Rule 144 (except in each case as part of such underwritten offering), during the period beginning 30 days prior to, and ending 120 days after, the closing date of each underwritten offering made pursuant to such Registration Statement, to the extent timely notified in writing by Quintiles or by the managing underwriter of such underwritten offering.

SECTION 11.  MISCELLANEOUS

             (a) Remedies. In the event of breach by any party of any of its obligations under this Agreement, the other parties, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. Quintiles and each Holder agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by Quintiles or such Holder, as the case may be, of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, Quintiles or such Holder, as the case may be, shall waive the defense that a remedy at law would be adequate. No failure or delay on the part of Quintiles or any Holder in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

             (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless Quintiles has obtained the written consent of Holders of at least 90% of the then outstanding Registrable Securities. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Registrable Securities may be given by Holders of at least a majority of the Registrable Securities being sold by Holders pursuant to such Registration Statement; provided, however, that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence.

                  (c) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by telecopier (receipt of which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  if to Quintiles, to:

                         Quintiles Transnational Corp.
                         4709 Creekstone Drive, Riverbirch Building, Suite 300 Durham, North Carolina 27703
                         Attention: Gregory D. Porter, Esq.

                  with a copy to its counsel,:

                         Smith, Anderson, Blount, Dorsett, Mitchell &
                           Jernigan, L.L.P.
                         Post Office Box 2611
                         Raleigh, North Carolina  27602-2611
                         Attention:  Gerald F. Roach, Esq.


                  If to Holders, at the addresses listed on Annex A hereto.

                  with a copy to:

                         Sullivan & Cromwell
                         9a Ironmonger Lane
                         London EC2V 8EY, England
                         Telecopy:   44-171-710-6565
                         Telephone:   44-171-710-6500
                         Attention:   Scott D. Miller

                  (d) Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  (e) Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

                  (f) Entire Agreement; No Third Party Beneficiaries. This Agreement (including the documents and the instruments referred to herein) (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (ii) except as contemplated by the definition of "Holders" in Section 1 hereof, is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

                  (G) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, USA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

                  (h) Severability. Wherever possible, each provision hereof shall be interpreted in such a manner as to be valid, legal and enforceable under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating or rendering unenforceable the remainder of this Agreement, unless such a construction would be unreasonable or materially impair the rights or any party hereto.

                  (i) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without prior written consent of the other parties, except as may otherwise occur by operation of the definition of "Holders" in Section 1 hereof or to another Holder who, by such assignment, agrees to be bound by the restrictions set forth herein. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

                  (j) Attorney's Fees. As between parties to this Agreement, in any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorney's fees in addition to its costs and expenses and any other available remedy.

                  (k) Use of Terms. This Agreement contemplates the filing of Registration Statements under the Securities Act on numerous occasions involving various offers of securities. In connection with such Registration Statements, there may be identified therein one or more underwriters through which securities are to be offered on behalf of Quintiles or one or more of the Holders, or both, pursuant to either a "firm-commitment" or "best-efforts" arrangement, and, in the case where there is more than one underwriter, one or more of the underwriters may be designated as the "manager" or "representative" or the "co-managers" or "representatives" of the several underwriters. Accordingly, all references herein to an "underwriter" or "underwriters" are intended to refer to a "principal underwriter" (as defined in Rule 405 of the Regulations) and to provide for those transactions in which securities may be offered by or through one or more underwriters, and not to imply that any of the transactions contemplated hereby is conditioned in any manner whatsoever on the participation therein by one or more underwriters on behalf of any party. Nothing contained herein relating to Quintiles's obligation to enter into an underwriting agreement at any time or from time to time in the future shall impair, alter, restrict or otherwise affect in any manner whatsoever the duties of the Board of Directors of Quintiles under applicable law in approving the form, terms and provisions thereof.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                                                         ANNEX A

                               Identity of Holders
                               -------------------

==========================================================================================================================
Name                                       Address                               Registrable Securities
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

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==========================================================================================================================

                                                                         ANNEX B

                      Ratio for Initial Secondary Offering
                 (Maximum Number of Shares Less than 4,000,000)
                 ----------------------------------------------

========================================================================================================================
                                                   Holders                  Quintiles                 Existing
        Maximum No. of Shares to                                                                       Holders
        be sold in the Offering
                                         -------------------------------------------------------------------------------
                                                     (%)                       (%)                       (%)
------------------------------------------------------------------------------------------------------------------------
          4,000,000-2,700,000                       67.5                      25.0                       7.5
------------------------------------------------------------------------------------------------------------------------
          2,700,000-2,250,000                       71.0                      22.5                       6.5
------------------------------------------------------------------------------------------------------------------------
          2,250,000-1,750,000                       72.0                      21.5                       6.5
========================================================================================================================